UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ZALE CORPORATION (Name of Registrant as Specified in its Charter)
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ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000

May 1, 2014

Dear Stockholder:

        A special meeting of stockholders of Zale Corporation, a Delaware corporation ("Zale" or the "Company"), will be held on May 29, 2014, at 8:00 a.m. local time, at the Company's principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038. You are cordially invited to attend.

        On February 19, 2014, the Company entered into an Agreement and Plan of Merger (the "merger agreement") with Signet Jewelers Limited, a Bermuda corporation ("Signet"), and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet ("Merger Sub"), providing for, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, the acquisition of the Company by Signet at a price of $21.00 per share in cash. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (the "merger"), with the Company surviving the merger as a wholly owned subsidiary of Signet. At the special meeting, the Company will ask you to adopt the merger agreement.

        At the effective time of the merger, each share of the Company's common stock, par value $0.01 per share ("Company common stock"), issued and outstanding immediately prior to the effective time, other than shares owned by Signet or Merger Sub, shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive $21.00 in cash, without interest and less any applicable withholding taxes.

        The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

        The board of directors of the Company (the "Board") carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board approved the merger agreement, declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable, fair to, and in the best interests of the Company and its stockholders, directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and recommended that the stockholders of the Company vote for the adoption of the merger agreement. Accordingly, the Board unanimously recommends a vote "FOR" the proposal to adopt the merger agreement.

        Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by stockholders holding at least a majority of the outstanding shares of Company common stock as of the close of business on April 30, 2014. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement.

        After reading the accompanying proxy statement, please make sure to vote your shares by promptly voting electronically or telephonically as described in the accompanying proxy statement, or by completing, dating, signing and returning your proxy card, or attending the special meeting in person. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from it to vote your shares. If you have any questions or need assistance voting your shares, please contact our proxy solicitor D.F. King & Co., Inc. toll-free at (800) 488-8095 or via email at zale@dfking.com.

        I look forward to seeing you at the special meeting.

Very truly yours,

Theo Killion Chief Executive Officer

        The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated May 1, 2014 and is first being mailed to our stockholders on or about May 1, 2014.

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date:	8:00 a.m. local time, on May 29, 2014
Place:	Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038
Purpose:	1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 19, 2014 (the "merger agreement"), by and among Zale Corporation, a Delaware corporation ("Zale" or the "Company"), Signet Jewelers Limited, a Bermuda corporation ("Signet"), and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet ("Merger Sub").
2.
To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the merger (this nonbinding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company's named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company's named executive officers and Signet or, following the merger, the surviving corporation and its subsidiaries), which we refer to as the "nonbinding compensation proposal".
3.
To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
Record Date:	Only stockholders of record as of the close of business on April 30, 2014 are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.
General:
For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

Under Delaware law, stockholders of record who do not vote in favor of the adoption of the merger agreement and properly make a demand for appraisal will be entitled to exercise appraisal rights and to obtain payment in cash for the judicially determined fair value of their shares of Company common stock in connection with the merger if the merger is completed. The relevant provisions of the General Corporation Law of the State of Delaware (referred to as the "DGCL") are included as Annex D to the accompanying proxy statement. See the section entitled "Appraisal Rights" beginning on page 87.

The board of directors of the Company (the "Board") carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board approved the merger agreement, declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable, fair to, and in the best interests of the Company and its stockholders, directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and recommended that the stockholders of the Company vote for the adoption of the merger agreement.

The Board unanimously recommends a vote "FOR" the proposal to adopt the merger agreement, "FOR" the nonbinding compensation proposal and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Please vote telephonically or electronically for the matters before our stockholders as described in the accompanying proxy statement, or promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the special meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

By Order of the Board of Directors,

Bridgett C. Zeterberg Senior Vice President, General Counsel and Secretary
Irving, Texas May 1, 2014

i

ii

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000

 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2014

 PROXY STATEMENT

        This proxy statement contains information relating to a special meeting of stockholders of Zale Corporation, which we refer to as "Zale", the "Company", "we", "us" or "our". The special meeting will be held on May 29, 2014, at 8:00 a.m. local time, at the principal executive offices of the Company, 901 West Walnut Hill Lane, Irving, Texas 75038. We are furnishing this proxy statement to stockholders of the Company as part of the solicitation of proxies by the Company's board of directors, which we refer to as the "Board", for use at the special meeting and at any adjournments or postponements thereof. This proxy statement is dated May 1, 2014 and is first being mailed to our stockholders on or about May 1, 2014.

SUMMARY TERM SHEET

        This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled "Where You Can Find Additional Information" beginning on page 95.

The Parties
(page 17)

        Zale is a leading specialty retailer of fine jewelry in North America, operating approximately 1,660 retail locations throughout the United States, Canada and Puerto Rico, as well as online. The Company's brands include Zales Jewelers, Zales Outlet, Gordon's Jewelers, Peoples Jewellers, Mappins Jewellers and Piercing Pagoda. Zale had, as of July 31, 2013, approximately 11,900 employees and generated $1.9 billion of revenues during the fiscal year ended July 31, 2013.

        Signet Jewelers Limited, which we refer to as "Signet", is the largest specialty retailer jeweler by sales in the United States and the United Kingdom. Signet's United States division operates over 1,400 stores in all 50 states primarily under the name brands of Kay Jewelers and Jared The Galleria Of Jewelry. Signet's United Kingdom division operates approximately 500 stores primarily under the name brands of H.Samuel and Ernest Jones. During the fiscal year ended February 1, 2014, Signet employed an average of approximately 18,179 employees and generated $4.2 billion of revenues.

        Carat Merger Sub, Inc., which we refer to as "Merger Sub", was formed by Signet solely for the purpose of completing the merger. Upon the consummation of the merger, Merger Sub will cease to exist.

The Merger
(page 24)

        The Company, Signet and Merger Sub entered into an Agreement and Plan of Merger, which we refer to as the "merger agreement", on February 19, 2014. A copy of the merger agreement is included as Annex A to this proxy statement. Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, which we refer to as the "merger". The Company will survive the merger as a wholly owned subsidiary of Signet.

        Upon the consummation of the merger, each share of the Company's common stock, par value $0.01 per share, which we refer to as "Company common stock", that is issued and outstanding immediately prior to the effective time of the merger, other than shares owned by Signet or Merger Sub, shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive $21.00 in cash (the "merger consideration"), without interest and less any applicable withholding taxes.

The Special Meeting
(page 18)

        The special meeting will be held on May 29, 2014, at 8:00 a.m. local time. At the special meeting, you will be asked to, among other things, vote for the adoption of the merger agreement. Please see the section of this proxy statement entitled "The Special Meeting" for additional information on the special meeting, including how to vote your shares of Company common stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement
(page 19)

        You may vote at the special meeting if you owned any shares of Company common stock at the close of business on April 30, 2014, the record date for the special meeting. As of the close of business on the record date, there were 43,145,744 shares of Company common stock outstanding and entitled to vote, held by 388 stockholders of record. You may cast one vote for each share of Company common stock that you held on the record date. The adoption of the merger agreement by the Company's stockholders requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of Company common stock as of the close of business on the record date.

Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement
(page 30; page 31)

        After careful consideration, the Board determined to approve the merger agreement and to recommend the adoption of the merger agreement by the Company's stockholders. Accordingly, the Board unanimously recommends a vote "FOR" the proposal to adopt the merger agreement. The Board also unanimously recommends a vote "FOR" the nonbinding compensation proposal (as described below under "Questions and Answers About the Special Meeting—What proposals will be considered at the special meeting?") and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        The Board believes that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of the Company's stockholders. For a discussion of the material factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement entitled "The Merger—Reasons for Recommending the Adoption of the Merger Agreement" beginning on page 31.

Voting Agreement
(page 83 and Annex B)

        In connection with the execution of the merger agreement, Z Investment Holdings, LLC, a Delaware limited liability company and an affiliate of Golden Gate Capital ("Z LLC"), entered into a Voting and Support Agreement, which we refer to as the "voting agreement", with Signet and the Company on February 19, 2014. Pursuant to the voting agreement, Z LLC agreed, among other things, to exercise its warrants and to vote (or cause to be voted) the shares of Company common stock issued upon such exercise in favor of the adoption of the merger agreement. On March 18, 2014, Z LLC exercised its warrants on a cashless basis and, upon such exercise, was issued 10,022,075 shares of Company common stock. Pursuant to the voting agreement, Z LLC agreed not to dispose of its shares of Company common stock while the voting agreement remains in effect. As of the close of business on April 30, 2014, the record date for the special meeting, Z LLC owned approximately 23.2% of the outstanding shares of Company common stock. For further information regarding the voting agreement, please see the section of this proxy statement entitled "The Voting Agreement" beginning on page 83. A copy of the voting agreement is included as Annex B to this proxy statement.

Opinion of Financial Advisor
(page 37 and Annex C)

        In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch"), the Company's financial advisor, delivered to the Board a written opinion, dated February 19, 2014, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Company common stock. The full text of the written opinion, dated February 19, 2014, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is included as Annex C to this proxy statement and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Board (in its capacity as such) for the benefit and use of the Board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

        For a more complete description, please see the section of this proxy statement entitled "The Merger—Opinion of BofA Merrill Lynch" beginning on page 37. Please also see Annex C to this proxy statement.

Certain Effects of the Merger
(page 46)

        Upon the consummation of the merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a wholly owned subsidiary of Signet.

        Following the consummation of the merger, shares of Company common stock will no longer be traded on the New York Stock Exchange (the "NYSE") or any other public market, and the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated.

Effects on the Company if Merger is not Completed
(page 47)

        In the event that the proposal to adopt the merger agreement does not receive the required approval from the Company's stockholders, or if the merger is not completed for any other reason, the Company's stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Company common stock. Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Signet a termination fee or to reimburse Signet for its expenses or Signet may be obligated to pay to the Company a reverse termination fee. Please see the sections of this proxy statement entitled "The Merger Agreement—Termination Fee and Reimbursement of Expenses" and "The Merger Agreement—Reverse Termination Fee" beginning on pages 80 and 81, respectively.

Treatment of Equity Awards
(page 64)

        At the effective time of the merger:

  •
  each outstanding stock option to purchase shares of Company common stock, which we refer to as a "stock option", whether vested or unvested, will be converted into the right to receive an amount in cash equal to the excess (if any) of (x) the merger consideration multiplied by the number of shares of Company common stock underlying such stock option over (y) the aggregate exercise price payable upon the exercise of such stock option immediately prior to the effective time of the merger, which we refer to as the "stock option consideration", but each outstanding stock option that has an exercise price immediately prior to the effective time of the merger that is greater than or equal to the merger consideration will be canceled for no consideration;

  •
  each outstanding restricted stock unit (other than a rollover RSU described below) subject to time-based vesting conditions, which we refer to as a "time-vested RSU", will become fully vested and be converted into the right to receive the merger consideration with respect to each share of Company common stock subject to such time-vested RSU;

  •
  each outstanding restricted stock unit (other than a rollover RSU described below) subject to performance-based vesting conditions, which we refer to as a "performance-vested RSU", and which, together with the time-vested RSUs, we refer to as "RSUs", will become fully vested if more than 50% of the relevant performance period is completed as of the closing date or will become 50% vested if 50% or less of the relevant performance period is completed as of the closing date, and such award will be converted into the right to receive an amount in cash equal to the merger consideration with respect to each share of Company common stock that vests pursuant to such performance-vested RSU;

  •
  each outstanding restricted stock unit granted after February 19, 2014, which we refer to as a "rollover RSU", will be converted into a restricted stock unit award, on the same terms and conditions as were applicable to such rollover RSU immediately prior to the effective time of the merger, with respect to a number of shares of Signet common stock, par value $0.18 per share ("Signet common stock"), determined by multiplying the number of shares of Company common stock subject to such rollover RSU immediately prior to the effective time of the merger by a fraction, the numerator of which is the merger consideration and the denominator of which is the volume weighted average price per share of Signet common stock on the NYSE for the 15 consecutive trading days ending on (and including) the trading day immediately prior to the effective time of the merger, rounded up or down to the nearest whole share, which we refer to as a "converted RSU";

  •
  each outstanding long-term incentive program cash award, which we refer to as an "LTI cash award", will become fully satisfied if more than 50% of the relevant performance period is completed as of the closing date or 50% satisfied if 50% or less of the relevant performance period is completed as of the closing date, and such award will be converted into the right to receive an amount in cash equal to the applicable percentage of the maximum incentive compensation opportunity of such award, which we refer to as "LTI cash award consideration";

  •
  each outstanding deferred stock unit that is not subject to vesting conditions, which we refer to as a "DSU", will be converted into the right to receive, in accordance with the terms of such DSU, an amount equal to the merger consideration with respect to each share of Company common stock subject to such DSU; and

  •
  each outstanding restricted share, which we refer to as a "restricted share", will vest and be converted into the right to receive the merger consideration.

See "The Merger Agreement—Treatment of Equity Awards" beginning on page 64 for additional information.

Interests of the Company's Directors and Executive Officers in the Merger
(page 47)

        Certain of the Company's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to approve the merger agreement and declare the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable, fair to, and in the best interests of the Company and its stockholders, and in recommending that the Company's stockholders vote for the adoption of the merger agreement.

Financing of the Merger
(page 47)

        There is no financing condition to the merger. Signet plans to finance the merger with approximately $1.4 billion of debt, which is anticipated to include approximately $600 million in an existing securitization of Signet's U.S. accounts receivable portfolio and approximately $800 million in other debt financing. On February 19, 2014, certain of Signet's subsidiaries entered into a debt commitment letter with JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (collectively, "the JPM financing parties"), pursuant to which Signet has secured from the JPM financing parties fully committed financing necessary to consummate the merger, which includes an $800 million 364-day unsecured bridge facility and a $400 million 5-year unsecured term loan facility.

Conditions to the Merger
(page 78)

        Each party's obligation to effect the merger is subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing date of the merger, which we refer to as the "closing date", of each of the following conditions:

  •
  the adoption of the merger agreement by the holders of a majority of the outstanding shares of Company common stock;

  •
  the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and

  •
  the absence of any law, temporary restraining order, preliminary or permanent injunction, order, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority (collectively, "restraints") that is in effect enjoining, restraining, preventing, prohibiting or making illegal the consummation of the merger.

        Each party's obligation to consummate the merger is also subject to certain additional conditions, including:

  •
  subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party; and

  •
  performance in all material respects by the other party of its obligations under the merger agreement.

        The consummation of the merger is not conditioned upon Signet's receipt of financing.

        Before the closing, each of the Company and Signet may waive any of the conditions to its obligation to consummate the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

Regulatory Approvals
(page 60)

        The consummation of the merger is subject to review under the HSR Act. As described above in the section entitled "—Conditions to the Merger", the obligations of Signet and the Company to effect the merger are subject to the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act.

        The waiting period applicable to the merger under the HSR Act expired on April 4, 2014.

No Solicitation by the Company
(page 70)

        The merger agreement generally restricts the Company's ability to solicit takeover proposals from (including by furnishing information to) third parties, or participate in discussions or negotiations with third parties regarding a takeover proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties making an unsolicited takeover proposal that the Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or would reasonably be expected to lead to a superior proposal (as defined below under "The Merger Agreement—No Solicitation by the Company"). Under certain circumstances, the Company is permitted to terminate the merger agreement prior to the adoption of the merger agreement by the Company's stockholders in order to enter into an alternative transaction in response to an unsolicited takeover proposal that constitutes a superior proposal, upon payment by the Company of a $26,700,000 termination fee to Signet.

Termination of the Merger Agreement
(page 79)

        The merger agreement may be terminated at any time prior to the effective time of the merger in the following circumstances:

  •
  by mutual written consent of the Company and Signet as duly authorized by each of their respective boards of directors;

  •
  by either Signet or the Company, if:

  ◦
  the merger is not consummated by the end date (as it may be extended as described above under "—Regulatory Approvals"), provided that the right to terminate the merger agreement in accordance with the foregoing will not be available to a party whose failure to perform any of its obligations under the merger agreement has been a principal cause of the failure of the merger to be consummated on or before the end date;

  ◦
  a restraint enjoining, restraining, preventing, prohibiting or making illegal the consummation of the merger is in effect and becomes final and nonappealable, provided that the right to terminate the merger agreement in accordance with the foregoing will not be available to a party whose failure to perform any of its obligations under the merger agreement has been a principal cause of the entry of, or the failure to remove, such restraint; or

  ◦
  at a duly convened meeting of the Company's stockholders, or any adjournment or postponement thereof, the Company's stockholders fail to adopt the merger agreement;

  •
  by Signet:

  ◦
  in the event of certain breaches of the merger agreement by the Company;

  ◦
  in the event the Company materially breaches (i) its obligations described under "The Merger Agreement—Stockholders' Meeting" by failing to hold a special meeting of stockholders for the purpose of obtaining the necessary stockholder approval to adopt the merger or (ii) its agreement not to solicit described under "—No Solicitation by the Company" above; or

  ◦
  prior to the adoption of the merger agreement by the Company's stockholders, if the Board effects a Company adverse recommendation change (as described below under "The Merger Agreement—Changes in the Board's Recommendation");

  •
  by the Company:

  ◦
  in the event of certain breaches of the merger agreement by Signet or Merger Sub; or

  ◦
  prior to the adoption of the merger agreement by the Company's stockholders, in connection with entering into an agreement with respect to a superior proposal (subject to the payment of a termination fee to Signet as described below under "—Termination Fee and Reimbursement of Expenses").

Termination Fee and Reimbursement of Expenses
(page 80)

        If the merger agreement is terminated under certain specified circumstances, the Company will be required to reimburse Signet for up to $12,500,000 of its expenses or to pay Signet a termination fee of $26,700,000, which, if payable, would be reduced by the amount of expenses reimbursed by the Company, if any.

Reverse Termination Fee
(page 81)

        Upon termination of the merger agreement under certain specified antitrust-related circumstances, Signet will be required to pay the Company a termination fee of $53,400,000.

Appraisal Rights
(page 87 and Annex D)

        Under Delaware law, holders of Company common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the judicially determined "fair value" of their shares of Company common stock in lieu of receiving the merger consideration if the merger closes, but only if they perfect their appraisal rights by precisely complying with the required procedures under Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"). This appraisal value could be more than, the same as or less than the merger consideration that would have otherwise been received for those shares.

        To exercise appraisal rights under Delaware law, stockholders must submit a written demand for appraisal to the Company prior to the vote on the proposal to adopt the merger agreement, must not vote in favor of the proposal to adopt the merger agreement and must continue to hold the shares of Company common stock of record through the effective time of the merger. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The text of the Delaware appraisal rights statute, Section 262 of the DGCL, is reproduced in its entirety as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

Litigation Relating to the Merger
(page 60)

        The Company and its directors have been named as defendants in five purported stockholder class action lawsuits filed in the Court of Chancery of the State of Delaware: Andrew Breyer v. Zale Corporation, et al., filed on February 24, 2014, Marc Stein v. Zale Corporation, et al. and Ravinder Singh v. Zale Corporation, et al., each filed on March 3, 2014, Mary Smart v. Zale Corporation, et al., filed on March 6, 2014, and David Pill v. Zale Corporation, et al., filed on March 12, 2014. Each lawsuit alleges that, in connection with the proposed transaction between the Company, Signet and Merger Sub, entered into on February 19, 2014, the Company's directors breached their fiduciary duties to the Company's stockholders and that the Company, Signet and Merger Sub aided and abetted such breaches. Each lawsuit seeks injunctive relief, rescission in the event the merger is consummated, monetary damages and attorneys' and other fees and costs. On March 25, 2014, the lawsuits were consolidated under the caption In re Zale Corporation Shareholders Litigation, and co-lead plaintiffs were appointed. On April 23, 2014, plaintiffs filed an amended consolidated complaint, adding allegations related to the Company's preliminary proxy statement. Also on April 23, 2014, plaintiffs moved for expedited proceedings and moved for a preliminary injunction preventing consummation of the merger. The Company and its directors believe that the claims in the consolidated lawsuit are without merit, and intend to vigorously defend the consolidated lawsuit. The Company cannot reasonably estimate the potential loss or range of loss, if any, for the consolidated lawsuit.

Material U.S. Federal Income Tax Consequences
(page 57)

        The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (defined below in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger"), you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive pursuant to the merger and your adjusted tax basis in the shares of Company common stock converted into cash pursuant to the merger. If you are a non-U.S. holder (defined below in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger"), the receipt of cash pursuant to the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you.

        You should read the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 57 for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Additional Information
(page 95)

        You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the "SEC"). The information is available at the SEC's public reference facilities and at the website maintained by the SEC at www.sec.gov. See "Where You Can Find Additional Information" beginning on page 95.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all the questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:    Why am I receiving this proxy statement?

A:
On February 19, 2014, the Company entered into the merger agreement with Signet and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the special meeting described below under "—What proposals will be considered at the special meeting?"

Q:    As a stockholder, what will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $21.00 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the effective time of the merger.

  The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 57 for a more detailed description of the United States federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:    What will happen to outstanding Company equity compensation awards in the merger?

A:
For information regarding the treatment of the Company's equity awards, please see the section of this proxy statement entitled "The Merger Agreement—Treatment of Equity Awards" beginning on page 64.

Q:    When and where is the special meeting of our stockholders?

A:
The special meeting will be held on May 29, 2014, at 8:00 a.m. local time, at the principal executive offices of the Company, 901 West Walnut Hill Lane, Irving, Texas 75038.

Q:    Who is entitled to vote at the special meeting?

A:
Only holders of record of Company common stock as of the close of business on April 30, 2014, the record date for the special meeting, are entitled to vote the shares of Company common stock they held on the record date at the special meeting. As of the close of business on the record date, there were 43,145,744 shares of Company common stock outstanding and entitled to vote, held by 388 stockholders of record. Each stockholder is entitled to one vote for each share of Company common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Q:    What proposals will be considered at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on the following proposals:

•
a proposal to adopt the merger agreement;

  •
  a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the merger (this nonbinding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company's named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company's named executive officers and Signet or, following the merger, the surviving corporation and its subsidiaries), which we refer to as the "nonbinding compensation proposal"; and

  •
  a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:    What constitutes a quorum for purposes of the special meeting?

A:
The Company's Bylaws (the "Bylaws") provide that a majority of all the issued and outstanding shares of Company common stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at any meeting of the Company's stockholders. Abstentions will be counted for purposes of determining the presence of a quorum. "Broker non-votes" (as described under "The Special Meeting—Quorum") will not be counted for purposes of determining the presence of a quorum unless the broker, bank, trust, custodian or other nominee (we refer to those organizations collectively as "broker") has been instructed to vote on at least one of the proposals presented in this proxy statement.

Q:    What vote of our stockholders is required to approve each of the proposals?

A:
The adoption of the merger agreement by our stockholders requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of Company common stock as of the close of business on the record date. Abstentions, failures to vote and "broker non-votes" will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  The approval of the nonbinding compensation proposal requires the approval by a majority of the votes cast affirmatively or negatively on that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and "broker non-votes" will have no effect on the outcome of the nonbinding compensation proposal.

  The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the approval by a majority of the votes cast affirmatively or negatively on that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and "broker non-votes" will have no effect on the outcome of the adjournment proposal.

Q:    How does the Board recommend that I vote?

A:
The Board unanimously recommends a vote "FOR" the proposal to adopt the merger agreement, "FOR" the nonbinding compensation proposal and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

  For a discussion of the factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement entitled "The Merger—Reasons for Recommending the Adoption of the Merger Agreement" beginning on page 31. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company's directors and executive officers have interests that may be different from, or in addition to, the interests of the Company's stockholders generally. Please see the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 47.

Q:
How do the Company's directors, executive officers and principal securityholders intend to vote?

A:
The Company's directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the matters before our stockholders as described in this proxy statement. As of the close of business on April 30, 2014, the record date for the special meeting, the Company's directors and executive officers owned, in the aggregate, 646,166 shares of Company common stock, or collectively approximately 1.5% of the outstanding shares of Company common stock. Additionally, pursuant to the voting agreement, Z LLC has agreed to exercise its warrants and to vote (or cause to be voted) the shares of Company common stock issued upon such exercise in favor of the adoption of the merger agreement. On March 18, 2014, Z LLC exercised its warrants on a cashless basis and, upon such exercise, was issued 10,022,075 shares of Company common stock. As of the close of business on the record date, Z LLC owned approximately 23.2% of the outstanding shares of Company common stock.

Q:
Do any of the Company's directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a stockholder?

A:
In considering the proposals to be voted on at the special meeting, you should be aware that certain of the Company's directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder. The members of the Board were aware of and considered these interests, among other matters, in evaluating and reaching the determination to approve the merger agreement and in recommending to the Company's stockholders that they adopt the merger agreement.

  The interests of the Company's non-employee directors generally include the right to accelerated vesting of stock options, time-vested RSUs and restricted shares and the right to receive the stock option consideration with respect to the directors' stock options and merger consideration with respect to the non-employee directors' time-vested RSUs, DSUs and restricted shares.

  The interests of the Company's executive officers include the rights to:

  •
  accelerated vesting of stock options, time-vested RSUs and performance-vested RSUs;

  •
  receive the stock option consideration with respect to the executive officers' stock options and the merger consideration with respect to the executive officers' time-vested RSUs and performance-vested RSUs; and

  •
  certain contractual severance payments in the event of a qualifying termination of employment.

  The Company's directors and executive officers also have the right to indemnification and insurance coverage following the closing of the merger. In addition, Z LLC, an affiliate of certain of the Company's directors, is a lender under the Company's senior secured term loan (the "term loan"), which will be repaid in connection with the closing of the merger, and holds shares of Company common stock that were issued upon the exercise of its warrants. As described above under "—How do the Company's directors, executive officers and principal securityholders intend to vote?", Z LLC agreed pursuant to the voting agreement to exercise its warrants (which exercise occurred on a cashless basis on March 18, 2014) and vote (or cause to be voted) the shares of Company common stock issued upon such exercise in favor of the adoption of the merger agreement. Pursuant to the voting agreement, if Z LLC receives less merger consideration upon the consummation of the merger in respect of the shares of Company common stock received upon the exercise of its warrants as a result of the cashless exercise of its warrants prior to the record date as required by the voting agreement, then Signet will pay the amount of such difference to Z LLC to ensure that Z LLC receives the same merger consideration as any other holder of Company common stock, less the exercise price of the warrants, at the effective time of the merger. Because Z LLC exercised its warrants when the price of the Company common stock exceeded the merger consideration, no such payment from Signet will be required. Signet has also expressed its preference that Theo Killion, the Company's Chief Executive Officer, continue to lead Zale as a division of Signet following the merger. Additionally, Terry Burman, Chairman of the Board, holds shares of Signet common stock. For more information, please see the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 47.

Q:    What happens if I sell my shares of Company common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting. If you own shares of Company common stock on the record date, but transfer your shares after the record date but before the effective time of the merger, you will retain your right to vote such shares at the special meeting, but the right to receive the merger consideration will pass to the person to whom you transferred your shares.

Q:    How do I cast my vote if I am a stockholder of record?

A:
If you are a stockholder with shares registered in your name, you may vote in person at the special meeting or by submitting a proxy for the special meeting via the internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled "The Special Meeting—Voting Procedures" beginning on page 20.

  If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to adopt the merger agreement, the nonbinding compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:
How do I cast my vote if my shares of Company common stock are held in "street name" by my broker?

A:
If you are a stockholder with shares held in "street name", which means your shares are held in an account at a broker, you must follow the instructions from your broker in order to vote. Without following those instructions, your shares will not be voted, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

Q:    What will happen if I abstain from voting or fail to vote on any of the proposals?

A:
If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  Assuming a quorum is present at the special meeting, abstentions, failures to vote and "broker non-votes" will have no effect on the outcome of the nonbinding compensation proposal and the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:    Can I change my vote after I have delivered my proxy?

A:
Yes. If you are a stockholder with shares registered in your name, once you have given your proxy vote for the matters before our stockholders as described in this proxy statement, you may revoke it at any time prior to the time it is voted, by filing with the Secretary of the Company an instrument revoking the proxy, by submitting a new proxy bearing a later date by using the telephone or internet proxy submission procedures described under "The Special Meeting—Voting Procedures" or by completing, signing, dating and returning a new proxy card by mail to the Company, or by attending the special meeting and voting in person. Merely attending the special meeting will not, by itself, revoke a proxy. Please note, however, that only your last-dated proxy will count. Please note that if you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the special meeting.

  If you are a stockholder with shares held in "street name", you should follow the instructions of your broker regarding the revocation of proxies. If your broker allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone or by mail.

Q:    What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a stockholder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive to ensure that all your shares are voted.

Q:    If I hold my shares in certificated form, should I send in my stock certificates now?

A:
No. Promptly after the effective time of the merger, each holder of record of (i) a certificate representing any Company common stock or (ii) shares of Company common stock in non-certificated book-entry form, in each case that have been converted into the right to receive the merger consideration, will be sent a letter of transmittal describing the procedure for surrendering its shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. If you hold shares of Company common stock in non-certificated book-entry form, you will not be required to deliver a stock certificate, and you will receive your cash payment after the paying agent has received the documents requested in the instructions.

Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Company common stock?

A:
Yes. Stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the judicially determined "fair value" of their shares of Company common stock in lieu of receiving the merger consideration if the merger closes, but only if they perfect their appraisal rights by precisely complying with the required procedures under Section 262 of the DGCL. This appraisal value could be more than, the same as or less than the merger consideration that would otherwise have been received for those shares. Please see the section of this proxy statement entitled "Appraisal Rights" beginning on page 87 and the text of the Delaware appraisal rights statute,

  Section 262 of the DGCL, which is reproduced in its entirety as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

Q:    When is the merger expected to be completed?

A:
We are working toward completing the merger as promptly as possible. If the merger agreement is adopted at the special meeting, we anticipate that the merger will be completed shortly after the special meeting. However, because the merger cannot be completed until the conditions to closing (some of which, as described under "The Merger Agreement—Conditions to the Merger", will not be determined until the closing date) are satisfied, we cannot assure completion by any particular date, if at all.

Q:    What effect will the merger have on the Company?

A:
If the merger is consummated, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a wholly owned subsidiary of Signet. Following such consummation of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market, and the registration of shares of Company common stock under the Exchange Act will be terminated.

Q:    What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their Company common stock in connection with the merger. Instead, we will remain as a public company and the Company common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. Under certain circumstances, if the merger is not completed, the Company may be obligated to reimburse Signet for certain of its expenses or pay to Signet a termination fee or Signet may be obligated to pay to the Company a reverse termination fee. Please see the sections of this proxy statement entitled "The Merger Agreement—Termination Fee and Reimbursement of Expenses" and "The Merger Agreement—Reverse Termination Fee" beginning on pages 80 and 81, respectively.

Q:    What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This practice, known as "householding", is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

  If you received a householded mailing and you would like to have additional copies of this proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations by phone at (972) 580-4391, by mail to Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, or by e-mail to ir@zalecorp.com. We will promptly send additional copies of this proxy statement upon receipt of any such request.

Q:    Who can help answer my questions?

A:
If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact D.F. King & Co., Inc., which is acting as the Company's proxy solicitation agent in connection with the merger, toll free at (800) 488-8095 or via email at zale@dfking.com. Brokers may call collect at (212) 269-5550.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Any statements in this proxy statement about expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts, including statements regarding the proposed merger and the expected timetable for completing the merger that are not historical facts, are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "anticipate," "should," "intend," "plan," "will," "expect(s)," "estimate(s)," "project(s)," "positioned," "strategy," "outlook" and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties' ability to consummate the merger on the expected timetable or at all; the conditions to the completion of the merger, including the receipt of stockholder approval; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers, competitors or suppliers) may be greater than expected following the announcement of the merger; the retention of certain key employees of the Company may be difficult; Signet and the Company are subject to intense competition and increased competition is expected in the future; and general economic conditions that are less favorable than expected. Additional information and other factors are contained in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and subsequent reports on Form 10-Q and 8-K filed with the SEC, all of which are or may in the future be incorporated by reference into this proxy statement. Because the factors referred to above and other risk factors, including general industry and economic conditions, could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this proxy statement, based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statement to reflect events or circumstances after such date.

 THE PARTIES

Zale Corporation

        Zale is a leading specialty retailer of fine jewelry in North America, operating approximately 1,660 retail locations throughout the United States, Canada and Puerto Rico, as well as online. The Company's brands include Zales Jewelers, Zales Outlet, Gordon's Jewelers, Peoples Jewellers, Mappins Jewellers and Piercing Pagoda. Zale had, as of July 31, 2013, approximately 11,900 employees and, during the fiscal year ended July 31, 2013, Zale generated $1.9 billion of revenues. The Company was incorporated in Delaware in 1993. Its principal executive offices are located at 901 West Walnut Hill Lane, Irving, Texas 75038. The Company's telephone number at that address is (972) 580-4000, and its internet address is www.zalecorp.com.

Signet Jewelers Limited

        Signet is the largest specialty retailer jeweler by sales in the United States and the United Kingdom. Signet's United States division operates over 1,400 stores in all 50 states primarily under the name brands of Kay Jewelers and Jared The Galleria Of Jewelry. Signet's United Kingdom division operates approximately 500 stores primarily under the name brands of H.Samuel and Ernest Jones. During the fiscal year ended February 1, 2014, Signet employed an average of approximately 18,179 employees and generated $4.2 billion of revenues. Signet was incorporated in Bermuda in 2008. Its principal executive offices are located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Signet's telephone number at that address is (441) 296-5872, and its internet address is www.signetjewelers.com.

Carat Merger Sub, Inc.

        Carat Merger Sub, Inc., which we refer to as "Merger Sub", was formed on February 14, 2014 by Signet solely for the purpose of completing the merger. Merger Sub is wholly owned by Signet and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist. The principal executive offices of Merger Sub are located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, and its telephone number is (441) 296-5872.

 THE SPECIAL MEETING

        We are furnishing this proxy statement to the Company's stockholders as part of the solicitation of proxies by the Board for use at the special meeting and at any adjournments or postponements thereof.

 Date, Time and Place

        The special meeting will be held on May 29, 2014, at 8:00 a.m. local time, at the principal executive offices of the Company, 901 West Walnut Hill Lane, Irving, Texas 75038.

        If you plan to attend the meeting, please note that you will need to present government-issued identification showing your name and photograph (i.e., a driver's license or passport), and, if you are an institutional investor, professional evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the record date for the meeting. In addition, if your shares are held in the name of a broker, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date for the meeting.

Purpose of the Special Meeting

        The special meeting is being held for the following purposes:

    •
    to consider and vote on a proposal to adopt the merger agreement (see the section of this proxy statement entitled "The Merger Agreement" beginning on page 61);

    •
    to consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the merger (this nonbinding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company's named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company's named executive officers and Signet or, following the merger, the surviving corporation and its subsidiaries), which we refer to as the "nonbinding compensation proposal" (see the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Nonbinding Compensation Proposal" beginning on page 57); and

    •
    to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Board

        The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board approved the merger agreement, declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable, fair to, and in the best interests of the Company and its stockholders, directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and recommended that the stockholders of the Company vote for adoption of the merger agreement. Accordingly, the Board unanimously recommends a vote "FOR" the proposal to adopt the merger agreement. For a discussion of the factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement entitled "The Merger—Reasons for Recommending the Adoption of the Merger Agreement".

        The Board also unanimously recommends a vote "FOR" the nonbinding compensation proposal and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date and Stockholders Entitled to Vote

        Only holders of record of Company common stock as of the close of business on April 30, 2014, the record date for the special meeting, are entitled to vote the shares of Company common stock they held on the record date at the special meeting. As of the close of business on the record date, there were 43,145,744 shares of Company common stock outstanding and entitled to vote, held by 388 stockholders of record. Each stockholder is entitled to one vote for each share of Company common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Quorum

        The Bylaws provide that a majority of all the issued and outstanding shares of Company common stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at any meeting of the Company's stockholders. Abstentions will be counted for purposes of determining the presence of a quorum. "Broker non-votes" will not be counted for purposes of determining the presence of a quorum unless the broker has been instructed to vote on at least one of the proposals presented in this proxy statement.

        A "broker non-vote" occurs when (i) your shares are held by a broker, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in "street name") and (ii) a broker submits a proxy card for your shares of Company common stock held in "street name", but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. You must follow instructions from your broker to authorize it to vote with respect to the proposal to adopt the merger agreement, the nonbinding compensation proposal or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

  Adoption of the Merger Agreement

        The adoption of the merger agreement by our stockholders requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of Company common stock as of the close of business on the record date. Under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger.

        The failure to vote your shares of Company common stock, abstentions and "broker non-votes" will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  Approval of the Nonbinding Compensation Proposal

        The approval of the nonbinding compensation proposal requires the approval by a majority of the votes cast affirmatively or negatively on that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and "broker non-votes" will have no effect on the outcome of the nonbinding compensation proposal. This is an advisory vote only and will not be binding on the Company or the Board.

  Approval of the Adjournment of the Special Meeting

        The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the approval by a majority of the votes cast affirmatively or negatively on that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and "broker non-votes" will have no effect on the outcome of the adjournment proposal.

Voting Procedures

        Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important and we encourage you to vote promptly.

        To ensure that your shares are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person, using one of the following three methods:

  •
  Vote via the Internet.  Go to the web address www.proxyvote.com and follow the instructions for internet voting shown on the proxy card sent to you. If you vote via the internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your internet access providers and telephone companies, for which you will be responsible.

  •
  Vote by Telephone.  Dial 1-800-690-6903 and follow the instructions for telephone voting shown on the proxy card sent to you.

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  Vote by Proxy Card.  If you do not wish to vote by the internet or by telephone, please complete, sign, date and mail the enclosed proxy card in the envelope provided. If you vote via the internet or by telephone, please do not mail your proxy card.

        The internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in this proxy statement and confirm that your voting instructions have been properly recorded.

        Votes submitted by telephone or via the internet for the matters before our stockholders as described in this proxy statement must be received by 11:59 p.m., Eastern time, on May 28, 2014.

        If you are a stockholder with shares held in "street name", which means your shares are held in an account at a broker, you must follow the instructions from your broker in order to vote. Without following those instructions, your shares will not be voted, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of this proxy statement or the enclosed proxy card, please contact D.F. King & Co., Inc., which is acting as the Company's proxy solicitation agent in connection with the merger, toll-free at (800) 488-8095 or via email at zale@dfking.com. Banks and brokers may call collect at (212) 269-5550.

How Proxies Are Voted

        If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to adopt the merger agreement, the nonbinding compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

 Revocation of Proxies

        If you are a stockholder with shares registered in your name, once you have given your proxy vote for the matters before our stockholders as described in this proxy statement, you may revoke it at any time prior to the time it is voted, by filing with the Secretary of the Company an instrument revoking the proxy, by submitting a new proxy bearing a later date by using the telephone or internet proxy submission procedures described above or by completing, signing, dating and returning a new proxy card by mail to the Company, or by attending the special meeting and voting in person. Merely attending the special meeting will not, by itself, revoke a proxy. Please note, however, that only your last-dated proxy will count. Please note that if you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the special meeting.

        If you are a stockholder with shares held in "street name" you should follow the instructions of your broker regarding the revocation of proxies. If your broker allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone or by mail. Please note that if your shares are held in the name of a broker, you must obtain and bring to the special meeting a proxy card issued in your name from the broker to be able to vote at the special meeting.

Voting in Person

        If you plan to attend the special meeting and vote in person, you will be given a ballot at the special meeting. Please note that admission to the special meeting is limited to the Company's stockholders, members of their immediate family or their named representatives.

        For stockholders of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver's license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our record date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the special meeting. Cameras and electronic recording devices are not permitted at the special meeting.

        For stockholders holding shares in "street name", in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Otherwise, you will not be permitted to attend the special meeting. If your shares are held in the name of a broker, you must obtain and bring to the special meeting a proxy card issued in your name from the broker to be able to vote at the special meeting.

Appraisal Rights

        Under Delaware law, holders of Company common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the judicially determined "fair value" of their shares of Company common stock in lieu of receiving the merger consideration if the merger closes, but only if they perfect their appraisal rights by precisely complying with the required procedures under Section 262 of the DGCL. This appraisal value could be more than, the same as or less than the merger consideration that would otherwise have been received for those shares.

        To exercise appraisal rights under Delaware law, stockholders must submit a written demand for appraisal to the Company prior to the vote on the proposal to adopt the merger agreement, must not vote in favor of the proposal to adopt the merger agreement and must continue to hold the shares of Company common stock of record through the effective time of the merger. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. Please see the section of this proxy statement entitled "Appraisal Rights" beginning on page 87 and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

Solicitation of Proxies

        The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request that brokers solicit their customers who have Company common stock registered in their names and will reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained D.F. King & Co., Inc., to solicit stockholder proxies at a total cost of approximately $15,000, plus reimbursement of reasonable out-of-pocket expenses.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned, recessed or postponed for the purpose of soliciting additional proxies. If a quorum is present in person or represented by proxy, an adjournment of the special meeting may be made by the approval of a majority of the votes cast affirmatively or negatively on the adjournment proposal. Assuming a quorum is present in person or represented by proxy, abstentions, failures to vote and broker non-votes will have no effect on the outcome of the adjournment proposal. If a quorum is not present in person or represented by proxy, the holders of a majority of the shares of Company common stock entitled to vote who are present, in person or by proxy, at the special meeting, may adjourn the meeting from time to time until a quorum is obtained. Any signed proxies received by the Company from stockholders of record in which no voting instructions are provided on such matter will be voted in favor of an adjournment.

        If the time and place of an adjourned meeting are announced at the original convening of the special meeting, no notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the special meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original special meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.

Voting by Company Directors, Executive Officers and Principal Securityholders

        As of the close of business on April 30, 2014, the record date for the special meeting, the Company's directors and executive officers owned, in the aggregate, 646,166 shares of Company common stock, or collectively approximately 1.5% of the outstanding shares of Company common stock. The Company's directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the matters before our stockholders as described in this proxy statement. Certain of the Company's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. For more information, please see the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 47.

        Additionally, pursuant to the voting agreement, Z LLC has agreed to exercise its warrants and to vote (or cause to be voted) the shares of Company common stock issued upon such exercise in favor of the adoption of the merger agreement. On March 18, 2014, Z LLC exercised its warrants on a cashless basis and, upon such exercise, was issued 10,022,075 shares of Company common stock. As of the close of business on the record date, Z LLC owned approximately 23.2% of the outstanding shares of Company common stock. For more information about the voting agreement, please see the section of this proxy statement entitled "The Voting Agreement" beginning on page 83.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact D.F. King & Co., Inc., which is acting as the Company's proxy solicitation agent in connection with the merger, toll free at (800) 488-8095 or via email at zale@dfking.com. Brokers may call collect at (212) 269-5550.

THE MERGER

Overview

        The Company is seeking the adoption by its stockholders of the merger agreement the Company entered into on February 19, 2014 with Signet and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Signet. The Board has unanimously approved the merger agreement and recommends that the Company's stockholders vote for the adoption of the merger agreement.

        Upon the consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, other than shares owned by Signet or Merger Sub, shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive $21.00 in cash, without interest and less any applicable withholding taxes.

Background of the Merger

        The Company's management and the Board regularly review the Company's performance and prospects in light of the current business and economic environment, as well as developments in the retail jewelry industry, and opportunities and challenges facing participants in that industry. These reviews have included consideration, from time to time, of potential strategic alternatives, including strategic acquisitions and divestitures, a sale of the Company and remaining an independent, standalone entity.

        In September 2013, in connection with the exercise of Z LLC's registration rights, the Company initiated, with BofA Merrill Lynch participating as the potential lead underwriter, the process of a secondary offering of Company common stock issuable upon the exercise of warrants held by Z LLC. That process included the filing of a registration statement on Form S-3 with the SEC on October 2, 2013. On October 6, 2013, Michael Barnes, Chief Executive Officer of Signet, contacted a member of the Board and expressed that Signet might be interested in pursuing a strategic transaction involving the Company. The director indicated to Mr. Barnes that any such proposal should be presented to Mr. Burman, Chairman of the Board, for formal consideration by the Board. The director then contacted Mr. Burman and apprised him of the discussion with Mr. Barnes, and Mr. Burman then informed the other directors of the contact.

        On November 6, 2013, Mr. Barnes again contacted the same director, indicating that Signet's Board of Directors was in the process of finalizing a letter to the Company regarding a potential acquisition of the Company by Signet. The director then advised Mr. Burman of the conversation that had occurred.

        On November 7, 2013, Mr. Barnes contacted Mr. Burman to inform him that a formal expression of interest from Signet regarding a potential transaction would be shortly forthcoming. Later the same day, the Board held a telephonic meeting, with representatives of management and Troutman Sanders LLP, the Company's general outside legal counsel ("Troutman"), participating, in which it discussed the prior contacts with Mr. Barnes. Troutman discussed with the directors their fiduciary duties in the context of considering a potential sale of the Company, should the Board determine to pursue such a transaction.

        Later the same day, the Board received a letter from Signet outlining Signet's interest in acquiring all outstanding shares of Company common stock at a price of $19.00 per share in cash. Signet requested the opportunity to commence confirmatory due diligence to further explore the possibility of such a transaction and indicated that, if the companies proceeded with such a transaction, Signet would require that Z LLC enter into a customary voting and support agreement. The letter also indicated that Signet was impressed with the Company's management and employees and would look to retain as many employees as possible.

        On November 8, 2013, the Board held a telephonic meeting, with representatives of management and Troutman participating, to review Signet's expression of interest. During the meeting, the Board determined that it would engage Cravath, Swaine & Moore LLP ("Cravath") to act as lead transaction counsel. Following discussion of possible financial advisor candidates, the Board agreed to consider the retention of BofA Merrill Lynch, which was familiar with the Company as a result of its historical relationship with the Company and participation in the secondary offering process, and approved the formation of a committee consisting of Messrs. Burman, Dyer, Gilman and Olshansky (the "negotiation committee") to oversee the engagement of a financial advisor in connection with the proposal from Signet.

        On November 11, 2013, the negotiation committee held a telephonic meeting, with representatives of management and Cravath participating, to select an independent financial advisor. During the meeting, Cravath reviewed with the negotiation committee various legal considerations that would be applicable in the event the Board determined to explore a potential sale of the Company or other strategic alternatives. Representatives of BofA Merrill Lynch then joined the meeting and presented to the negotiation committee BofA Merrill Lynch's proposed fee structure and scope of advisory services. The negotiation committee asked the representatives of BofA Merrill Lynch to discuss BofA Merrill Lynch's prior and current relationships with Signet, and representatives of BofA Merrill Lynch advised the negotiation committee that BofA Merrill Lynch had limited prior relationships and no conflicts with Signet and no current strategic or capital markets assignments or lending relationships with Signet. After the representatives of BofA Merrill Lynch departed the meeting, the negotiation committee discussed BofA Merrill Lynch's presentation and its relationship with the Company and with Golden Gate Capital ("Golden Gate"), an affiliate of Z LLC (who designated Messrs. Attenborough and Olshansky for election to the Board), and discussed the advantages and disadvantages of exploring potential alternative financial advisors to BofA Merrill Lynch. Given BofA Merrill Lynch's familiarity with the Company, the statements from BofA Merrill Lynch that there were no material conflicting relationships between BofA Merrill Lynch or its representatives and Signet and various other factors, the negotiation committee determined to proceed with the engagement of BofA Merrill Lynch as financial advisor, subject to negotiation of an acceptable fee arrangement.

        On November 12, 2013, Mr. Burman contacted Mr. Barnes to confirm receipt of Signet's letter and to inform Mr. Barnes that Signet's proposal would be considered by the Board in due course.

        On November 18, 2013, the Board held a meeting at the New York offices of BofA Merrill Lynch, with representatives of management, Cravath and, for portions of the meeting, BofA Merrill Lynch participating, to further discuss Signet's proposal. During the meeting, representatives of Cravath provided an overview of the Board's fiduciary duties in connection with its evaluation of the Signet proposal and the potential sale of the Company. The Board discussed the fact that Mr. Burman held 1,850 shares of Signet's common stock and Mr. Burman's former role as an executive officer of Signet, the affiliation of Messrs. Attenborough and Olshansky with Golden Gate, whose affiliate is a lender under the Company's senior secured term loan, and Mr. Killion's compensation arrangements in the context of a change of control. Following discussion of numerous factors, including the fact that Mr. Burman's equity interest in the Company substantially exceeded his equity interest in Signet, the fact that the potential value of the warrants held by Golden Gate substantially exceeded any prepayment premium to be received in respect of the senior secured term loan, and the fact that Mr. Killion's financial arrangements with the Company in connection with a change of control were based principally on the equity value of the Company, the Board determined that each such director's interests were aligned with the Company's stockholders, and that no material conflicts of interest existed. The Board directed the officers of the Company, including Mr. Killion, and each officer at the meeting agreed, to refrain from engaging in any discussions with Signet regarding potential employment should the Company pursue a transaction with Signet until such later time as the Board may determine.

        During the meeting, the Board reviewed the proposed terms of BofA Merrill Lynch's engagement, including the proposed fee structure, and approved the engagement of BofA Merrill Lynch as financial advisor pursuant to such terms. Representatives of BofA Merrill Lynch then joined the meeting and reviewed their analyses of the financial terms of Signet's proposal with the Board and their initial financial analyses with respect to the Company and the proposed transaction, including potential strategic alternatives for the Company. Representatives of BofA Merrill Lynch also discussed with the Board their analysis in respect of Signet's ability to pay the offered price, including the strength of Signet's balance sheet, and an estimate of the potential financial impact of a potential transaction to Signet. During the discussion, management reviewed, and discussed the assumptions underlying, the financial projections provided to BofA Merrill Lynch, which projections had been prepared by management, reviewed by the Board during the third and fourth fiscal quarters of 2013 and subsequently updated to reflect the Company's actual performance for the 2014 fiscal year to date. Representatives of BofA Merrill Lynch expressed their view that certain strategic alternatives were reasonably likely to be dilutive to potential shareholder value compared to the Company executing its three-year plan on a standalone basis and, given the existing leverage of the Company, the potential incremental value created by a leveraged recapitalization of the Company was unlikely to be meaningful and a sale of the Company in a leveraged buyout was unlikely to be accomplished at a price that would offer better value than Signet's proposal. Representatives of BofA Merrill Lynch also expressed their preliminary view that, given their initial analyses and market observations, a proposal from other strategic buyers offering better value than Signet's proposal was unlikely to arise. The Board requested that BofA Merrill Lynch further analyze the potential for a strategic transaction with other potential strategic buyers. Following discussion, the Board determined to communicate to Signet that the terms of Signet's expression of interest did not represent sufficient value to the Company's stockholders and, absent an increase in the proposed value, the Board would not engage with, or provide due diligence to, Signet.

        On November 22, 2013, representatives of BofA Merrill Lynch contacted representatives of Signet's financial advisor, J.P. Morgan Securities LLC ("JPM"), to advise them of the Board's decision.

        On December 3, 2013, the Board received a second letter from Signet, stating that Signet was prepared to increase its per share offer price from $19.00 in cash to $19.00 in cash plus $1.50 in Signet common stock. Signet's letter also communicated that Signet's revised proposal was subject to full, as opposed to confirmatory, due diligence, to support the increased price. On December 4, 2013, representatives of JPM contacted representatives of BofA Merrill Lynch to reiterate the view expressed in Signet's letter that Signet's revised proposal represented a substantial improvement over its initial offer and a compelling premium to the Company's stockholders, and representatives of JPM communicated that Signet had considered terminating its proposal or making a public offer to the Company's stockholders at the level of its initial proposal rather than submitting the new proposal.

        On December 5, 2013, the Board held a meeting at the Company's corporate offices in Irving, Texas, with representatives of management, Cravath and, for portions of the meeting, BofA Merrill Lynch participating. The Board reviewed the final terms of the engagement letter that had been agreed with BofA Merrill Lynch and confirmed that the prior relationships disclosed by BofA Merrill Lynch between it and Signet were not material. The representative of Cravath reviewed the Board's fiduciary duties in connection with the evaluation of a potential transaction. Representatives from BofA Merrill Lynch then joined the meeting and reviewed with the Board their discussion with representatives from JPM. Representatives from BofA Merrill Lynch also reviewed with the Company their financial analyses of the Company and the proposed transaction, and the Board again discussed the projections and the assumptions underlying such projections that were provided to BofA Merrill Lynch for use in its financial analyses. During the meeting, the Board also discussed the potential for a transaction with alternative strategic buyers. After discussion regarding Signet's revised proposal, the Board determined to communicate to Signet that, while the Board believed that Signet's proposal did not represent sufficient value to the Company's stockholders, the Company would enter into a confidentiality agreement with Signet and permit Signet to proceed with the due diligence process with a view to Signet increasing its proposed offer price.

        On December 11, 2013, representatives of BofA Merrill Lynch contacted representatives of JPM to advise them of the Board's decision.

        Between December 12 and December 20, 2013, the Company, Signet, their respective legal counsel and the negotiation committee negotiated the terms of a confidentiality agreement with Signet. On December 20, 2013, the Company and Signet executed a confidentiality agreement. From December 20, 2013 through January 16, 2014, the Company responded to due diligence requests from Signet.

        On January 10, 2014, Mr. Olshansky and a representative of a financial advisory firm (the "overseas party representative") both attended a meeting in connection with matters unrelated to the Company. During the meeting, the overseas party representative indicated he was familiar with an unnamed overseas company (the "overseas party") that was interested in partnering with a financing source in order to pursue a transaction with the Company. Mr. Olshansky invited the overseas party representative to present any such proposal directly to Mr. Burman for formal consideration by the Board, and the overseas party representative indicated he would do so. Mr. Olshansky then advised Mr. Burman of the conversation that had occurred.

        On January 16 and 17, 2014, representatives of the Company's management, Signet's management, BofA Merrill Lynch and JPM met in Grapevine, Texas, to engage in management presentations in connection with Signet's due diligence process. On January 16, 2014, Mr. Barnes also expressed to Mr. Killion Signet's preference that Mr. Killion continue to lead the Zale division of Signet, if the proposed transaction occurred. No employment terms were discussed.

        On January 20, 2014, Mr. Barnes and Mr. Killion discussed the status of negotiations between the Company and Signet. Mr. Barnes also reiterated Signet's seriousness regarding the proposed transaction.

        On January 22, 2014, representatives of JPM contacted representatives of BofA Merrill Lynch to discuss, among other things, Signet's proposed timeline for the proposed transaction.

        On January 23, 2014, the Board held a telephonic meeting with representatives of management, BofA Merrill Lynch and Cravath participating. Mr. Olshansky reviewed with the Board his discussion with the overseas party representative. Representatives of BofA Merrill Lynch also discussed with the Board Signet's proposed timeline, and Mr. Killion reviewed with the Board his discussion with Mr. Barnes.

        During the meeting, at the request of the Board, representatives of BofA Merrill Lynch also discussed with the Board BofA Merrill Lynch's analysis with respect to other potential strategic buyers. After discussion, during which the Board considered the likelihood of any of the identified buyers making an offer for the Company that would represent more value to the Company's stockholders than Signet's proposal, particularly in view of the respective financial positions of the potential buyers, the historical pricing multiples at which they conducted prior acquisitions and the absence of any indication that such buyers would be interested in expanding into the markets in which the Company operates, as well as the risk of a leak if any of the potential buyers were contacted and the risk to Signet's proposal posed by that leak, the Board determined it would defer a final decision regarding contacting such buyers until it had more clarity with respect to Signet's proposal.

        On January 27, 2014, the Board held a telephonic meeting with representatives of management participating. During the meeting, the Board discussed a press release that had been recently issued by Signet in response to disclosure by an investor of its acquisition of a substantial ownership stake in Signet (the "Signet investor").

        On January 30, 2014, the overseas party representative contacted Mr. Burman, indicated that he represented the overseas party and requested that his client be given the opportunity to conduct due diligence on the Company in order to determine whether it would make an offer to purchase the Company. The overseas party representative indicated that his client would need to partner with one or more private equity firms to obtain financing for such an offer, but did not propose an offer price or identify any such private equity firms or other financial sources. Mr. Burman informed the overseas party representative that he would be in touch with him on the matter.

        Between January 29 and February 5, 2014, representatives of the management teams of the Company and Signet held various due diligence meetings. In addition, on February 5, 2014, representatives of JPM informed representatives of BofA Merrill Lynch that they anticipated providing an update with respect to the proposed offer price following an upcoming meeting of Signet's Board of Directors.

        On February 6, 2014, Cravath received an initial draft of the merger agreement from Weil, Gotshal & Manges LLP, Signet's outside counsel ("Weil").

        Later the same day, the Board held a telephonic meeting with representatives of management, BofA Merrill Lynch and Cravath participating. Representatives of BofA Merrill Lynch updated the Board with respect to the status of discussions with Signet, including the status of Signet's due diligence efforts, and the details of Signet's latest proposed timeline. Representatives of Cravath provided an overview of the draft merger agreement distributed by Weil and of the Board's fiduciary duties in connection with the proposed transaction. The Board discussed the provisions in the draft merger agreement distributed by Weil related to, among other things, the flexibility of the Company to entertain third party proposals if a merger agreement with Signet was to be executed and announced.

        During the meeting, Mr. Burman also discussed with the Board his recent contact from the overseas party representative. The Board considered the request to conduct due diligence in order to make a proposal and determined that it would not allow the overseas party representative to proceed with exploratory due diligence without an initial indication of price and an indication of available financing. The Board directed Mr. Burman to inform the overseas party representative that, if the overseas party had a proposal as to a preliminary indication of value to make in respect of a potential transaction with the Company and an indication of financial resources, the Board would consider such a proposal as appropriate.

        During the meeting, the Board also again discussed whether to approach any of the other potential strategic buyers that the Board had previously evaluated. The Board considered the likelihood that any of the identified potential buyers would make a proposal that would be more favorable to the Company's stockholders than Signet's. The Board also discussed the risk of leaks if potential buyers were contacted, and the risk that leaks posed to the potential transaction, particularly in light of the emergence of the Signet investor, whose possible reaction to the potential transaction was unknown. Finally, the Board considered whether the terms of the draft merger agreement would unreasonably deter any of the identified potential buyers from making an offer, or would unreasonably restrict the Company from entertaining unsolicited offers, after such an agreement was executed. After reviewing these various considerations, the Board determined that it would not, at that time, direct BofA Merrill Lynch to seek alternative proposals from the identified strategic buyers or others.

        On February 7, 2014, Mr. Burman contacted the overseas party representative to convey the Board's decision that, while the Board would give appropriate consideration to a proposal with a preliminary indication of value and an indication of financial resources, absent such an initial proposal, the Company would not participate in exploratory due diligence.

        Also on February 7, 2014, Mr. Killion and Mr. Barnes met to discuss the status of negotiations between the Company and Signet. During the meeting, Mr. Barnes reiterated to Mr. Killion Signet's preference that Mr. Killion continue to lead the Zale division of Signet, if the proposed transaction occurred. Mr. Killion told Mr. Barnes that, while he would assist with the transition period, his decision to lead such a division would be based on numerous factors and he would not commit to do so at that time. No employment terms were discussed.

        On February 8, 2014, Weil provided an initial draft of the proposed voting agreement to Cravath and asked Cravath to forward it to Golden Gate.

        On February 10, 2014, representatives of JPM contacted representatives of BofA Merrill Lynch to communicate that Signet, following its due diligence, was reiterating its previous offer of $20.50 per share of Company common stock, but the offer would be all cash.

        Later the same day, the Board held a telephonic meeting, with representatives of management, BofA Merrill Lynch and Cravath participating. Representatives of BofA Merrill Lynch and Cravath reviewed with the Board Signet's revised proposal and the status of merger agreement negotiations. Following discussion, the Board directed the representatives of BofA Merrill Lynch to inform representatives of JPM that the Board would be willing to proceed with a potential transaction if Signet would increase its offer to $21.00 in cash per share of Company common stock, and the terms of definitive documentation could be agreed.

        Also on February 10, 2014, representatives of BofA Merrill Lynch contacted representatives of JPM to convey the Board's decision. On February 11, 2014, representatives of JPM contacted representatives of BofA Merrill Lynch to indicate that Signet had increased its offer price to $21.00 in cash per share of Company common stock.

        On February 13, 2014, the Board held a meeting at the New York offices of Cravath with representatives of management, BofA Merrill Lynch and Cravath participating. Representatives of Cravath provided an overview of the fiduciary duties of the Board in connection with its consideration of the proposed transaction. The Board considered provisions of the draft merger agreement and the draft voting agreement, including, among other things, with respect to the ability of the Company to entertain unsolicited proposals from other potential buyers after the merger agreement was signed, the size of the termination fee, the allocation of regulatory risk and the termination provisions of the voting agreement. Following discussion, the Board directed its advisors to continue negotiations with Signet and its advisors consistent with the Board's discussions.

        During the meeting, representatives of BofA Merrill Lynch reviewed the financial terms of Signet's revised proposal and reviewed with the Board BofA Merrill Lynch's financial analyses regarding the proposed transaction. The Board also again considered whether to contact other potential buyers to solicit interest for an acquisition of the Company in advance of executing an agreement with Signet. The Board considered the earlier discussions with representatives of BofA Merrill Lynch regarding the relatively low perceived likelihood that a competitive proposal from another buyer would emerge, in light of, among other things, the price and pricing multiple represented by Signet's proposal and the financial resources of potential alternative strategic buyers. The Board also discussed the risk posed by a possible leak to the potential transaction, particularly in light of the Signet investor, whose possible reaction to the potential transaction was unknown. The Board also considered the terms of the merger agreement being negotiated and determined that they would not preclude or discourage any of the identified strategic alternative buyers from making an unsolicited offer, or prohibit the Company from entertaining such an offer, if a merger agreement with Signet was executed. Following discussion of the various considerations, the Board determined that it would not solicit alternative proposals from the identified potential buyers prior to executing an agreement with Signet.

        Between February 13 and February 18, 2014, the Company, Signet and their respective legal counsel engaged in various negotiations regarding the terms of the draft merger agreement. During this time, the negotiation committee held various meetings with representatives of management, Cravath and BofA Merrill Lynch participating in order to discuss issues raised during negotiations of the draft merger agreement and voting agreement.

        On February 18, 2014, the Board held a telephonic meeting with representatives of management, BofA Merrill Lynch and Cravath participating. Representatives of Cravath reviewed with the Board the open points on the merger agreement. After receiving direction from the Board, the Board meeting adjourned while members of the negotiation committee and representatives of Cravath and BofA Merrill Lynch spoke with Mr. Barnes, H. Todd Stitzer, the Chairman of the Board of Signet, and representatives of JPM and Weil. During that discussion, all material outstanding issues were resolved.

        The Board meeting reconvened in the early hours of February 19, 2014. Representatives of Cravath provided a review of the fiduciary duties of the Board in connection with its consideration of the proposed transaction, and reviewed with the Board the terms of the proposed merger agreement. Representatives of

BofA Merrill Lynch reviewed with the Board BofA Merrill Lynch's financial analysis of the merger consideration and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated February 19, 2014 and attached to this proxy statement as Annex C, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Company common stock was fair, from a financial point of view, to such holders. After discussion, including review and consideration of the factors described under "—Reasons for Recommending the Adoption of the Merger Agreement", the Board unanimously determined that the merger, the merger agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of the Company and its stockholders. The Board unanimously approved the merger agreement and the voting agreement and determined to recommend that the Company's stockholders approve and adopt the merger agreement.

        On February 19, 2014, prior to the commencement of trading on the NYSE, the parties executed and delivered the merger agreement and the voting agreement and issued a joint press release announcing the transaction and their execution of a definitive merger agreement.

        In connection with the preparation of this proxy statement, on March 23, 2014, representatives of BofA Merrill Lynch informed Cravath of the following. In connection with ordinary course investment banking efforts to seek financial advisory engagements, representatives of BofA Merrill Lynch had made an unsolicited presentation to Mr. Barnes and Signet's chief financial officer on October 7, 2013, regarding a possible acquisition of the Company, recent mergers and acquisitions activity and the current market environment. The presentation included analyses relating to a potential acquisition of the Company at illustrative prices based on selected premia to the Company's then-current trading price and 52-week high trading price, ranging from $17.00 to $21.00 per share of Company common stock. BofA Merrill Lynch confirmed to the Company that the representatives of BofA Merrill Lynch made the presentation to Signet prior to the Company's first contact with BofA Merrill Lynch on November 7, 2013 regarding a potential engagement of BofA Merrill Lynch as financial advisor in connection with a potential transaction with Signet and without knowledge that Signet had contacted a member of the Board on October 6, 2013 regarding a potential strategic transaction with the Company. BofA Merrill Lynch further confirmed to the Company that the representatives who participated in the October 7, 2013 meeting with Signet did so without knowledge that BofA Merrill Lynch was participating as the potential lead underwriter in the secondary offering of Company common stock. BofA Merrill Lynch confirmed to the Company that the presentation was not based on, and did not contain, any non-public information, and that, following the October 7, 2013 meeting, Signet did not seek to engage BofA Merrill Lynch in connection with a transaction involving the Company or any other transaction. BofA Merrill Lynch informed the Company that BofA Merrill Lynch determined that one of the individuals who participated in the October 7, 2013 meeting could participate on the BofA Merrill Lynch team advising the Company and that individual subsequently did participate as a senior member of that team.

        On March 25, 2014, March 30, 2014 and April 2, 2014, the Board held meetings to discuss BofA Merrill Lynch's October 7, 2013 presentation to Signet. During the April 2, 2014 meeting, after review and consideration, the Board concluded that BofA Merrill Lynch's presentation to Signet did not impact the Board's determination and recommendation regarding the merger, the merger agreement and the transactions contemplated thereby.

Recommendation of the Board

        At the special meeting of the Board on February 19, 2014, after careful consideration, including detailed discussions with the Company's management and its legal and financial advisors, all of the directors present at the meeting unanimously:

  •
  approved the merger agreement;

  •
  deemed the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable, fair to, and in the best interests of the Company and its stockholders;

  •
  directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company; and

  •
  recommended that the stockholders of the Company vote in favor of the adoption of the merger agreement.

Reasons for Recommending the Adoption of the Merger Agreement

        As described above in the section entitled "—Background of the Merger", prior to and in reaching this determination, the Board consulted with and received the advice of its financial advisor and outside counsel, discussed certain issues with the Company's management and considered a variety of factors weighing positively in favor of the merger, including the following material factors:

  •
  the $21.00 per share price to be paid in cash in respect of each share of Company common stock, which represented a 41% premium over the closing price of the Company common stock on February 18, 2014 (the last trading day prior to the Board's approval of the merger agreement), an 85% premium over the volume weighted average closing price of the Company common stock for the twelve-month period ended February 14, 2014 and a valuation of the Company at a multiple of 18.2 times the Company's EBITDA for the twelve-month period ended January 31, 2014;

  •
  the Board's significant experience and understanding of the Company's business, operations, financial condition, earnings, prospects, competitive position and the nature of the industry in which the Company competes, including the risks, uncertainties and challenges facing the Company and such industry, including in connection with the Company's execution of its three-year plan;

  •
  the opinion of BofA Merrill Lynch, dated February 19, 2014, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Company common stock, as more fully described below in the section entitled "—Opinion of BofA Merrill Lynch";

  •
  the Board's assessment, taking into account the financial analyses presented to the Board by BofA Merrill Lynch at the February 19, 2014 meeting of the Board, of the Company's value on a standalone basis relative to the $21.00 per share in cash to be paid in the merger;

  •
  the review of strategic and other alternatives reasonably available to the Company, including:

  ◦
  a review of a variety of possible strategic alternatives other than a sale of the Company or recapitalization strategies;

  ◦
  a review of the range of possible benefits to the Company's stockholders of these alternatives and the timing and the likelihood of accomplishing the goals of any of these alternatives; and

  ◦
  an assessment by the Board, taking into account, among other things, certain analyses prepared by BofA Merrill Lynch, that none of these alternatives was reasonably likely to present superior opportunities for the Company to, or reasonably likely to create greater value for the Company's stockholders than, the merger;

  •
  whether there were other potential parties that might have an interest in, and be financially capable of, engaging in a strategic transaction with the Company and the valuation and financing issues that might arise in connection with pursuing such a transaction;

  •
  the fact that the consideration to be paid by Signet is all cash, which provides certainty of value and liquidity to the Company's stockholders immediately upon the closing of the merger;

  •
  the fact that the price and the all-cash consideration Signet will pay to the Company's stockholders was the result of negotiations and price increases by Signet from its initial proposal of $19.00 per share in cash, as described above in the section entitled "—Background of the Merger";

  •
  the fact that the merger is not subject to approval by Signet's stockholders;

  •
  Signet's market capitalization and financial strength and the absence of a financing condition in the merger agreement, the Company's ability to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement and the fact that Signet has secured from the JPM financing parties fully committed financing necessary to consummate the merger, which includes an $800 million 364-day unsecured bridge facility and a $400 million 5-year unsecured term loan facility;

  •
  the provisions of the merger agreement that permit the Company to explore an unsolicited superior proposal, including:

  ◦
  the provisions of the merger agreement that allow the Company to engage in negotiations with, and provide information to, third parties in response to an unsolicited takeover proposal that the Board determines in good faith, after receiving advice from its financial advisors and outside counsel, constitutes or would reasonably be expected to lead to a superior proposal;

  ◦
  the provisions of the merger agreement that allow the Company, under certain circumstances (subject to compliance with certain requirements set forth in the merger agreement and the payment of a termination fee to Signet), to terminate the merger agreement prior to obtaining approval of the merger agreement by the Company's stockholders in order to enter into a superior proposal; and

  ◦
  the fact that the termination fee described above is equal to approximately 2.75% of the equity value of the Company, which termination fee the Board does not believe would unreasonably deter another interested party from making a competing proposal for the Company, particularly in light of the fact that the Company's enterprise value is substantially in excess of its equity value;

  •
  the fact that the voting agreement terminates upon any termination of the merger agreement, including a termination by the Board to take a superior proposal;

  •
  the belief that the terms of the merger agreement, taken as a whole, provide protection against the risk that the consummation of the merger is delayed or that the merger cannot be completed due to required regulatory approvals, based on, among other things:

  ◦
  the covenants contained in the merger agreement obligating each of the parties to use reasonable best efforts to cause the merger to be consummated and to take certain actions to resolve objections under any antitrust laws;

  ◦
  the provision of the merger agreement that allows the end date for completing the merger to be extended to May 19, 2015, if the merger has not been completed by the initial February 19, 2015 deadline because the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act has not occurred or because a law or restraint is in effect that enjoins, restrains, prevents, prohibits or makes illegal the consummation of the merger (and such restraint is in respect of an antitrust law); and

  ◦
  the fact that the merger agreement provides for the payment by Signet to the Company of a reverse termination fee of $53,400,000 in the event the merger agreement is terminated under certain circumstances relating to failure to obtain certain antitrust approvals;

  •
  the belief that the terms of the merger agreement, taken as a whole, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

  •
  the fact that a vote of the Company's stockholders entitled to vote on the merger is required under Delaware law to adopt the merger agreement, and that stockholders who do not vote in favor of the adoption of the merger agreement and otherwise comply with Section 262 of the DGCL will have the right to demand appraisal of the fair value of their shares under Delaware law if the merger is approved and consummated; and

  •
  the fact that Z LLC, which held warrants of the Company, which warrants were exercised on March 18, 2014 into shares representing approximately 23.2% of the issued and outstanding Company common stock, will receive the same consideration as the Company's other stockholders and is supportive of the transaction.

        In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the merger agreement and the merger, including the following material factors:

  •
  the possibility that the merger might not be consummated in a timely manner or at all due to a failure of certain conditions, including with respect to the required approval of the transaction by antitrust regulatory authorities;

  •
  the risks and costs to the Company if the merger does not close in a timely manner or at all, including the potential negative impact on the Company's ability to retain key employees, the diversion of management and employee attention and the potential disruptive effect on the Company's day-to-day operations and the Company's relationships with customers, suppliers and other third parties;

  •
  the fact that the stockholders of the Company will have no ongoing equity interest in the combined company following the merger, meaning that the stockholders will not participate in Signet's or the Company's future earnings or growth;

  •
  the restrictions on the conduct of the Company's business prior to the consummation of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations of the Company;

  •
  the risk that the parties may incur significant costs and delays resulting from seeking governmental consents and approvals necessary for completion of the merger;

  •
  the provisions of the merger agreement that restrict the Company's ability to solicit or participate in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and that require the Company to provide Signet with an opportunity to propose adjustments to the merger agreement prior to the Company being able to terminate the merger agreement to accept a superior proposal;

  •
  the possibility that the Company's obligation to pay Signet a termination fee of $26,700,000 upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company;

  •
  the significant costs involved in connection with negotiating the merger agreement and completing the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, and that if the merger is not consummated the Company may be required to bear such costs; and

  •
  the fact that an all-cash transaction would be taxable to the Company's stockholders that are U.S. holders for U.S. federal income tax purposes.

        In addition to considering the factors described above, the Board also identified and considered a variety of other factors, including the following:

  •
  the prior relationships between BofA Merrill Lynch and each of the Company and Signet, the fact that BofA Merrill Lynch disclosed to the Board information regarding such relationships, including with respect to prior fees received from Signet and its affiliates, and the fact that neither BofA Merrill Lynch nor its representatives had any current strategic or capital markets assignments or lending relationships with Signet;

  •
  Mr. Burman's former role as an executive officer of Signet and his ownership of 1,850 shares of Signet common stock, which is substantially less in value than his equity interest in the Company, as described more fully below in the section entitled "—Interests of the Company's Directors and Executive Officers in the Merger";

  •
  the fact that an affiliate of Messrs. Attenborough and Olshansky held warrants of the Company, which warrants were exercised on March 18, 2014 into shares representing approximately 23.2% of the Company's issued and outstanding common stock, and is a lender under the Company's senior secured term loan which will, in connection with the closing of the merger, be repaid, and such prepayment will be subject to a prepayment fee, as described more fully below in the section entitled "—Interests of the Company's Directors and Executive Officers in the Merger"; and

  •
  the fact that the Company's executive officers have financial interests in the merger that may be different from, or in addition to, those of the Company's stockholders generally, including those interests that are a result of employment and compensation arrangements with the Company, as described more fully below in the section entitled "—Interests of the Company's Directors and Executive Officers in the Merger".

        The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. The Board collectively reached the conclusion to approve the merger agreement and declare the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of the Company and its stockholders, in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of the information available to the Board, including discussions with, and questioning of, the Company's management and the financial and legal advisors. In considering the factors discussed above, individual members of the Board may have given different weights to different factors.

        This explanation of the Board's reasons for recommending the adoption of the merger agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 16.

Prospective Financial Information

        The Company does not as a matter of course make public projections as to future performance due to the inherent unpredictability of the assumptions and estimates underlying such projections. However, in connection with the Board's evaluation of the merger and other strategic alternatives available to the Company, the Company's management provided to the Board and BofA Merrill Lynch certain non-public, unaudited prospective financial information (the "prospective financial information").

        Certain prospective financial information provided to the Board and BofA Merrill Lynch for fiscal years 2014 through 2016 was based on management's three-year plan for the Company and, for fiscal year 2014, was updated to reflect actual financial performance for the first two quarters of such fiscal year (the "business plan forecast"). BofA Merrill Lynch used the business plan forecast, along with the related extended forecast described below (collectively, the "business plan case"), in connection with its evaluation of the merger and the preparation of its opinion. A version of the business plan forecast was also made available to Signet during the course of negotiations (the "Signet prospective financial information").

        In addition, alternative prospective financial information for the Company for fiscal years 2014 through 2016 (the "alternative forecast"), along with the related extended forecast described below (collectively, the "alternative case"), was provided to the Board and BofA Merrill Lynch in connection with its evaluation of the merger. As compared to the business plan forecast, the alternative forecast was premised on the Company generating a lower level of future revenue growth and savings from its sourcing initiatives.

        For BofA Merrill Lynch's use in connection with its evaluation of the merger, management also prepared certain projections for fiscal years 2017 through 2020 by applying constant growth rates to the projected fiscal year 2016 revenue, costs of goods sold and selling, general and administrative expense for each of the business plan forecast and the alternative forecast (collectively, the "extended forecasts"). No extended forecasts were made available to Signet.

        The following is a summary of the prospective financial information:

	Business Plan Case
	Business Plan Forecast				Extended Forecast
(dollars in millions)	FY14		FY15(1)	FY16	FY17	FY18	FY19	FY20
Total revenue	$1,898	(2)	$1,995	$2,082	$2,166	$2,252	$2,342	$2,436
EBITDA(3)	92		124	200	223	246	271	297
EBIT(4)	59		86	159	179	201	224	248
Capital expenditures	55		55	56	50	50	50	50
Change in net working capital	(18)		(27)	(13)	(10)	(10)	(10)	(10)

	Alternative Case
	Alternative Forecast			Extended Forecast
(dollars in millions)	FY14	FY15(1)	FY16	FY17	FY18	FY19	FY20
Total revenue	$1,897	$1,976	$2,044	$2,105	$2,169	$2,234	$2,301
EBITDA(3)	90	115	172	186	202	217	234
EBIT(4)	57	77	130	144	158	173	188
Capital expenditures	55	55	56	50	50	50	50
Change in net working capital	(15)	(26)	(13)	(10)	(10)	(10)	(10)

(1)
Excludes the impact of a one-time non-cash reversal of the net operating loss valuation allowance.

(2)
The Signet prospective financial information reflected total revenue of $1,922 million in fiscal year 2014, in contrast to the total revenue of $1,898 million for fiscal year 2014 reflected in the business plan case, because the Signet prospective financial information had not been updated to reflect actual financial performance for the first two quarters of fiscal year 2014. Signet was later provided with the Company's actual financial results for the first two quarters of fiscal year 2014, along with a comparison of those results to the Company's plan for such periods.

(3)
EBITDA is a non-GAAP financial measure, which, as used by the Company, means earnings before interest, income taxes and depreciation and amortization.

(4)
EBIT is a non-GAAP financial measure, which, as used by the Company, means earnings before interest and income taxes.

        The Company's management provided the non-GAAP measures included in the prospective financial information to the Board because management believed such measures could be useful in evaluating the merger and the other strategic alternatives available to the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net earnings (loss). The Company's calculation of these non-GAAP measures may differ from others in its industry and is not necessarily comparable with similar titles used by other companies. A reconciliation of EBIT and EBITDA to the most directly comparable GAAP measure for the business plan forecast and the alternative forecast is provided below (totals may not sum due to rounding). The extended forecasts did not include projections with respect to interest expense, income tax expense or depreciation and amortization. These projections would need to be calculated in order to enable a reconciliation of EBIT and EBITDA to net earnings for fiscal years 2017 through 2020 and, therefore, such a reconciliation for such fiscal years is not presented.

	Business Plan Forecast
(dollars in millions)	FY14	FY15(1)	FY16
Net earnings	$32	$40	$90
Interest expense	23	24	21
Income tax expense	2	22	48
EBIT	$57	$86	$159
Depreciation and amortization	34	39	41
EBITDA	$92	$124	$200

	Alternative Forecast
(dollars in millions)	FY14	FY15(1)	FY16
Net earnings	$30	$34	$71
Interest expense	23	24	21
Income tax expense	3	18	38
EBIT	$57	$77	$130
Depreciation and amortization	33	38	42
EBITDA	$90	$115	$172

(1)
Excludes the impact of a one-time non-cash reversal of the net operating loss valuation allowance.

        The foregoing summary of the prospective financial information is included in this proxy statement solely to give stockholders access to certain non-public, unaudited information that was made available to the Board and its financial advisors and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the merger or for any other purpose, including whether or not to seek appraisal rights with respect to the shares of Company common stock.

        The prospective financial information does not give effect to the merger or the other transactions contemplated by the merger agreement. The prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or GAAP or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company's management, was prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results.

        None of the Company's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and such parties assume no responsibility for, and disclaim any association with, the prospective financial information.

        Although presented with numeric specificity, the prospective financial information set forth above reflects numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. The prospective financial information set forth above reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information set forth above constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including, but not limited to, those described above under "Cautionary Statement Regarding Forward-Looking Statements" and in the Company's most recent SEC filings. There can be no assurance that the prospective financial information set forth above will be realized or that actual results will not be significantly higher or lower than those set forth above.

        The prospective financial information set forth above covers multiple years and such information (and, in particular, the extended forecasts) by its nature becomes less reliable with each successive year. In addition, such prospective financial information reflects assumptions of the Company's management as of the time such information was prepared as to certain business decisions that were and are subject to change, and such information will be affected by the Company's ability to achieve strategic goals, objectives and targets over the applicable periods. Such information cannot, therefore, be considered a guarantee of future operating results, and the information should not be relied on as such. The inclusion of this information should not be regarded as an indication that the Company, the Board, BofA Merrill Lynch or anyone who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied upon as such. None of the Company, the Board, BofA Merrill Lynch or any of their respective affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the prospective financial information described above. The prospective financial information set forth above does not take into account any circumstances or events occurring after the date the forecasts were prepared, including the transactions contemplated by the merger agreement or the announcement thereof. Furthermore, such prospective financial information does not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context. None of the Company, the Board, BofA Merrill Lynch or any of their respective affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the information set forth above, including if any of it is or becomes inaccurate (even in the short term). The inclusion in this proxy statement of the prospective financial information set forth above should not be deemed an admission or representation by the Company or the Board that such information is viewed by the Company or the Board as material information of the Company. Such information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company's public filings with the SEC.

        In light of the foregoing factors and the uncertainties inherent in the prospective financial information set forth above, stockholders are cautioned not to place undue, if any, reliance on such information or the fact that it is included in this proxy statement.

Opinion of BofA Merrill Lynch

        The Company has retained BofA Merrill Lynch to act as the Company's financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Merrill Lynch to act as the Company's financial advisor in connection with the merger on the basis of BofA Merrill Lynch's experience in transactions similar to the merger, its reputation in the investment community and its familiarity with the Company and its business.

        On February 19, 2014, at a meeting of the Board held to evaluate the merger, BofA Merrill Lynch delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated February 19, 2014, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Company common stock was fair, from a financial point of view, to such holders.

        The full text of BofA Merrill Lynch's written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

        In connection with rendering its opinion, BofA Merrill Lynch:

  •
  reviewed certain publicly available business and financial information relating to the Company;

  •
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company and described above under "Prospective Financial Information";

  •
  discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

  •
  reviewed the trading history for the Company common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

  •
  reviewed the merger agreement; and

  •
  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the prospective financial information, BofA Merrill Lynch was advised by the Company, and assumed, that it was reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company under the alternative scenarios presented therein, and for purposes of its opinion, BofA Merrill Lynch relied on the business plan case as described above under "Prospective Financial Information". BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company or Signet under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of the Company, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the merger.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch was not requested to, and it did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of the Company or any alternative transaction. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Company common stock and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter. Except as described above, the Company imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by BofA Merrill Lynch's Americas Fairness Opinion Review Committee.

        The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

  Financial Analyses

        Selected Publicly Traded Companies Analysis.    BofA Merrill Lynch reviewed publicly available financial and stock market information for the Company and publicly available financial and stock market information (including from FactSet and Capital IQ) for Signet and the following five other publicly traded mall-based specialty retailers (collectively, the "selected publicly traded companies"):

  •
  ANN INC.

  •
  Chico's FAS, Inc.

  •
  DSW Inc.

  •
  Francesca's Holdings Corporation

  •
  The Children's Place Retail Stores, Inc.

        BofA Merrill Lynch reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as fully-diluted equity values based on closing stock prices on February 14, 2014, plus net debt, as a multiple of each company's calendar year 2014 estimated earnings before interest, taxes, depreciation and amortization ("EBITDA"), or Enterprise Value/2014 EBITDA. BofA Merrill Lynch also reviewed per share equity values, based on closing stock prices on February 14, 2014, of the selected publicly traded companies as a multiple of each company's calendar year 2014 estimated earnings per share ("EPS"), or 2014 P/E. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts' estimates. This analysis indicated high, low and median multiples for Enterprise Value/2014 EBITDA and 2014 P/E for the selected publicly traded companies as set forth in the table below:

	Signet		Other Selected Publicly Traded Companies*
Metric			High		Low		Median
Enterprise Value/2014 EBITDA	8.4	x	8.8	x	4.8	x	6.2	x
2014 P/E	15.3	x	18.3	x	13.7	x	14.6	x

*
Signet excluded from the calculation of high, low and median multiples.

        Based on the analysis of the selected publicly traded companies summarized above and using the business plan case, BofA Merrill Lynch then applied EBITDA multiples of 7.0x to 9.0x to the Company's fiscal year ending July 31, 2016 estimated EBITDA and EPS multiples of 12.0x to 15.0x to the Company's fiscal year ending July 31, 2016 estimated EPS. This analysis utilized estimated EBITDA and EPS multiples for the fiscal year ending July 31, 2016 because the Company's estimated EBITDA and EPS during the next twelve month period ending January 31, 2015 does not reflect the improvement in financial performance the Company expects to realize by the end of fiscal year 2016 under the business plan case. The Company's implied fully-diluted equity value based on the EBITDA multiples analysis described above was calculated (based on information provided by the management of the Company) by reducing the Company's implied enterprise value by the Company's estimated net debt as of July 31, 2015. The Company's implied fully-diluted equity value based on the EBITDA multiples analysis and the EPS multiples analysis, each as described above, was, in each case, discounted to present value as of January 31, 2014 utilizing discount rates ranging from 13.5% to 16.5%, which were based on an estimate of the Company's cost of equity. This analysis indicated the following approximate implied per share equity value reference ranges for the Company (per share values were rounded to the nearest $0.05 increment), as compared to the merger consideration:

Business Plan Case
Implied Per Share Equity Value Reference Ranges for the Company
2016 Estimated EBITDA	2016 Estimated EPS	Merger Consideration
$18.05 - $25.65	$18.95 - $24.65	$21.00

        In addition, BofA Merrill Lynch also applied the same range of EBITDA multiples and EPS multiples described above, in each case, based on the alternative case as described above under "Prospective Financial Information". BofA Merrill Lynch then made the same adjustments to the Company's implied enterprise value for net debt, and discounted the resulting fully-diluted equity value to present value utilizing the same discount rate ranges, in each case, as described above. This analysis indicated the following approximate implied per share equity value reference ranges for the Company (per share values were rounded to the nearest $0.05 increment), as compared to the merger consideration:

Alternative Case
Implied Per Share Equity Value Reference Ranges for the Company
2016 Estimated EBITDA	2016 Estimated EPS	Merger Consideration
$14.55 - $21.05	$15.05 - $19.55	$21.00

        No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed a discounted cash flow analysis of the Company using the business plan case to calculate (i) the estimated present value of the Company's projected standalone unlevered, after-tax free cash flows (disregarding the tax benefits and tax credits referred to in the immediately following clause (ii)) and (ii) the estimated present value of the tax benefits to the Company of certain of its net operating loss carry-forwards and certain tax credits, in each case, during the period from February 1, 2014 through July 31, 2020 based on the business plan case. BofA Merrill Lynch calculated terminal values for the Company by applying a range of perpetuity growth rates of 2.5% to 4.0% to the Company's projected unlevered, after-tax normalized free cash flows in the terminal year. The cash flows and terminal values were then discounted to present value as of January 31, 2014 using discount rates ranging from 11.0% to 13.0%, which were based on an analysis of the weighted average cost of capital of the Company and the selected publicly traded companies referred to above. The Company's implied fully-diluted equity value was calculated (based on information provided by the management of the Company) by reducing the Company's implied enterprise value by the Company's net debt as of January 31, 2014. This analysis indicated the following approximate implied per share equity value reference range for the Company (per share values were rounded to the nearest $0.25 increment), as compared to the merger consideration:

Business Plan Case
Implied Per Share Equity Value Reference Range for the Company	Merger Consideration
$16.25 - $27.25	$21.00

        The range of discount rates and perpetuity growth rates described above implied a range of terminal value multiples based on the Company's estimated EBITDA for the terminal year of 5.3x to 8.0x.

        In addition, BofA Merrill Lynch also performed a discounted cash flow analysis using the range of discount rates and perpetuity growth rates described above and the Company's projected standalone unlevered, after-tax free cash flows and the tax benefits to the Company of certain of its net operating loss carry-forwards and certain tax credits, in each case, during the period from February 1, 2014 through July 31, 2020 based on the alternative case. This analysis indicated the following approximate implied per share equity value reference range for the Company (per share values were rounded to the nearest $0.25 increment), as compared to the merger consideration:

Alternative Case
Implied Per Share Equity Value Reference Range for the Company	Merger Consideration
$11.50 - $20.75	$21.00

        The range of discount rates and perpetuity growth rates described above implied a range of terminal value multiples based on the Company's estimated EBITDA for the terminal year of 5.6x to 8.4x.

  Other Factors

        BofA Merrill Lynch also reviewed and considered other factors, solely for reference purposes, including:

  •
  historical trading prices of Company common stock during the one-year period ended February 14, 2014, noting that the low and high closing prices during such period were $3.81 and $17.08, respectively; and

  •
  present value of analyst share price targets for Company common stock in recently published, publicly available research analysts' reports, noting that the low and high share price targets discounted to present value as of January 31, 2014 utilizing discount rates ranging from 13.5% to 16.5%, which were based on an estimate of the Company's cost of equity, ranged from $12.90 to $16.75 (per share values were rounded to the nearest $0.05 increment).

        In addition, solely for reference purposes, BofA Merrill Lynch also performed a selected precedent transaction analysis as described below. This analysis was performed solely for reference purposes because the Company's last twelve months ("LTM") EBITDA does not reflect the Company's recent improvement in financial performance during the LTM period or the improvement in financial performance the Company expects to realize during the forecast period.

        BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following selected transactions involving jewelry and other specialty retail companies:

Jewelry Company Transactions

Announcement Date	Acquiror	Target
• October 2012	• Signet Jewelers Limited	• Ultra Stores, Inc.*
• October 2007	• Citizen Holdings Co., Ltd.	• Bulova Corporation*
• September 2007	• Finlay Enterprises, Inc.	• Bailey Banks & Biddle
• October 2006	• Aber Diamond Corporation	• Harry Winston Inc. (remaining 47% stake)*
• September 2006	• Leonard Green & Partners, L.P.	• Tourneau, Inc.
• April 2004	• Aber Diamond Corporation	• Harry Winston Inc. (51% stake)
• August 2000	• Zale	• Piercing Pagoda, Inc.
• January 2000	• Signet Group PLC	• Marks & Morgan Jewelers, Inc.
• June 1999	• Zale	• Peoples Jewellers (retail locations in Canada)*

*
Transactions excluded from the high, low, mean and median multiples summarized below because multiples were not publicly available for those transactions.

Other Retail Specialty Company Transactions

Announcement Date	Acquiror	Target
• September 2013	• Jarden Corporation	• Yankee Candle Investments LLC
• March 2013	• Sycamore Partners	• Hot Topic, Inc.
• November 2012	• Apax Partners	• Cole Haan LLC

Announcement Date	Acquiror	Target
• August 2012	• Clayton, Dubillier & Rice, LLC	• David's Bridal, Inc.
• May 2012	• Ascena Retail Group, Inc.	• Charming Shoppes, Inc.
• May 2012	• Wolverine World Wide, Inc.	• Collective Brands, Inc.'s Performance + Lifestyle Group
• October 2010	• Bain Capital Partners, LLC	• The Gymboree Corporation
• August 2009	• Advent International Corporation	• Charlotte Russe Holding, Inc.
• June 2009	• Dress Barn Inc.	• Tween Brands Inc.
• May 2007	• Golden Gate Capital	• Express Inc.
• March 2007	• Apollo Management, L.P.	• Claire's Stores, Inc.
• February 2007	• Ares Management LLC & Ontario Teachers' Private Capital	• General Nutrition Centers, Inc.
• November 2006	• Leonard Green & Partners, L.P.	• David's Bridal, Inc.
• November 2006	• Limited Brands, Inc.	• La Senza Corporation
• October 2006	• Madison Dearborn Partners LLC	• Yankee Candle Investments LLC
• April 2005	• GameStop Corp.	• Electronics Boutique Holdings Corp.

        BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company's LTM EBITDA, or TV/LTM EBITDA. Estimated financial data of the selected precedent transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated high, low, mean and median multiples for TV/LTM EBITDA as set forth in the table below:

Metric	High		Low		Mean		Median
Jewelry Company Transactions	12.5	x	6.2	x	9.1	x	8.1	x
Other Specialty Retail Company Transactions	11.5	x	5.6	x	9.2	x	9.7	x

        BofA Merrill Lynch then applied TV/LTM EBITDA multiples of 5.6x to 12.5x, which represents the overall low and the overall high multiple from the selected precedent transactions, to the Company's LTM EBITDA as of January 31, 2014 (as provided by the management of the Company). The Company's implied fully-diluted equity value based on the LTM EBITDA multiples analysis described above was calculated (based on information provided by the management of the Company) by reducing the Company's implied enterprise value by the Company's net debt as of January 31, 2014. This analysis indicated an approximate implied per share equity value reference range for the Company (per share values were rounded to the nearest $0.05 increment), of $0.00 to $11.50 as compared to the merger consideration.

        Solely for reference purposes, using information from Dealogic, FactSet and other publicly available sources, BofA Merrill Lynch also analyzed the premiums offered in selected all-cash transactions completed or pending since January 1, 2010 with transaction values over $1 billion. For each of these transactions, BofA Merrill Lynch calculated the premium represented by the offer price over the target company's:

  •
  unaffected share price, meaning the closing share price one trading day prior to the earliest of (i) the announcement of the transaction, (ii) the first reported rumor regarding the transaction, (iii) the target company's announcement of hiring financial advisors to explore a sale and (iv) any other public indication that a sale transaction would likely take place, in each case, referred to below as the "unaffected date";

  •
  the volume weighted average price per share of the target company's common stock ("VWAP") for the 3-month period ending on the unaffected date;

  •
  the VWAP for the 52-week period ending on the unaffected date; and

  •
  the high closing price for the 52-week period ending on the unaffected date.

BofA Merrill Lynch also calculated the premium represented by the merger consideration over the Company's closing stock price on February 14, 2014 and for the time periods described above ending on February 14, 2014.

        This analysis indicated the following:

Premiums Paid Percentages

Time Period Prior to Unaffected Date	25th Percentile	Median	75th Percentile	Premium Implied by Merger Consideration
1 Day	25%	34%	47%	41%
3-Month VWAP	28%	36%	49%	41%
52-Week VWAP	34%	51%	71%	85%
52-Week High	0%	14%	24%	23%

        No company, business or transaction used in the selected precedent transaction analysis or the premiums paid analysis described above is identical or directly comparable to the Company or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the merger were compared.

  Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Board in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual values of the Company.

        The type and amount of consideration payable in the merger was determined through negotiations between the Company and Signet, rather than by any financial advisor, and was approved by the Board. The decision to enter into the merger agreement was solely that of the Board. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or management with respect to the merger or the merger consideration.

        The Company has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee currently estimated as of the date of this proxy statement to be approximately $12 million, $1 million of which was payable in connection with its opinion and the remainder of which is contingent upon the completion of the merger. The Company also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Signet and certain of its affiliates and the Company and certain of its affiliates, including Golden Gate Private Equity, Inc. ("Golden Gate Private Equity") and certain of Golden Gate Private Equity's affiliates and/or portfolio companies (collectively, the "Golden Gate affiliates").

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to the Company and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, collateral agent, co-lead arranger, bookrunner for, and a lender (including letter of credit and swing-line lender) under, the Company's amended and restated revolving credit agreement, (ii) having provided or providing certain derivatives (including interest rate swaps) and foreign exchange trading services to the Company, and (iii) having provided or providing certain treasury and management services and products to the Company. During the two year period ending on February 28, 2014, BofA Merrill Lynch and its affiliates derived aggregate revenues of approximately $10.5 million from the Company for corporate, commercial and investment banking services unrelated to the merger.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to certain Golden Gate affiliates and have received or in the future may receive compensation for the rendering of these services. In addition, BofA Merrill Lynch and certain of its affiliates maintain significant commercial (including vendor and/or customer) relationships with certain Golden Gate affiliates.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Signet and have received or in the future may receive compensation for the rendering of these services, including having acted as former lender to Ultra Stores Inc., an affiliate of Signet, and having provided or providing certain treasury and management services and products to Signet. During the two year period ending on February 28, 2014, BofA Merrill Lynch and its affiliates derived aggregate revenues of approximately $2 million from Signet for corporate, commercial and investment banking services unrelated to the merger.

Certain Effects of the Merger

        If the proposal to adopt the merger agreement receives the affirmative vote of stockholders holding at least a majority of the issued and outstanding shares of Company common stock and the other conditions to the closing of the merger are either satisfied or (if permissible under applicable law) waived, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Signet.

        Signet does not currently own any interest in the Company. Following the merger, all of the Company's equity interests will be beneficially owned by Signet and none of the Company's current stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, Zale, the surviving corporation or Signet after the consummation of the merger (except that holders of rollover RSUs, if any are granted, will become holders of converted RSUs at the effective time of the merger and may therefore receive shares of Signet common stock in the future, as described above under "Summary Term Sheet—Treatment of Equity Awards"). As a result, the Company's current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company common stock. Following the merger, Signet will benefit from any increase in the Company's value and also will bear the risk of any decrease in the Company's value.

        Upon consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger, other than shares owned by Signet or Merger Sub, shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly exercised and perfected appraisal rights under the DGCL, will be converted into the right to receive the merger consideration, without interest, and all shares of Company common stock so converted will, at the effective time, be canceled. Please see the section of this proxy statement entitled "The Merger Agreement—Merger Consideration and Conversion of Company Common Stock" beginning on page 62.

        For information regarding the effects of the merger on the Company's outstanding equity awards, please see the section below entitled "—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 47 and the section of this proxy statement entitled "The Merger Agreement—Treatment of Equity Awards" beginning on page 64.

        The Company common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol "ZLC". Following the consummation of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market. In addition, the registration of shares of Company common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock. Termination of registration of the Company common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company's stockholders and the SEC, and would make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b)

of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders' meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if Merger is not Completed

        In the event that the proposal to adopt the merger agreement does not receive the required approval from the Company's stockholders, or if the merger is not completed for any other reason, the Company's stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on the NYSE, the Company common stock will continue to be registered under the Exchange Act and the Company's stockholders will continue to own their shares of the Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company common stock.

        If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of Company common stock may decline if the current market price of the Company's stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled "The Merger Agreement—Termination of the Merger Agreement" beginning on page 79.

        Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Signet a termination fee or reimburse Signet for its expenses or Signet may be obligated to pay to the Company a reverse termination fee. Please see the sections of this proxy statement entitled "The Merger Agreement—Termination Fee and Reimbursement of Expenses" and "The Merger Agreement—Reverse Termination Fee" beginning on pages 80 and 81, respectively.

Financing of the Merger

        There is no financing condition to the merger. Signet plans to finance the merger with approximately $1.4 billion of debt, which is anticipated to include approximately $600 million in an existing securitization of Signet's U.S. accounts receivable portfolio and approximately $800 million in other debt financing. On February 19, 2014, certain of Signet's subsidiaries entered into a debt commitment letter with the JPM financing parties, pursuant to which Signet has secured from the JPM financing parties fully committed financing necessary to consummate the merger, which includes an $800 million 364-day unsecured bridge facility and a $400 million 5-year unsecured term loan facility.

Interests of the Company's Directors and Executive Officers in the Merger

        Details of the beneficial ownership of the Company's directors and executive officers of Company common stock are set out in the section of this proxy statement entitled "Security Ownership of Certain Beneficial Owners and Management" beginning on page 84. In addition to their interests in the merger as stockholders, certain of the Company's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. In considering the proposals to be voted on at the special meeting, you should be aware of these interests. The members of the Board were aware of and considered these interests, among other matters, in reaching the determination to approve the merger agreement and declare the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable, fair to, and in the best interests of, the Company and its stockholders, and in recommending that the Company's stockholders vote for the adoption of the merger agreement.

        The interests of the Company's non-employee directors generally include the right to accelerated vesting of stock options, time-vested RSUs and restricted shares and the right to receive the stock option consideration with respect to the non-employee directors' stock options and merger consideration with respect to the non-employee directors' time-vested RSUs, DSUs and restricted shares.

        The interests of the Company's executive officers include the rights to:

  •
  accelerated vesting of stock options, time-vested RSUs and performance-vested RSUs;

  •
  receive the stock option consideration with respect to the executive officers' stock options and the merger consideration with respect to the executive officers' time-vested RSUs and performance-vested RSUs; and

  •
  certain contractual severance payments in the event of a qualifying termination of employment.

        The Company's directors and executive officers also have the right to indemnification and insurance coverage following the effective time of the merger. Please see the section below entitled "—Director and Officer Indemnification and Insurance" beginning on page 53 and the section of this proxy statement entitled "The Merger Agreement—Director and Officer Indemnification and Insurance" beginning on page 76.

  Treatment of Equity Awards

        As of the date of this proxy statement, certain of the Company's non-employee directors hold stock options, time-vested RSUs, restricted shares and DSUs and the Company's executive officers hold stock options, time-vested RSUs and performance-vested RSUs. The descriptions below assume that no rollover RSUs will be granted by the Company. For additional information regarding rollover RSUs, please see "Summary Term Sheet—Treatment of Equity Awards" for further information.

        For information regarding beneficial ownership of Company common stock, other than the equity awards described below, by each of the Company's directors and certain executive officers and all of such directors and executive officers as a group, please see the section titled "Security Ownership of Certain Beneficial Owners and Management" beginning on page 84. The Company's directors and executive officers will be entitled to receive, for each vested share of Company common stock, the same merger consideration in cash in the same manner as other stockholders.

          Treatment of Options

        The merger agreement provides that at the effective time of the merger, each stock option, whether vested or unvested, will be canceled and each holder will receive an amount in cash equal to the excess (if any) of (x) the merger consideration multiplied by the number of shares of Company common stock underlying such stock option over (y) the aggregate exercise price payable upon exercise of such stock option immediately prior to the effective time of the merger. Each outstanding stock option that has an exercise price that is greater than or equal to the merger consideration will be canceled for no consideration.

        The table below, entitled "Cash Payments to Directors and Executive Officers in respect of Vested and Unvested Stock Options", along with its footnotes, shows the number of outstanding vested and unvested stock options held by the Company's non-employee directors and executive officers as of April 28, 2014 and the cash consideration each of them can expect to receive for such awards as of promptly following the effective time of the merger, assuming continued employment or service through the assumed merger closing date of December 31, 2014 (taking into account any stock options that are expected to vest in accordance with their terms between the date of this proxy statement and December 31, 2014).

Cash Payments to Directors and Executive Officers in respect of Vested and Unvested Stock Options

Name	No. of Vested Stock Options(1)	Resulting Consideration from Vested Stock Options ($)(2)	No. of Unvested Stock Options(1)	Resulting Consideration from Unvested Stock Options ($)(2)
Directors
Terry L. Burman	0	0	0	0
Neale Attenborough	0	0	0	0
Yuval Braverman	16,583	265,550	0	0
David Dyer	21,700	371,238	0	0
Kenneth B. Gilman	60,000	1,129,800	0	0
John B. Lowe, Jr.	36,400	265,550	0	0
Joshua Olshansky	0	0	0	0
Beth M. Pritchard	0	0	0	0
Executive Officers
Theo Killion	632,000	8,751,500	50,000	852,500
Thomas A. Haubenstricker	52,500	951,300	17,500	317,100
Matthew W. Appel	312,500	5,597,125	17,500	298,375
Gilbert P. Hollander	379,750	3,436,038	21,250	362,313
Richard Lennox	212,500	3,755,475	12,500	213,125

(1)
The table above shows as vested each stock option that is expected to vest in accordance with its terms between the date of this proxy statement and December 31, 2014. If the consummation of the merger occurs after December 31, 2014, certain unvested stock options shown in the table above may become vested in accordance with their terms without regard to the merger.

(2)
The value of stock options is based on the merger consideration, or $21.00. Accordingly, each outstanding stock option that has an exercise price that is greater than or equal to the merger consideration does not have any value for purposes of this table.

          Treatment of Restricted Stock Units

        The merger agreement provides that at the effective time of the merger, each time-vested RSU will become fully vested and be converted into the right to receive the merger consideration with respect to each share of Company common stock subject to such time-vested RSU.

        The merger agreement provides that at the effective time of the merger, each performance-vested RSU will become fully vested if more than 50% of the relevant performance period is completed as of the closing date or will become 50% vested if 50% or less of the relevant performance period is completed as of the closing date, and such award will be converted into the right to receive an amount equal to the merger consideration with respect to each share of Company common stock that vests pursuant to such performance-vested RSU.

        The table below, entitled "Cash Payments to Directors and Executive Officers in respect of Restricted Stock Units", along with its footnotes, shows the outstanding unvested RSUs held by the Company's non-employee directors and executive officers as of April 28, 2014, and the cash consideration each of them can expect to receive for such awards as of promptly following the effective time of the merger, assuming continued employment or service through the assumed merger closing date of December 31, 2014 (taking into account any RSUs that are expected to vest in accordance with their terms between the date of this proxy statement and December 31, 2014).

Cash Payments to Directors and Executive Officers in respect of Restricted Stock Units

Name	No. of Unvested Time-Vested RSUs(1)	Resulting Consideration from Unvested Time- Vested RSUs ($)(2)	No. of Unvested Performance-Vested RSUs(3)	Resulting Consideration from Unvested Performance-Vested RSUs ($)(4)
Directors
Terry L. Burman	0	0	0	0
Neale Attenborough	0	0	0	0
Yuval Braverman	0	0	0	0
David Dyer	0	0	0	0
Kenneth B. Gilman	0	0	0	0
John B. Lowe, Jr.	0	0	0	0
Joshua Olshansky	0	0	0	0
Beth M. Pritchard	0	0	0	0
Executive Officers
Theo Killion	89,735	1,884,435	195,500	3,365,250
Thomas A. Haubenstricker	16,632	349,272	39,600	730,800
Matthew W. Appel	35,722	750,162	84,100	1,539,300
Gilbert P. Hollander	28,792	604,632	67,600	1,234,800
Richard Lennox	16,632	349,272	39,600	730,800

(1)
As of April 28, 2014, Mr. Burman held 11,414 unvested time-vested RSUs, Mr. Braverman held 5,073 unvested time-vested RSUs, Mr. Dyer held 5,073 unvested time-vested RSUs, Mr. Gilman held 5,073 unvested time-vested RSUs, Mr. Lowe held 5,073 unvested time-vested RSUs and Ms. Pritchard held 5,073 unvested time-vested RSUs. All unvested time-vested RSUs held by the foregoing directors as of April 28, 2014 are expected to vest in accordance with their terms prior to December 31, 2014 and, regardless of when the merger occurs, all such unvested time-vested RSUs will vest under the terms of the merger agreement. As a result, each of the foregoing directors will receive the merger consideration in respect of each share of Company common stock subject to each such unvested time-vested RSU outstanding as of April 28, 2014, assuming continued ownership of such shares until the effective time of the merger. As of April 28, 2014, neither Mr. Attenborough nor Mr. Olshansky held any time-vested RSUs. As of April 28, 2014: (a) Mr. Killion held 248,450 unvested time-vested RSUs, of which 158,715 are expected to vest in accordance with their terms prior to December 31, 2014; (b) Mr. Haubenstricker held 38,200 unvested time-vested RSUs, of which 21,568 are expected to vest in accordance with their terms prior to December 31, 2014; (c) Mr. Appel held 85,575 unvested time-vested RSUs, of which 49,853 are expected to vest in accordance with their terms prior to December 31, 2014; (d) Mr. Hollander held 76,600 unvested time-vested RSUs, of which 47,808 are expected to vest in accordance with their terms prior to December 31, 2014; and (e) Mr. Lennox held 41,600 unvested time-vested RSUs, of which 24,968 are expected to vest in accordance with their terms prior to December 31, 2014. Regardless of when the merger occurs, all such unvested time-vested RSUs will vest under the terms of the merger agreement. As a result, each of the foregoing executive officers will receive the merger consideration in respect of each share of Company common stock subject to each such unvested time-vested RSU outstanding as of April 28, 2014, assuming continued ownership of such shares until the effective time of the merger. If the consummation of the merger occurs after December 31, 2014, certain time-vested RSU awards shown as unvested in the table above may become vested in accordance with their terms.

(2)
The value of time-vested RSUs is based on the merger consideration, or $21.00.

(3)
If the consummation of the merger occurs after December 31, 2014, certain performance-vested RSU awards shown as unvested in the table may become vested in accordance with their terms.

(4)
The resulting consideration from unvested performance-vested RSUs shown in the table assumes that none of the performance-vested RSUs vest in accordance with their terms prior to December 31, 2014. Based on an assumed merger closing date of December 31, 2014, the merger agreement provides for the vesting as a result of the merger of 100% of the performance-vested RSUs granted on July 31, 2012 and 50% of the performance-vested RSUs granted on October 31, 2013. Therefore, upon consummation of the merger: (a) Mr. Killion is expected to receive the merger consideration in respect of 160,250 of his unvested performance-vested RSUs; (b) Mr. Haubenstricker is expected to receive the merger consideration in respect of 34,800 of his unvested performance-vested RSUs; (c) Mr. Appel is expected to receive the merger consideration in respect of 73,300 of his unvested performance-vested RSUs; (d) Mr. Hollander is expected to receive the merger consideration in respect of 58,800 of his unvested performance-vested RSUs; and (e) Mr. Lennox is expected to receive the merger consideration in respect of 34,800 of his unvested performance-vested RSUs. If the consummation of the merger occurs after December 31, 2014, certain performance-vested RSU awards treated as unvested for purposes of calculating the resulting consideration may vest in accordance with their terms.

          Treatment of DSUs

        The merger agreement provides that each DSU will be converted into the right to receive, in accordance with the terms of such DSU, an amount equal to the merger consideration with respect to each share of Company common stock subject to such DSU. Each of Messrs. Braverman and Lowe had 4,902 DSUs as of April 28, 2014. The cash consideration Mr. Braverman and Mr. Lowe can each expect to receive for their DSUs in accordance with the terms of such DSUs, assuming continued service through the assumed merger closing date of December 31, 2014, is $102,942.

          Treatment of Restricted Shares

        The merger agreement provides that each restricted share outstanding as of immediately prior to the effective time of the merger will vest and be converted into the right to receive the merger consideration. As of April 28, 2014, Mr. Burman had 100,000 restricted shares (50,000 of which are expected to vest in accordance with their terms between the date of this proxy statement and December 31, 2014). The cash consideration Mr. Burman can expect to receive as a result of owning such restricted shares as of promptly following the effective time of the merger, assuming continued service and continued ownership of such shares through the assumed merger closing date of December 31, 2014, is $2,100,000.

  Severance Entitlements

        The executive officers of the Company will be entitled to receive contractual severance payments in the event of a qualifying termination of employment in connection with the consummation of the merger. For purposes of all of the agreements and the plan described below, the consummation of the merger will constitute a change of control of the Company within the meaning of such agreements and plan.

          Employment Security Agreements

        Each of Messrs. Killion, Appel, Hollander and Lennox is a party to an employment security agreement that provides for severance benefits in the event of a "qualifying termination" (defined below) during the period beginning six months prior to a change of control and ending 24 months after the change of control. In the event of a qualifying termination within that period, the executive officer will be entitled to receive:

  •
  a lump-sum cash payment within 60 days of the date of the qualifying termination equal to three times (or 1.5 times for Mr. Lennox) the executive officer's current annual base salary and three times (or 1.5 times for Mr. Lennox) the executive officer's average earned bonus for the prior three years (or target bonus in the case of Mr. Hollander);

  •
  continued coverage under various employee benefit plans of the Company for a period of 36 months (or 18 months for Mr. Lennox) after the date of the qualifying termination;

  •
  vesting of all outstanding equity awards held by the executive officer; and

  •
  three months of outplacement services by an entity chosen by the Company, but such services must commence no later than six months following the date of the qualifying termination.

        In connection with severance benefits following a qualifying termination, the executive officer will be subject to customary noncompetition and nonsolicitation covenants for a period of 36 months (or 18 months for Mr. Lennox) following termination of employment, as well as continuing confidentiality covenants.

        The employment security agreements do not include any "golden parachute" excise tax gross-up payments, and instead require that benefits be reduced to avoid the excise tax unless the executive officer will receive higher after-tax amounts if there is no reduction.

        For purposes of the employment security agreements, "qualifying termination" means: (a) the termination of employment by the executive officer by the Company for any reason other than "cause", disability or death; or (b) the termination of employment by the executive officer for any of the following reasons: (1) assignment to the executive officer of duties inconsistent with the executive officer's position or a reduction (other than due solely to the fact that the Company no longer is a publicly traded company) in position, duties, responsibilities and status, or a material adverse change in the executive officer's titles or offices, or any removal of the executive officer from, or any failure to re-elect the executive officer to, any of such positions, except, in each of the foregoing cases, in connection with termination of employment by the Company due to "cause", disability or death; (2) a reduction of the executive officer's base salary or bonus eligibility; (3) movement of the Company's executive offices or a required relocation of the executive officer outside of the Dallas/Fort Worth, Texas area, or if the executive officer agrees to a relocation outside the area, the Company's failure to reimburse the executive officer for moving and all other expenses incurred with such move; (4) the Company's failure to continue in effect any Company-sponsored 401(k), incentive compensation or expense reimbursement plan that is in effect on the date of the change of control (or replacement plans that provide the same or more favorable benefits); (5) any material breach by the Company of the employment security agreement; or (6) any failure by the Company to obtain the assumption of the employment security agreement by a successor company.

        For purposes of the employment security agreements, "cause" means: (1) indictment for a felony or a crime involving moral turpitude; (2) commission of an act constituting fraud, deceit or material misrepresentation with respect to the Company; (3) recurrent use of alcohol or prescribed medications at work or otherwise or the use of any illegal substances, in any case resulting in impaired job performance as determined by the Company in its sole discretion; (4) embezzlement of assets or funds of the Company or any affiliate; or (5) commission of a negligent or willful act or omission, in the case of items (2), (4) or (5), that causes material detriment to the Company or any affiliate.

          Offer Letter

        Mr. Haubenstricker has an offer letter from the Company that provides for severance benefits in the event of a termination without "cause" (defined below). Upon a termination without cause, Mr. Haubenstricker is entitled to an amount equal to 12 months of his then applicable base salary.

        For purposes of Mr. Haubenstricker's offer letter, "cause" means: (1) indictment for a felony or a crime involving moral turpitude; (2) commission of an act constituting fraud, deceit or material misrepresentation with respect to the Company; (3) recurrent use of alcohol or prescribed medications at work or otherwise or the use of any illegal substances, in any case resulting in impaired job performance as determined by the Company in its sole discretion; (4) embezzlement of assets or funds of the Company or of its parent or subsidiaries; or (5) commission of a negligent or willful act or omission that causes material detriment to the Company or its parent or subsidiaries.

          Executive Severance Plan

        Mr. Haubenstricker participates in the Company's Executive Severance Plan, which provides for severance benefits in the event of a "qualifying termination" (defined below). Under the Executive Severance Plan, in the event of a qualifying termination Mr. Haubenstricker is entitled to:

  •
  a lump-sum cash payment equivalent to 12 months of base salary;

  •
  12 months of Company-provided continued coverage under any medical, dental, vision and life insurance benefit programs maintained by the Company in which such executive officer participates; and

  •
  outplacement services for a period of three months following the date of the qualifying termination.

        The benefits Mr. Haubenstricker will be eligible to receive under the Executive Severance Plan will be reduced by any benefits payable pursuant to his offer letter.

        For purposes of the Executive Severance Plan, "qualifying termination" means in relevant part: (a) the involuntary termination of employment by the Company for a reason other than "cause" (defined below); (b) the executive officer's termination of employment for "good reason" (defined below); or (c) the involuntary termination of employment by the Company due to the liquidation of the assets of the Company or any line of business for which the executive officer is employed.

        For purposes of the Executive Severance Plan, "cause" means: (a) violation of the Company's general work or conduct rules, policies or procedures or local rules; (b) indictment for a felony or crime involving moral turpitude; (c) commission of an act constituting fraud, deceit or material misrepresentation with respect to the Company; (d) recurrent use of alcohol or prescribed medications at work or otherwise such that, in the Company's sole discretion, the executive officer's job performance is impaired; (e) embezzlement of the Company's or its affiliates' assets or funds; or (f) commission of any negligent or willful act or omission that causes material detriment to the Company or any affiliate.

        For purposes of the Executive Severance Plan, "good reason" shall mean a substantial and material reduction, as determined by the Company in its sole discretion, in the executive officer's base salary, duties, responsibilities or level of authority or responsibility, but will not include a reduction in duties, responsibilities or level of authority or responsibility resulting from gradual store closures.

  New Management Arrangements

        As of the date of this proxy statement, neither the Company nor Signet has entered into any employment agreements with the Company's executive officers in connection with the merger, and the Company has not amended or modified any existing employment or change of control agreements or other arrangements with executive officers. Signet has expressed its preference that Mr. Killion, the Company's Chief Executive Officer, continue to lead Zale as a division of Signet following the merger. No employment terms have been discussed.

  Director and Officer Indemnification and Insurance

        Under the Company's certificate of incorporation, as amended, the Company is required to indemnify any person that is serving or has served as a director, officer, employee or agent of the Company at any time since July 21, 1993 (the "indemnity commencement time"), against all expenses, judgments, fines and amounts paid in settlement in connection with such person being made a party to or otherwise involved in any action or proceeding by reason of such person's status at the Company and any acts or omissions by such person since the indemnity commencement time. In addition, the Company has entered into indemnification agreements with each of its directors containing provisions that may require the Company, among other things, to, subject to certain exceptions, indemnify those directors against liabilities that may arise by reason of their status or service as directors and advance to those directors expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

        Under the merger agreement, Signet has agreed to cause the surviving corporation to indemnify each individual who was a director or officer of the Company or a subsidiary of the Company at or prior to the effective time of the merger with respect to all acts or omissions by such individual in such capacity at any time prior to the effective time to the fullest extent permitted by applicable law or required by the organizational documents of the Company or its subsidiaries or the indemnification agreements in effect as of the date of the merger agreement. At or prior to the effective time, the Company may (or, if requested by Signet, will use commercially reasonable efforts to) obtain six-year prepaid "tail" policies with respect to such acts or omissions by such individuals containing terms and conditions that are not less advantageous than the policies in effect on the date of the merger agreement, subject to limitations on the costs of such policies. In the event the Company does not obtain such "tail" policies, Signet has agreed that, for a period of six years following the effective time of the merger, it will maintain in effect the Company's current directors' and officers' liability insurance policies (or that it will purchase substantially similar substitutes therefor) with respect to pre-closing matters, subject to limitations on the costs of such policies.

        For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification and liability insurance, please see the section of this proxy statement entitled "The Merger Agreement—Director and Officer Indemnification and Insurance" beginning on page 76.

  Quantification of Payments and Benefits

        The following table, entitled "Potential Change of Control Payments to Named Executive Officers", shows the amounts of payments and benefits that each named executive officer (as defined below) of the Company would receive in connection with the merger, assuming the consummation of the merger occurred on December 31, 2014, and the employment of the named executive officer was terminated by Signet without cause on such date. The amounts reflect the terms of the named executive officers' compensation arrangements with the Company as in effect as of April 28, 2014.

        In accordance with Item 402(t) of Regulation S-K, the following table, along with its footnotes, shows the compensation that could become payable to the Company's chief executive officer, chief financial officer and the three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement, which we refer to as "named executive officers", and that are based on or otherwise relate to the merger. The amounts set forth in the table below are the subject of a nonbinding advisory vote of the Company's stockholders, as described under "—Nonbinding Compensation Proposal" below.

        The amounts indicated below are estimates of the amounts that would be payable to the named executive officers and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

 Potential Change of Control Payments to Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Benefits/ Perquisites ($)(3)	Total ($)
Theo Killion	4,411,254	6,102,185	49,464	10,562,903
Thomas A. Haubenstricker	465,000	1,397,172	22,275	1,884,447
Matthew W. Appel	2,592,240	2,587,837	39,113	5,219,191
Gilbert P. Hollander	3,281,250	2,201,745	49,464	5,532,459
Richard Lennox	963,077	1,293,197	28,732	2,285,005

(1)
As described above, for Messrs. Killion, Appel, Hollander and Lennox, these payments are equal to three times (or 1.5 times for Mr. Lennox) the named executive officer's current annual base salary and three times (or 1.5 times for Mr. Lennox) the named executive officer's average earned bonus for the prior three years (or target bonus in the case of Mr. Hollander). These payments are payable within 60 days following the date of termination in the event of a qualifying termination during the period beginning six months prior to the consummation of the merger and ending 24 months after the consummation of the merger. For Mr. Haubenstricker, these payments are equal to 12 months of base salary, and are payable in the event of a termination without cause at any time following the consummation of the merger.

As described above, these payments are based on the compensation and benefit levels in effect as of April 28, 2014; therefore, if compensation and benefit levels are increased after April 28, 2014, actual payments to a named executive officer may be greater than those provided for above. These payments are "double-trigger", as they will only be payable in the event of a "qualifying termination" or termination without "cause" in connection with the consummation of the merger. The amounts of the contractual severance components described above are set forth in the following table:

Name	Salary Component ($)	Cash Bonus and Non-Equity Incentive Plan Compensation Component ($)	Total ($)
Theo Killion	3,000,000	1,411,254	4,411,254
Thomas A. Haubenstricker	465,000	0	465,000
Matthew W. Appel	1,935,000	657,240	2,592,240
Gilbert P. Hollander	1,875,000	1,406,250	3,281,250
Richard Lennox	727,500	235,577	963,077
(2)
As described above, the equity amounts consist of the accelerated vesting and cash out of the named executive officer's unvested stock options and RSUs, which is "single-trigger", in that it will occur immediately upon consummation of the merger, whether or not employment is terminated. The following table shows the amounts in this column attributable to such unvested stock options and RSUs (taking into account any awards that are expected to vest in accordance with their terms between the date of this proxy statement and December 31, 2014, as described above under

  "Treatment of Equity Awards—Treatment of Options" and "Treatment of Equity Awards—Treatment of Restricted Stock Units"):

Name	No. of Shares Underlying Unvested Stock Options	Resulting Consideration from Unvested Stock Options ($)(a)	No. of Shares Underlying Unvested Time-Vested RSUs(b)	Resulting Consideration from Unvested Time -Vested RSUs ($)(a)	No. of Shares Underlying Unvested Performance- Vested RSUs	Resulting Consideration from Unvested Performance- Vested RSUs ($)(c)	Total ($)
Theo Killion	50,000	852,500	89,735	1,884,435	195,500	3,365,250	6,102,185
Thomas A. Haubenstricker	17,500	317,100	16,632	349,272	39,600	730,800	1,397,172
Matthew W. Appel	17,500	298,375	35,722	750,162	84,100	1,539,300	2,587,837
Gilbert P. Hollander	21,250	362,313	28,792	604,632	67,600	1,234,800	2,201,745
Richard Lennox	12,500	213,125	16,632	349,272	39,600	730,800	1,293,197

(a)
The value of the stock options and time-vested RSUs is based on the merger consideration, or $21.00. Accordingly, each outstanding stock option that has an exercise price that is greater than or equal to the merger consideration does not have any value for purposes of this table.

(b)
As of April 28, 2014: (a) Mr. Killion held 248,450 unvested time-vested RSUs, of which 158,715 are expected to vest in accordance with their terms prior to December 31, 2014; (b) Mr. Haubenstricker held 38,200 unvested time-vested RSUs, of which 21,568 are expected to vest in accordance with their terms prior to December 31, 2014; (c) Mr. Appel held 85,575 unvested time-vested RSUs, of which 49,853 are expected to vest in accordance with their terms prior to December 31, 2014; (d) Mr. Hollander held 76,600 unvested time-vested RSUs, of which 47,808 are expected to vest in accordance with their terms prior to December 31, 2014; and (e) Mr. Lennox held 41,600 unvested time-vested RSUs, of which 24,968 are expected to vest in accordance with their terms prior to December 31, 2014. Regardless of when the merger occurs, all such unvested time-vested RSUs will vest under the terms of the merger agreement. As a result, each of the foregoing executive officers will receive the merger consideration in respect of each share of Company common stock subject to each such unvested time-vested RSU outstanding as of April 28, 2014, assuming continued ownership of such shares until the effective time of the merger. If the consummation of the merger occurs after December 31, 2014, certain time-vested RSU awards shown as unvested in the table above may become vested in accordance with their terms.

(c)
The resulting consideration from unvested performance-vested RSUs shown in the table assumes that none of the performance-vested RSUs vest in accordance with their terms prior to December 31, 2014. Based on an assumed merger closing date of December 31, 2014, the merger agreement provides for the vesting as a result of the merger of 100% of the performance-vested RSUs granted on July 31, 2012 and 50% of the performance-vested RSUs granted on October 31, 2013. Therefore, upon consummation of the merger: (a) Mr. Killion is expected to receive the merger consideration in respect of 160,250 of his unvested performance-vested RSUs; (b) Mr. Haubenstricker is expected to receive the merger consideration in respect of 34,800 of his unvested performance-vested RSUs; (c) Mr. Appel is expected to receive the merger consideration in respect of 73,300 of his unvested performance-vested RSUs; (d) Mr. Hollander is expected to receive the merger consideration in respect of 58,800 of his unvested performance-vested RSUs; and (e) Mr. Lennox is expected to receive the merger consideration in respect of 34,800 of his unvested performance-vested RSUs. If the consummation of the merger occurs after December 31, 2014, certain performance-vested RSU awards treated as unvested for purposes of calculating the resulting consideration may vest in accordance with their terms.
(3)
As described above, for Messrs. Killion, Appel, Hollander and Lennox, upon a qualifying termination of employment, the named executive officer is entitled to 36 months (18 months for Mr. Lennox) of continuation of employee benefit coverage at the active employee rate. Mr. Haubenstricker is entitled to 12 months of continued benefits. The named executive officers are entitled to three months of outplacement services, which must start within six months of the date of termination, except Mr. Haubenstricker, whose outplacement services are available during the first three months following termination. These benefits are "double-trigger", as they will only be provided in the event of a "qualifying termination" or termination without "cause" in connection with the consummation of the merger. The estimated value of these benefits is set forth in the following table:

Name	Value of Continuation of Employee Benefit Plans ($)	Value of Outplacement Services ($)	Total ($)
Theo Killion	39,464	10,000	49,464
Thomas A. Haubenstricker	12,275	10,000	22,275
Matthew W. Appel	29,113	10,000	39,113
Gilbert P. Hollander	39,464	10,000	49,464
Richard Lennox	18,732	10,000	28,732

  Other Interests

        Z LLC, an affiliate of Messrs. Attenborough and Olshansky, is a lender under the term loan. In connection with the closing of the merger, the outstanding principal amount of the term loan, which, as of January 31, 2014, totaled $80.0 million, will be repaid. Such repayment is subject to a prepayment fee equal to (i) 4.0% of the amount so prepaid if the prepayment occurs on or prior to July 24, 2014, (ii) 3.0% of the amount so prepaid if the prepayment occurs after July 24, 2014 and on or prior to July 24, 2015 or (iii) 2.0% of the amount so prepaid if the prepayment occurs after July 24, 2015 and on or prior to July 24, 2016. The term loan bears interest at 11% per annum, payable on a quarterly basis. The term loan matures in July 2017 and is secured by a second priority security interest on merchandise inventory and credit card receivables and a first priority security interest on substantially all our other assets.

        Pursuant to the voting agreement, if Z LLC receives less merger consideration upon the consummation of the merger in respect of its shares of Company common stock received upon the exercise of its warrants as a result of the cashless exercise of its warrants prior to the record date as required by the voting agreement, then Signet will pay Z LLC the amount of such difference to ensure that Z LLC receives the same merger consideration as any other holder of Company common stock, less the exercise price of the warrants, at the effective time of the merger. On March 18, 2014, Z LLC exercised its warrants on a cashless basis and, upon such exercise, was issued 10,022,075 shares of Company common stock. Because Z LLC exercised its warrants when the price of the Company common stock exceeded the merger consideration, no such payment will be required.

        Mr. Burman, Chairman of the Board, owns 1,850 shares of Signet common stock.

  Nonbinding Compensation Proposal

        In accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a nonbinding advisory vote on the compensation that may be payable to its named executive officers in connection with the merger. As required by those rules, the Company is asking its stockholders to vote on the adoption of the following resolution:

        "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, as disclosed in the table entitled "Potential Change of Control Payments to Named Executive Officers", including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED."

        The Board unanimously recommends a vote "FOR" the approval of the nonbinding compensation proposal.

        The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to approve the merger and vote not to approve the executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company or the Board. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

        The approval of the nonbinding compensation proposal requires the approval by a majority of the votes cast affirmatively or negatively on that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and "broker non-votes" will have no effect on the outcome of the nonbinding compensation proposal.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code", the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

        This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder's particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, holders who exercise appraisal rights, and holders who own or have owned (directly, indirectly or constructively) five percent or more of the Company's stock (by vote or value). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

        We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor.

        All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

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  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        A "non-U.S. holder" is a beneficial owner (other than a partnership) of Company common stock that is not a U.S. holder.

  U.S. Holders

        The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder's adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder's holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

        A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

  Non-U.S. Holders

        Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

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  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder's net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

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  the Company is or has been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder's holding period in the Company common stock, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company's outstanding common stock at any time during the applicable period. Although there can be no assurances in this regard, the Company does not believe that it is or was a "United States real property holding corporation" for U.S. federal income tax purposes.

        A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any.

Dividends

        The Company has not paid dividends on the Company common stock since its initial issuance on July 30, 1993. Under the terms of the merger agreement, the Company is prohibited from declaring, setting aside for payment or paying any dividends on, or making any other distribution in respect of, any shares of our capital stock without obtaining Signet's written consent (which may not be unreasonably withheld, delayed or conditioned). Accordingly, we do not expect to declare or pay any dividends prior to the consummation of the merger.

Regulatory Approvals Required for the Merger

        Under the HSR Act, and the related rules and regulations issued by the Federal Trade Commission (the "FTC"), certain transactions, including the merger, may not be consummated until notification and report forms have been filed by each of the Company and Signet with the FTC and the Antitrust Division of the Department of Justice (the "DOJ") and the applicable waiting periods have expired or terminated. The Company and Signet filed their respective notification and report forms under the HSR Act with the DOJ and the FTC on March 4, 2014, and the waiting period applicable to the merger under the HSR Act expired on April 4, 2014.

        At any time before or after the effective time of the merger, the DOJ, the FTC or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the consummation of the merger, conditionally approving the merger upon the divestiture of assets of the Company or Signet, subjecting the consummation of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

        Under the merger agreement, the respective obligations of the Company, Signet and Merger Sub to effect the merger are subject to, among other things, the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act. For a description of Signet's and the Company's respective obligations under the merger agreement with respect to regulatory approvals, please see the section of this proxy statement entitled "The Merger Agreement—Efforts to Obtain Regulatory Approvals" beginning on page 73. As discussed above, the waiting period applicable to the merger under the HSR Act expired on April 4, 2014.

Delisting and Deregistration of the Company Common Stock

        If the merger is completed, the shares of Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

Litigation Relating to the Merger

        The Company and its directors have been named as defendants in five purported stockholder class action lawsuits filed in the Court of Chancery of the State of Delaware: Andrew Breyer v. Zale Corporation, et al., filed on February 24, 2014, Marc Stein v. Zale Corporation, et al. and Ravinder Singh v. Zale Corporation, et al., each filed on March 3, 2014, Mary Smart v. Zale Corporation, et al., filed on March 6, 2014, and David Pill v. Zale Corporation, et al., filed on March 12, 2014. Each lawsuit alleges that, in connection with the proposed transaction between the Company, Signet and Merger Sub, entered into on February 19, 2014, the Company's directors breached their fiduciary duties to the Company's stockholders and that the Company, Signet and Merger Sub aided and abetted such breaches. Each lawsuit seeks injunctive relief, rescission in the event the merger is consummated, monetary damages and attorneys' and other fees and costs. On March 25, 2014, the lawsuits were consolidated under the caption In re Zale Corporation Shareholders Litigation, and co-lead plaintiffs were appointed. On April 23, 2014, plaintiffs filed an amended consolidated complaint, adding allegations related to the Company's preliminary proxy statement. Also on April 23, 2014, plaintiffs moved for expedited proceedings and moved for a preliminary injunction preventing consummation of the merger. The Company and its directors believe that the claims in the consolidated lawsuit are without merit, and intend to vigorously defend the consolidated lawsuit. The Company cannot reasonably estimate the potential loss or range of loss, if any, for the consolidated lawsuit.

THE MERGER AGREEMENT

        The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the primary contractual document that governs the merger.

        Additional information about the Company and Signet may be found elsewhere in this proxy statement and in other public reports and documents filed with the SEC. Please see the section of this proxy statement entitled "Where You Can Find Additional Information", beginning on page 95.

Explanatory Note Regarding the Merger Agreement

        The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. The merger agreement is not intended to be a source of factual, business or operational information about the Company, Signet or Merger Sub, and the following summary of the merger agreement and the copy thereof attached hereto as Annex A are not intended to modify or supplement any factual disclosure about the Company in any documents it publicly files with the SEC. The representations, warranties and covenants made in the merger agreement by the Company, Signet and Merger Sub were qualified and subject to important limitations agreed to by the Company, Signet and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may or may not be fully reflected in this proxy statement or the Company's public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

        The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger as a wholly owned subsidiary of Signet.

        The parties have agreed under the merger agreement to take all necessary action to cause the board of directors of the surviving corporation from and after the effective time of the merger to consist of the directors of Merger Sub immediately prior to the effective time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal. From and after the effective time of the merger, the officers of the surviving corporation will consist of the officers of the Company immediately prior to the effective time, until their respective successors are duly appointed and qualified or their earlier death, resignation or removal.

        At the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will be amended to read as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the effective time (except as to the name of the surviving corporation, which will be "Zale Corporation") and, as so amended, will be the certificate of incorporation and bylaws of the surviving corporation until thereafter amended in accordance with their terms or by applicable law.

Closing and Effective Time of the Merger

        The closing of the merger, which we refer to as the "closing", will take place no later than the second business day following the date on which the conditions to closing (described in the section below entitled "—Conditions to the Merger"), other than the conditions that by their nature are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions at such time), have been satisfied or (if permissible under applicable law) waived, or such other date as the Company, Signet and Merger Sub may agree in writing. Notwithstanding the foregoing, if the 15 consecutive business day marketing period that Signet may use in connection with its financing of the merger has not ended at the time the closing would otherwise occur, the closing will not occur until the earlier to occur of (i) any business day during the marketing period specified by Signet to the Company on no less than three business days' written notice and (ii) the first business day following the last day of the marketing period, or such other date and time as Signet and the Company may agree in writing.

        The effective time of the merger will occur as soon as practicable on the closing date upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as the Company and Signet may agree and specify in the certificate of merger.

Merger Consideration and Conversion of Company Common Stock

        At the effective time of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger, other than shares owned by Signet or Merger Sub, shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly exercised and perfected appraisal rights under the DGCL, will be canceled and converted into the right to receive the merger consideration, without interest, subject to adjustment as described in the following sentence. If at any time during the period between the date of the merger agreement and the effective time of the merger, any change in the outstanding Company common stock occurs (whether by reason of reclassification, recapitalization, stock split or combination, exchange, merger, consolidation or readjustment of shares, stock dividend or otherwise), the merger consideration will be adjusted to provide the holders of Company common stock the same economic effect as contemplated by the merger agreement prior to such event.

        At the effective time of the merger, each share of Company common stock owned by Signet or Merger Sub or owned by the Company as treasury stock will be canceled without payment of consideration. At the effective time of the merger, each share of Company common stock owned by a subsidiary of the Company will remain outstanding and no consideration will be paid therefor, but appropriate adjustments will be made to the number thereof to preserve the relative percentage interest in the Company.

        Shares of Company common stock owned by stockholders who have not voted in favor of the merger and who are entitled to demand and have properly demanded their rights to be paid the fair value of such shares in accordance with Section 262 of the DGCL will not be canceled and converted into the merger consideration. Such stockholders will instead be entitled to the appraisal rights granted by Section 262 of the DGCL, as described in the section of this proxy statement entitled "Appraisal Rights".

Exchange and Payment Procedures

        On or promptly following the closing, Signet will deposit with Wells Fargo Shareowner Services (or another bank or trust company designated by Signet to act as paying agent and reasonably acceptable to the Company) (the "paying agent") an amount in cash sufficient to pay the aggregate merger consideration payable to holders of Company common stock in accordance with the merger agreement. Promptly following the effective time of the merger, the paying agent will mail to each holder of record of a stock certificate representing shares of Company common stock (a "stock certificate") and each holder of shares of Company common stock in uncertificated book-entry form (together with the stock certificates, the "certificates") that, in each case, were converted into the right to receive the merger consideration, a letter of transmittal describing the procedure and providing instructions for surrendering such stock certificate or delivering an "agent's message", as applicable, in exchange for the merger consideration.

        If you hold stock certificates, you will not be entitled to receive the merger consideration until you surrender your stock certificates along with a duly completed and validly executed letter of transmittal to the paying agent. If you hold shares of Company common stock in uncertificated book-entry form, you will be required to deliver a duly completed and validly executed letter of transmittal to, and surrender your uncertificated shares (evidenced by receipt of an "agent's message" by the paying agent) to, the paying agent to receive the merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        The aggregate merger consideration payable in respect of each certificate that, immediately prior to the effective time of the merger, represented shares of Company common stock, will be rounded to the nearest whole cent. Signet, Merger Sub, the Company, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable required taxes from the merger consideration. In the event any amount is withheld from the merger consideration otherwise payable to any person (and is paid over to the applicable taxing authorities), that amount will be treated as having been paid to that person.

        At the close of business on the day on which the effective time of the merger occurs, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Company common stock outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any person presents to the surviving corporation or the paying agent any certificates representing ownership of shares of Company common stock that were canceled in the merger, such certificates will be canceled in exchange for the applicable cash payment.

        The paying agent will invest the aggregate merger consideration deposited with it as directed by Signet. Any interest and other income resulting from any such investments will be the property of, and will be paid to, Signet. No investment losses resulting from the investment of funds deposited with the paying agent will diminish the rights of any holder of Company common stock to receive the merger consideration as provided in the merger agreement.

        Any portion of the aggregate merger consideration deposited with the paying agent that remains undistributed to holders of certificates that formerly represented shares of Company common stock for 180 days after the effective time of the merger will be delivered to Signet. Holders of certificates who have not complied with the exchange and payment procedures described above may thereafter look only to the surviving corporation for payment of the merger consideration. None of Signet, Merger Sub, the Company, the surviving corporation or the paying agent will be liable to any person in respect of any cash delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any stock certificate has not been surrendered immediately prior to the date on which any merger consideration would otherwise escheat to or become property of a governmental authority, any merger consideration in respect of such certificate will become the property of Signet (to the extent permitted by law), free and clear of all claims or interest of any person previously entitled thereto.

 Lost Stock Certificates

        If any stock certificate has been lost, stolen or destroyed, then the person claiming the stock certificate to be lost, stolen or destroyed must make an affidavit of that fact in order to be entitled to receive the merger consideration in respect of such stock certificate and, if required by Signet, such person must post a bond in a reasonable amount (as directed by Signet) as indemnity against any claim that may be made against it with respect to such stock certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Treatment of Equity Awards

        At the effective time of the merger:

  •
  each stock option, whether vested or unvested, will be converted into the right to receive the stock option consideration, but each outstanding stock option that has an exercise price immediately prior to the effective time of the merger that is greater than or equal to the merger consideration will be canceled for no consideration;

  •
  each time-vested RSU will become fully vested and be converted into the right to receive the merger consideration with respect to each share of Company common stock subject to such time-vested RSU;

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  each performance-vested RSU will become fully vested if more than 50% of the relevant performance period is completed as of the closing date or will become 50% vested if 50% or less of the relevant performance period is completed as of the closing date, and such award will be converted into the right to receive an amount in cash equal to the merger consideration with respect to each share of Company common stock that vests pursuant to such performance-vested RSU;

  •
  each rollover RSU will be converted into a converted RSU;

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  each LTI cash award will be converted into the right to receive the LTI cash award consideration;

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  each DSU will be converted into the right to receive, in accordance with the terms of such DSU, an amount equal to the merger consideration with respect to each share of Company common stock subject to such DSU; and

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  each restricted share will vest and be converted into the right to receive the merger consideration.

Representations and Warranties

        The merger agreement contains representations and warranties made by the Company, Signet and Merger Sub to each other. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement (including in the disclosure schedule delivered by the Company to Signet in connection therewith and the disclosure schedule delivered by Signet to the Company in connection therewith). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts.

        The representations and warranties made by the Company (including, in certain cases, with respect to its subsidiaries) to Signet and Merger Sub relate to, among other things, the following:

  •
  due organization, valid existence, good standing and corporate authority to carry on its business;

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  ownership of subsidiaries;

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  capitalization and the absence of preemptive rights;

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  the absence of outstanding obligations to repurchase, redeem or otherwise acquire equity interests in the Company or its subsidiaries;

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  corporate authority to execute and deliver, to perform the Company's obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against the Company;

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  the approval and declaration of advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by the Board, and the resolution by the Board, subject to the provisions of the merger agreement described under "—Changes in the Board's Recommendation", to recommend that the Company's stockholders adopt the merger agreement;

  •
  the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of the Company entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

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  the vote of the Company's stockholders required to adopt the merger agreement and approve the transactions contemplated by the merger agreement;

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  regulatory filings and governmental consents and approvals;

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  the Company's SEC filings since July 31, 2012 and the financial statements included therein;

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  implementation and maintenance of internal controls over financial reporting and disclosure controls and procedures;

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  the absence of certain undisclosed liabilities and certain "off-balance sheet arrangements";

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  the conduct of business in all material respects in the ordinary course of business consistent with past practice since July 31, 2013, and the absence of a Company material adverse effect (as defined below) since July 31, 2013;

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  the absence of legal proceedings and governmental orders;

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  compliance with applicable laws, governmental orders and permits;

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  the accuracy of the information in this proxy statement;

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  the payment of taxes, the filing of tax returns and other tax matters;

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  employee benefits and labor matters;

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  environmental matters and compliance with environmental laws;

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  material contracts and the absence of any default under, or termination or cancellation of, any material contract;

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  real property owned or leased by the Company or its subsidiaries and title to certain other assets;

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  intellectual property matters;

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  insurance and warranty matters;

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  supplier relationships;

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  the receipt by the Board of an opinion from BofA Merrill Lynch;

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  the absence of broker's or finder's fees;

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  the inapplicability of state and federal anti-takeover laws to the merger;

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  compliance with applicable domestic and foreign anticorruption and antibribery laws;

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  matters related to the Company's insurance subsidiaries;

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  insurance policies of the Company and its subsidiaries; and

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  matters related to the Canadian operations of the Company and its subsidiaries.

        Many of the Company's representations and warranties are qualified as to, among other things, "materiality" or "Company material adverse effect". For purposes of the merger agreement, "Company material adverse effect" means any change, effect, event or occurrence that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, provided that any change, effect, event or occurrence will be deemed not to constitute, and will not be taken into account in determining whether there has been or would reasonably be expected to be, a Company material adverse effect, to the extent resulting from:

  •
  changes, effects, events or occurrences generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions or changes in the industries in which the Company operates (in each case, unless such changes, effects, events or occurrences have had or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its subsidiaries as compared to other companies with similar capital structures operating in the industries in which the Company and its subsidiaries operate, in which case only the incremental disproportionate impact may be taken into consideration in determining whether or not there has been, or may be, a Company material adverse effect);

  •
  the negotiation, announcement or pendency of the merger agreement or the transactions contemplated thereby, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or governmental authorities;

  •
  any change in the market price or trading volume of the shares of Company common stock (it being understood that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company material adverse effect if such facts and circumstances do not otherwise fall within certain other exceptions described in this definition);

  •
  acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events (in each case, unless they have had or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its subsidiaries as compared to other companies operating in the industries in which the Company and its subsidiaries operate, in which case only the incremental disproportionate impact may be taken into consideration in determining whether or not there has been, or may be, a Company material adverse effect);

  •
  changes in any laws or regulations applicable to the Company or applicable accounting regulations or principles or the interpretation thereof (in each case, unless they have had or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its subsidiaries as compared to other companies operating in the industries in which the Company and its subsidiaries operate, in which case only the incremental disproportionate impact may be taken into consideration in determining whether or not there has been, or may be, a Company material adverse effect);

  •
  any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company material adverse effect if such facts and circumstances do not otherwise fall within certain other exceptions described in this definition); or

  •
  any action taken by the Company or its subsidiaries that is required by the merger agreement or taken at Signet's written request, or the failure to take any action by the Company or its subsidiaries if that action is prohibited by the merger agreement.

        The representations and warranties made by Signet and Merger Sub to the Company are more limited and relate to, among other things, the following:

  •
  due organization, valid existence, good standing and corporate authority to carry on its business;

  •
  corporate authority to execute and deliver, to perform Signet's and Merger Sub's obligations under, and to consummate the transactions contemplated by, the merger agreement, and the enforceability of the merger agreement against Signet and Merger Sub;

  •
  the approval of the merger agreement and the consummation of the transactions contemplated thereby by the respective boards of directors of Signet and Merger Sub;

  •
  the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of Signet and Merger Sub entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

  •
  regulatory filings and governmental consents and approvals;

  •
  the accuracy of information provided by or on behalf of Signet or Merger Sub for inclusion in this proxy statement;

  •
  ownership and operations of Merger Sub;

  •
  the absence of broker's or finder's fees;

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  the absence of legal proceedings and governmental orders;

  •
  the absence of certain arrangements between Signet or Merger Sub, on the one hand, and the Company's management or directors, on the other hand;

  •
  the absence of certain arrangements entitling a stockholder of the Company to receive consideration different than the merger consideration;

  •
  availability of funds to pay the aggregate merger consideration and all other required cash amounts in connection with the merger;

  •
  the absence of any beneficial ownership by Signet, Merger Sub or any of their controlled affiliates of shares of Company common stock or rights to acquire shares of Company common stock; and

  •
  matters related to the Canadian operations of Signet.

        Certain of the representations and warranties of Signet and Merger Sub are qualified as to, among other things, "materiality" or certain effects, changes, events, circumstances or occurrences that would, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Signet or Merger Sub to perform its obligations under the merger agreement or to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by the merger agreement.

        Subject to certain exceptions, the representations and warranties contained in the merger agreement will terminate upon the earlier of the effective time of the merger or the termination of the merger agreement pursuant to its terms.

Covenants Relating to the Conduct of Business

        The Company has agreed to covenants in the merger agreement that affect the conduct of its business and that of its subsidiaries between the date of the merger agreement and the effective time of the merger.

Prior to such effective time, subject to certain exceptions specified in the merger agreement, required by applicable law or specified in the disclosure schedule delivered by the Company in connection with the merger agreement, unless Signet gives its written consent (which cannot be unreasonably withheld, conditioned or delayed), the Company is required to, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, to use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those with whom it has business relationships and to retain the services of its present officers and key employees.

        In addition, subject to certain exceptions specified in the merger agreement, required by applicable law or specified in the disclosure schedule delivered by the Company in connection with the merger agreement, unless Signet gives its written consent (which cannot be unreasonably withheld, conditioned or delayed), the Company and its subsidiaries are restricted from, among other things:

  •
  issuing, selling, granting, disposing of, pledging or otherwise encumbering shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or any rights, warrants, options, calls, commitments or other agreements to acquire any such shares or interests, or any securities or rights convertible into, exchangeable or exercisable for such shares or interests, subject to certain exceptions;

  •
  redeeming, purchasing or otherwise acquiring any outstanding shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries, or any rights, warrants, options, calls, commitments or other agreements to acquire any such shares or interests, subject to certain exceptions;

  •
  declaring, setting aside for payment or paying any dividend on, or making any other distribution in respect of, shares of the Company's or its subsidiaries' capital stock (other than dividends by a direct or indirect wholly owned U.S. subsidiary of the Company to its parent), or otherwise making any payment to the Company's or its subsidiaries' stockholders in their capacities as such;

  •
  splitting, combining, subdividing or reclassifying any shares of the Company's or any of its subsidiaries' capital stock;

  •
  amending (including by reducing an exercise price or extending a term) or waiving any rights under, or accelerating the vesting under, any provision of certain of the Company's stock option and incentive compensation plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement, subject to certain exceptions;

  •
  incurring or assuming any indebtedness for borrowed money, guaranteeing any indebtedness, or issuing or selling any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, other than certain indebtedness incurred pursuant to the Company's existing credit facilities and certain other exceptions;

  •
  selling, transferring, leasing, mortgaging, encumbering or otherwise disposing of or subjecting to any lien any properties or assets with a fair market value in excess of $2,000,000 individually or $15,000,000 in the aggregate, subject to certain exceptions, including exceptions for sales or other dispositions of inventory in the ordinary course of business consistent with past practice and exceptions for transactions pursuant to agreements in effect on the date of the merger agreement;

  •
  making any capital expenditures involving the purchase of real property or exceeding $2,000,000 individually or $15,000,000 in the aggregate, except as provided in the Company's capital expenditure plans provided to Signet;

  •
  directly or indirectly acquiring any person or division or business of any person or acquiring any assets outside the ordinary course of business consistent with past practice, in each case, for aggregate consideration in excess of $15,000,000;

  •
  except with respect to real property leases entered into, amended, extended, renewed, assigned, subleased, surrendered or terminated in the ordinary course of business consistent with past practice: entering into, terminating or amending any material contracts, other than in the ordinary course of business consistent with past practice; entering into any contract that would be breached by, or would require a third-party consent in connection with, the consummation of the transactions contemplated by the merger agreement; or releasing any person from or modifying or waiving any provision of any standstill or similar agreement or any material standalone confidentiality agreement in favor of the Company;

  •
  making any investment (by capital contribution, property transfers, purchase of securities or otherwise) in, or loaning or advancing to, any person other than a direct or indirect wholly owned subsidiary of the Company in the ordinary course of business, subject to certain exceptions;

  •
  subject to certain exceptions, including actions required by law, actions required under the terms of existing benefit plans or contracts, certain compensation and benefits packages for certain newly hired or promoted employees and grants of a limited number of restricted stock units to certain employees in the event the closing has not occurred by October 31, 2014: increasing the compensation of any current or former directors, officers, employees or consultants of the Company or its subsidiaries other than salary increases that may not exceed 3% of all officers' and employees' annual base salaries and wages as of February 19, 2014; granting any unusual or extraordinary bonus, benefit or other compensation to any current or former director, officer, employee or consultant; making any loan to any current or former director, officer, employee or consultant; or entering into, establishing, amending or terminating any Company compensation or benefit plan, program, agreement, policy, practice or arrangement;

  •
  entering into, establishing, amending or terminating any collective bargaining or other labor agreement or arrangement, except as required by applicable law;

  •
  making, changing or revoking any material election concerning taxes or tax returns, filing any material amended tax return, entering into any material closing agreement, filing any tax return unless such tax return was prepared consistent with past practice, settling any tax claims or assessments that require payment in excess of $1,000,000 in any single instance or $5,000,000 in the aggregate, surrendering any right to claim a refund of taxes or obtain any tax ruling, or becoming a party to any tax sharing, allocation, indemnity or similar agreement or arrangement involving the Company or any of its subsidiaries;

  •
  making any material changes in financial accounting methods, principles or practices, or changing an annual accounting period, subject to certain exceptions;

  •
  amending the organizational documents of the Company or any of the Company's subsidiaries;

  •
  adopting a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization, other than in connection with transactions exclusively between wholly owned subsidiaries of the Company;

  •
  paying, discharging, settling or satisfying any claims, litigation, proceedings, investigations, liabilities or obligations, subject to certain exceptions, including exceptions for payments of cash amounts reflected or reserved against in the Company's most recently filed consolidated financial statements;

  •
  selling, assigning, transferring, conveying, licensing, sublicensing, covenanting not to assert, abandoning, allowing to lapse, leasing or otherwise disposing of certain intellectual property rights, except in the ordinary course of business consistent with past practice;

  •
  making any material change in the underwriting, claims, administration, pricing, reserving or reinsurance practices of any of the Company's insurance subsidiaries, subject to certain exceptions; or

  •
  agreeing to do any of the foregoing.

        In addition, each of the Company, Signet and Merger Sub has agreed not to knowingly take or permit its subsidiaries to take any action that would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the merger and the other transactions contemplated by the merger agreement, subject to the provisions of the merger agreement described under "—No Solicitation by the Company" and "—Changes in the Board's Recommendation".

No Solicitation by the Company

        The Company has agreed under the merger agreement, subject to certain exceptions described below, that the Company will cease and cause to be terminated, and will cause its subsidiaries and its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "representatives") to cease and cause to be terminated, all discussions or negotiations conducted prior to the date of the merger agreement with any person with respect to a takeover proposal (as defined below) and will use reasonable best efforts to obtain the return from each such person or to cause the destruction of all copies of confidential information previously provided to such person by the Company, its subsidiaries or representatives. Additionally, subject to certain exceptions, the Company will not, and will cause its subsidiaries and representatives not to, directly or indirectly:

  •
  solicit, initiate or knowingly cause, facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute a takeover proposal; or

  •
  participate in any discussions or negotiations with any third party regarding a takeover proposal.

        Under the merger agreement, a "takeover proposal" means any proposal or offer, whether or not in writing and other than from Signet, with respect to any:

  •
  merger, consolidation, share exchange, other business combination or similar transaction involving the Company, pursuant to which any person (or the stockholders of any person) or "group" (as defined in Section 13(d) of the Exchange Act) would acquire beneficial ownership of 20% or more of the voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity;

  •
  sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary of the Company or otherwise) of any business or assets of the Company or its subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

  •
  issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or "group" (as defined in Section 13(d) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company;

  •
  transaction in which any person (or the stockholders of any person) or "group" (as defined in Section 13(d) of the Exchange Act) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the Company common stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; or

  •
  combination of the foregoing (in each case, other than the transactions contemplated by the merger agreement).

        In the event the Company or any of its subsidiaries receives a takeover proposal, the Company must promptly advise Signet, orally and in writing, and in no event later than 24 hours of receipt. In any such written notice to Signet, the Company must indicate the identity of the person making such takeover proposal and the terms and conditions of such takeover proposal and must provide a copy of any such takeover proposal, to the extent made in writing. The Company has agreed in the merger agreement to keep Signet reasonably informed of all material developments affecting the status and terms of any such takeover proposal and to provide Signet with copies of any additional material written materials it receives in relation to any such takeover proposal.

        Notwithstanding the general restrictions described above, if at any time prior to the adoption of the merger agreement by the Company's stockholders, the Company receives an unsolicited written takeover proposal, the Company and its representatives may:

  •
  contact the person making such takeover proposal solely to clarify the terms and conditions thereof; and

  •
  if the Board determines in good faith, after receiving advice from its outside counsel and its financial advisors, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined below), at any time prior to the adoption of the merger agreement by the Company's stockholders and after giving Signet notice of its intentions, (i) furnish information with respect to the Company and its subsidiaries to the person making such takeover proposal, but only after such person enters into a customary confidentiality agreement generally no less favorable to the Company than the confidentiality agreement between the Company and Signet (an "acceptable confidentiality agreement") (provided that if any non-public information delivered to such person has not previously been provided to Signet, the Company must promptly deliver all such information to Signet) and (ii) participate in discussions and negotiations with such person regarding such takeover proposal.

        Under the merger agreement, a "superior proposal" means a bona fide written takeover proposal or offer made by any person or group which the Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) (i) to be more favorable from a financial point of view to the holders of Company common stock than the transactions contemplated by the merger agreement, after giving effect to all adjustments to the terms of the merger agreement resulting from any binding proposal made by Signet pursuant to the merger agreement and (ii) taking into account at the time of determination all circumstances deemed to be relevant in good faith by the Board, is reasonably likely to be consummated in accordance with its terms, taking into account all material financial, regulatory, legal and other aspects of such proposal and the person making the proposal, if accepted; provided that for purposes of the foregoing definition of "superior proposal", the references to "20%" in the definition of "takeover proposal" shall be deemed to be references to "50%".

Changes in the Board's Recommendation

        The Company has agreed under the merger agreement, subject to certain exceptions described below, that neither the Board nor any committee thereof will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Signet, the Board's recommendation that the Company's stockholders adopt the merger agreement or the approval or declaration of advisability by the Board of the merger agreement, the merger and the other transactions contemplated by the merger agreement,

(ii) approve or recommend, or propose publicly to approve or recommend, any takeover proposal or (iii) fail to reject any takeover proposal that is a tender offer or exchange offer within 10 business days of the commencement thereof (including by taking no position with respect to the acceptance by the Company's stockholders of such a tender offer or exchange offer) (any of the foregoing, a "Company adverse recommendation change").

        The Company has also agreed under the merger agreement, subject to certain exceptions described below, that neither the Board nor any committee thereof will approve, cause or authorize the Company or any of its subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any takeover proposal (other than an acceptable confidentiality agreement, as described above).

        Notwithstanding the general restrictions described above, at any time prior to the adoption of the merger agreement by the Company's stockholders, the Board and any committee thereof may, subject to compliance with the immediately succeeding paragraph:

  •
  make a Company adverse recommendation change in response to (i) the Company receiving an unsolicited written takeover proposal that constitutes a superior proposal or (ii) an event or circumstance that was not known or reasonably foreseeable to the Board on the date of the merger agreement but which becomes known to the Board prior to the adoption of the merger agreement by the Company's stockholders (such event or circumstance, an "intervening event"); or

  •
  subject to paying Signet the termination fee described below under "—Termination Fee and Reimbursement of Expenses", cause the Company to terminate the merger agreement and, concurrently with or immediately after such termination, cause the Company to enter into a definitive written agreement providing for such superior proposal;

so long as, in each such instance, the Board determines in good faith, after consulting with and receiving advice from outside counsel and financial advisors, that the failure to make such Company adverse recommendation change or effect such termination, as applicable, would constitute a breach by the Board of its fiduciary duties to the Company's stockholders under Delaware law.

        Prior to taking any action described in the immediately preceding paragraph, the Company must provide at least four business days' prior written notice to Signet of its intention to take such action. In the case of a Company adverse recommendation change the Board intends to make in connection with a superior proposal, such notice must specify the terms and conditions of such superior proposal, the identity of the person making such superior proposal and a copy of the then-current forms of all of the relevant proposed transaction documents related thereto. In the case of a Company adverse recommendation change the Board intends to make in connection with an intervening event, such notice must specify a description of the intervening event. During the four business day notice period (and any additional period related to a revision to the superior proposal, as described below), the Company will, and will cause its financial and legal advisors to, negotiate in good faith with Signet, to the extent Signet wishes to negotiate, with respect to proposed adjustments to the terms and conditions of the merger agreement (i) so that such superior proposal ceases to constitute a superior proposal or (ii) in the case of a Company adverse recommendation change in connection with an intervening event, so that the failure to make such Company adverse recommendation change is no longer a breach by the Board of its fiduciary duties to stockholders under Delaware law.

        If, during the four business day notice period described above, any material amendment to the financial terms or other material terms of the applicable superior proposal is made, then the Company will, and will cause its financial advisors and outside counsel to, negotiate with Signet in good faith for an additional two business day period.

        The merger agreement does not prohibit the Board or any committee thereof from taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act, or making any disclosure to the Company's stockholders if the Board determines in good faith after consultation with outside counsel that failure to do so would be a breach of its fiduciary duties under applicable law (but any such action will have the effects otherwise set forth in the merger agreement unless, at the time of the taking of any such action, the Board publicly reaffirms its recommendation that the Company's stockholders adopt the merger agreement).

Stockholders' Meeting

        The Company has agreed under the merger agreement to establish a record date for, duly call, give notice of, convene and hold the special meeting as soon as reasonably practicable following the filing of this proxy statement with the SEC (or, if applicable, the date the SEC confirms it has no further comments on this proxy statement) for the purpose of obtaining the stockholder approval required by the merger agreement. The Company may postpone or adjourn the special meeting (i) to solicit additional proxies for the purpose of obtaining the stockholder approval required by the merger agreement, if the Company determines in good faith that such adjournment or postponement is necessary or advisable to obtain such stockholder approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure which the Company has determined after consultation with outside counsel is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of the Company prior to the special meeting. The Company has also agreed under the merger agreement for the Board to recommend to the Company's stockholders the adoption of the merger agreement, subject to the provisions of the merger agreement described above under "—No Solicitation by the Company" and "—Changes in the Board's Recommendation".

Efforts to Obtain Regulatory Approvals

        The Company, Signet and Merger Sub have each agreed, subject to the exceptions described in the following paragraph, to:

  •
  make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as reasonably practicable and in any event within 10 business days of the execution of the merger agreement;

  •
  supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act;

  •
  use reasonable best efforts to take or cause to be taken all other actions consistent with the provisions described in this section and necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; and

  •
  cooperate with the other parties in connection with certain filings or submissions with governmental authorities, and to keep the other parties informed in all material respects and on a reasonably timely basis of any material communications received from, or given to, governmental authorities regarding the transactions contemplated by the merger agreement and any material communication received or given in connection with any proceeding by a private party regarding the transactions contemplated by the merger agreement.

        The Company, Signet and Merger Sub have each agreed to use reasonable best efforts to resolve objections that may be asserted by a governmental authority or other person with respect to the transactions contemplated by the merger agreement. For purposes of the preceding sentence, "reasonable best efforts" includes (i) defending any lawsuits or other legal proceedings challenging the merger agreement, the merger or any other transaction contemplated by the merger agreement, (ii) avoiding the entry of and seeking to have lifted, vacated or reversed any stay, injunction, temporary restraining order or other restraint entered by any court or other governmental authority, (iii) divesting, disposing of, leasing, licensing or transferring any assets or entities, (iv) entering into hold-separate agreements (the actions described by clauses (iii) and (iv), collectively, "remedial actions") and (v) proposing or agreeing to do or permitting to be done any of the foregoing, in each case as may be required in order to cause the conditions to closing to be satisfied as promptly as reasonably practicable. However, Signet and its subsidiaries will not be required to sell, divest, dispose, license, lease, operate, conduct in a specified manner, hold separate or discontinue or restrict or limit, before or after the closing date, any assets, liabilities, businesses, product lines, licenses, operations or interest in any assets or businesses that would, individually or in the aggregate, result in a burdensome condition (as described in the immediately succeeding paragraph) on the business of the Company and its subsidiaries taken as a whole or on the business of Signet and its subsidiaries taken as a whole. In addition, the Company may not, without Signet's prior written consent, commit to any divestiture transaction or agree to any restriction on its business at the request of a governmental authority in connection with such governmental authority's review of the transactions contemplated by the merger agreement under antitrust law (such consent to be granted in accordance with the immediately preceding sentence).

        One or more remedial actions constitute a "burdensome condition" for purposes of the merger agreement if and to the extent such remedial actions, individually or in the aggregate with all other remedial actions taken together, would result in (i) the loss of revenues of the Company in excess of $135,000,000, as measured by the Company's fiscal year 2013 revenue as reported in the Company's audited financial statements for such year, (ii) the loss of sales of Signet in excess of $135,000,000, as measured by Signet's fiscal year 2013 sales as reported in Signet's audited financial statements for such year or (iii) the combination of losses of revenues contemplated in clause (i) and sales contemplated in clause (ii) in excess of $135,000,000 in the aggregate.

Other Filings and Consents

        In addition to the parties' obligations described above under "—Efforts to Obtain Regulatory Approvals", and subject to the terms and conditions of the merger agreement, the Company, Signet and Merger Sub have each agreed to cooperate with the other parties and use (and cause their respective subsidiaries to use) reasonable best efforts to promptly (i) take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to closing to be satisfied as promptly as reasonably practicable and to consummate and make effective the transactions contemplated by the merger agreement in the most expeditious manner reasonably practicable and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any governmental authority or other third party necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

        The Company and Signet have each also agreed under the merger agreement, subject to certain exceptions, to use reasonable best efforts to take all action necessary to ensure that no state takeover statute or similar law is or becomes applicable to any of the transactions contemplated by the merger agreement and, if any such state takeover statute or similar law becomes applicable to any such transactions, to take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and to otherwise minimize the effect of such statute or law thereon.

Access to Information

        The Company has agreed under the merger agreement, subject to certain limited exceptions, that it will (i) afford to Signet and its representatives and financing sources, upon reasonable notice, reasonable access during normal business hours, during the period prior to the earlier of the effective time of the merger and the termination of the merger agreement, to the Company's and its subsidiaries' properties, books and records and to those employees of the Company or its subsidiaries to whom Signet or its representatives or financing sources reasonably request access and (ii) furnish as promptly as reasonably practicable to Signet or its representatives or financing sources, as applicable, all information concerning the Company's and its subsidiaries' business, properties and personnel as Signet or its representatives or financing sources may reasonably request. Signet, its representatives and its financing sources have agreed under the merger agreement to conduct any of the activities described above in a manner that does not interfere unreasonably with the business or operations of the Company and its subsidiaries.

Cooperation with Financing

        The Company has agreed under the merger agreement, subject to certain exceptions, that it and its subsidiaries will provide, and will use reasonable best efforts to cause its and their respective representatives to provide, all cooperation that is reasonably requested by Signet and that is customary in connection with the arrangement of any third-party debt financing for the purpose of financing the aggregate merger consideration, including using its reasonable best efforts to:

  •
  facilitate the execution and delivery of definitive financing, pledge, security and guarantee documents and the provision of guarantees and security;

  •
  promptly provide all financial and other information regarding the Company and its subsidiaries as may be reasonably requested by Signet in order to consummate the financing, including information that would be required in a registration statement on Form S-3 for a registered securities offering;

  •
  provide customary certificates, opinions and other documents and instruments, and take all necessary corporate action relating to the financing;

  •
  obtain customary authorization letters, accountants' comfort letters and accountants' consent letters as may be reasonably requested by Signet;

  •
  cooperate with Signet to obtain surveys and title insurance as may be reasonably requested by Signet;

  •
  cause its senior officers to be available, upon reasonable advance notice, to participate in a reasonable number of informational meetings, due diligence sessions, sessions and presentations with lenders and rating agencies and road show meetings in connection with the financing;

  •
  cooperate with Signet and Signet's efforts to obtain customary corporate, facilities and securities ratings;

  •
  provide customary authorization letters to the lenders and agents in respect of the financing, authorizing the distribution of information to prospective lenders;

  •
  reasonably assist Signet and its financing sources in the preparation of all offering documents and other marketing and rating agency materials for the financing and reasonably cooperate with any due diligence investigation of the Company and its subsidiaries in connection with the financing; and

  •
  furnish, for no fee, to the financing sources an electronic version of the Company's trademarks, service marks and corporate logo for use in marketing materials for the purpose of facilitating the financing.

        However, until the closing date, none of the Company or its subsidiaries will be required to pay any commitment or similar fee or incur any liability in connection with such financing or enter into any binding agreements or take any corporate action with respect to such financing that is not conditioned on the occurrence of the closing of the merger. The cooperation requested of the Company and its subsidiaries will not unreasonably interfere with ongoing operations of the Company and its subsidiaries or otherwise materially impair the ability of any officer or executive of the Company to carry out its duties to the Company. Signet has agreed under the merger agreement to promptly reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of its subsidiaries in connection with providing the foregoing cooperation and, subject to certain exceptions, to indemnify the Company and its subsidiaries for any losses or damages incurred in connection with the financing.

Director and Officer Indemnification and Insurance

        Under the merger agreement, Signet has agreed to cause the surviving corporation to indemnify each individual who was a director or officer of the Company or a subsidiary of the Company at or prior to the effective time of the merger with respect to all acts or omissions by such individual in such capacity at any time prior to the effective time to the fullest extent permitted by applicable law or required by the organizational documents of the Company or its subsidiaries or the indemnification agreements in effect as of the date of the merger agreement.

        At or prior to the effective time, the Company may (or, if requested by Signet, will use commercially reasonable efforts to) purchase six-year prepaid "tail" policies with respect to such acts or omissions by such individuals containing terms and conditions that are not less advantageous than the policies in effect on the date of the merger agreement, provided that the Company will not expend per year of coverage more than 250% of the amount currently expended by the Company per year of coverage (the "maximum D&O amount") in order to maintain any such "tail" policies. In the event the Company does not purchase such "tail" policies, Signet has agreed that, for a period of six years following the effective time of the merger, it will maintain in effect the Company's current directors' and officers' liability insurance policies (or that it will purchase substitute policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous than the Company's current policies), provided that in no event will Signet be required to expend per year of coverage more than the maximum D&O amount. If Signet or the Company, as applicable, is unable to maintain or obtain the insurance described in this paragraph, Signet or the Company, as applicable, will obtain as much comparable insurance as is available for the maximum D&O amount.

        Additionally, the Company has agreed under the merger agreement to use reasonable best efforts to obtain, not later than April 30, 2014, supplemental insurance policies to its existing employment practices liability insurance policies in form and substance (including as to coverage amounts and coverage periods) reasonably acceptable to Signet to insure against events occuring on or prior to the closing date. Under no circumstances will the Company be required to expend per year of coverage more than $1,000,000 (the "maximum EPL amount") to maintain or procure such insurance coverage. If the Company is unable to maintain or obtain the insurance described in the first sentence of this paragraph, it will obtain as much comparable insurance as is available for the maximum EPL amount.

        The individuals who are directors and officers of the Company or a subsidiary of the Company at or prior to the effective time of the merger are third-party beneficiaries of the provisions described above, and such individuals will have the right to enforce these provisions of the merger agreement.

Employee Benefit Matters

        Signet has agreed under the merger agreement that it will, and will cause the surviving corporation after the closing to do the following (provided that such agreements are subject to the terms and conditions set forth in the merger agreement):

  •
  for a period of six months after the effective time of the merger, provide each employee of the Company and its subsidiaries who is employed immediately prior to the effective time of the merger (each, a "continuing employee" and, together, the "continuing employees"), while employed, a rate of base salary or wages, and a target cash bonus opportunity, that is no less favorable than the rate of base salary or wages and target cash bonus opportunity provided to such continuing employee immediately prior to the effective time of the merger;

  •
  for a period of six months after the effective time of the merger, provide employee benefits that are substantially comparable in the aggregate to the employee benefits provided under the Company's plans to continuing employees immediately prior to the effective time of the merger;

  •
  treat each continuing employee's service with the Company as service with Signet for purposes of determining accruals of benefits for vacation, paid time-off and severance, and determining eligibility to participate, level of benefits and vesting for all other benefits, under any employee benefit plan maintained by Signet following the effective time of the merger in which continuing employees participate, to the extent such service was recognized or credited under the comparable employee benefit plan of the Company immediately prior to the effective time of the merger and only if such recognition would not result in any duplication of benefits;

  •
  waive in the year in which the closing date occurs any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any employee welfare benefit plan maintained by Signet in which such continuing employee will be eligible to participate to the extent such conditions and exclusions were satisfied or were not applicable to such continuing employee under the comparable Company plan prior to the effective time of the merger;

  •
  recognize the dollar amount of all copayments, deductibles and similar expenses incurred by each such continuing employee during the calendar year in which the effective time of the merger occurs for purposes of satisfying such year's deductible and copayment limitations under the relevant employee welfare benefit plans in which he or she will be eligible to participate from and after the effective time of the merger, to the extent credited under the employee welfare benefit plans maintained by the Company prior to the effective time of the merger; and

  •
  modify the provisions above to the extent necessary to comply with applicable laws of foreign countries and political subdivisions thereof.

Other Covenants and Agreements

        The merger agreement contains additional agreements between the Company and Signet relating to, among other things, the following:

  •
  preparation of this proxy statement;

  •
  seeking the consent of the other party prior to public announcements with respect to the transactions contemplated by the merger agreement, subject to certain exceptions;

  •
  notifying the other party promptly of (i) any notice or other communication received from a governmental authority or any other person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement or (ii) certain actions, suits, claims, investigations or other proceedings commenced or threatened, in each case, in connection with the transactions contemplated by the merger agreement;

  •
  the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the transactions contemplated by the merger agreement;

  •
  the fees and expenses incurred in connection with the merger agreement, the voting agreement, the merger and the other transactions contemplated by the merger agreement;

  •
  ensuring exemptions of certain transactions in connection with the merger under Rule 16b-3 under the Exchange Act;

  •
  the termination of certain interest rate swap and hedging arrangements as of the closing; and

  •
  the delivery by the Company to Signet of certain documents.

 Conditions to the Merger

        The respective obligations of the Company, Signet and Merger Sub to effect the merger are subject to the satisfaction or (if permissible under applicable law) waiver on or prior to the closing date of the following conditions:

  •
  the adoption of the merger agreement by the holders of a majority of the outstanding shares of Company common stock;

  •
  the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act; and

  •
  the absence of any restraint that is in effect enjoining, restraining, preventing, prohibiting or making illegal the consummation of the merger.

        The obligations of Signet and Merger Sub to effect the merger are further subject to the satisfaction or (if permissible under applicable law) waiver on or prior to the closing date of the following additional conditions:

  •
  the representations and warranties of the Company set forth in the merger agreement regarding (i) the Company's capitalization must be true and correct, except for de minimis inaccuracies, as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) (a) due organization, valid existence, good standing and corporate authority to conduct the business of the Company and (b) the absence of a Company material adverse effect since July 31, 2013, in each case, must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made at and as of the closing date, (iii) (a) ownership of equity awards, subsidiary ownership of Company common stock and outstanding rights and obligations to purchase Company common stock, (b) corporate authority to execute and deliver, to perform the Company's obligations under, and to consummate the merger and the other transactions contemplated by, the merger agreement, and the enforceability of the merger agreement against the Company, (c) the absence of broker's or finder's fees and (d) the inapplicability of anti-takeover laws to the merger, in each case, must be true and correct (without giving effect to any limitation as to "materiality" or "Company material adverse effect") in all material respects as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iv) all other matters must be true and correct (without giving effect to any limitation as to "materiality" or "Company material adverse effect") as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of clause (iv), where the failure to be true and correct has not had a Company material adverse effect, and the receipt by Signet of a certificate signed on behalf of the Company by an executive officer of the Company to such effect; and

  •
  the Company's performance in all material respects of its obligations under the merger agreement on or prior to the closing date, and the receipt by Signet of a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

        The Company's obligation to effect the merger is further subject to the satisfaction or (if permissible under applicable law) waiver by the Company on or prior to the closing date of the following additional conditions:

  •
  the representations and warranties of Signet and Merger Sub set forth in the merger agreement that are qualified as to materiality or material adverse effect must be true and correct, and the representations and warranties of Signet and Merger Sub set forth in the merger agreement that are not so qualified must be true and correct in all material respects, in each case as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), and the receipt by the Company of a certificate signed on behalf of Signet by an executive officer of Signet to such effect; and

  •
  Signet's and Merger Sub's performance in all material respects of their respective obligations under the merger agreement on or prior to the closing date, and the receipt by the Company of a certificate signed on behalf of Signet by an executive officer of Signet to such effect.

        The receipt or availability of funds or financing is not a condition to the consummation of the merger.

        Before the closing, the Company, Signet and Merger Sub may each waive any of their respective conditions to closing and effect the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

        None of Signet, Merger Sub or the Company may rely on the failure of any closing condition to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement.

Termination of the Merger Agreement

        The Company and Signet may, by mutual written consent duly authorized by each of their respective boards of directors, terminate the merger agreement and abandon the transactions contemplated thereby at any time prior to the effective time of the merger.

        The merger agreement may also be terminated and the transactions contemplated thereby abandoned at any time prior to the effective time of the merger in the following circumstances:

  •
  by either Signet or the Company, if:

  ◦
  the merger is not consummated on or before February 19, 2015 (the "end date"), except that if, on the end date, the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act has not occurred or there exists a restraint in effect enjoining, restraining, preventing, prohibiting or making illegal the consummation of the merger (and such restraint is in respect of an antitrust law), but all other closing conditions have been satisfied (other than those conditions that by their terms are to be satisfied at the closing) or waived (if permissible under applicable law), then the end date will be automatically extended to May 19, 2015, or such earlier date as may be agreed in writing by the Company and Signet, provided that the right to terminate the merger agreement in accordance with the foregoing will not be available to a party whose failure to perform any of its obligations under the merger agreement has been a principal cause of the failure of the merger to be consummated on or before the end date;

  ◦
  a restraint enjoining, restraining, preventing, prohibiting or making illegal the consummation of the merger is in effect and becomes final and nonappealable, provided that the right to terminate the merger agreement in accordance with the foregoing will not be available to a party whose failure to perform any of its obligations under the merger agreement has been a principal cause of the entry of, or the failure to remove, such restraint; or

  ◦
  at a duly convened meeting of the Company's stockholders, or any adjournment or postponement thereof, the Company's stockholders fail to adopt the merger agreement;

  •
  by Signet, if:

  ◦
  the Company has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement (or if any of the representations or warranties of the Company set forth in the merger agreement fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the closing date) give rise to the failure of a condition to Signet's and Merger Sub's obligation to effect the merger (as described above under "—Conditions to the Merger") relating to the accuracy of the Company's representations and warranties or the performance by the Company in all material respects of its obligations under the merger agreement and (ii) is incapable of being cured, or is not cured, by the Company within 60 calendar days following receipt of written notice from Signet of such breach or failure, provided that Signet may not terminate the merger agreement in accordance with the foregoing if Signet or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement (any termination in accordance with the foregoing, a "Company breach termination");

    ◦
    the Company has materially breached (i) its obligations described under "—Stockholders' Meeting" above by failing to hold the special meeting or (ii) its agreement not to solicit described under "—No Solicitation by the Company" above; or

    ◦
    prior to the adoption of the merger agreement by the Company's stockholders, a Company adverse recommendation change has occurred;

  •
  by the Company:

  ◦
  if either Signet or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement (or if any of the representations or warranties of Signet or Merger Sub set forth in the merger agreement fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the closing date) give rise to the failure of a condition to the Company's obligation to effect the merger (as described above under "—Conditions to the Merger") relating to the accuracy of Signet's and Merger Sub's representations and warranties or the performance by Signet and Merger Sub in all material respects of their obligations under the merger agreement and (ii) is incapable of being cured, or is not cured, by Signet or Merger Sub within 60 calendar days following receipt of written notice from the Company of such breach or failure, provided that the Company may not terminate the merger agreement in accordance with the foregoing if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

  ◦
  prior to the adoption of the merger agreement by the Company's stockholders, in connection with entering into a definitive written agreement providing for a superior proposal in accordance with the provisions of the merger agreement described above under "—Changes in the Board's Recommendation" (any termination in accordance with the foregoing, a "superior proposal termination").

Termination Fee and Reimbursement of Expenses

        The Company is required to pay Signet a termination fee of $26,700,000 in cash (less expenses reimbursed by the Company in certain circumstances, as described below) if the merger agreement is terminated under the following circumstances:

  •
  each of the following has occurred:

  ◦
  a bona fide takeover proposal has been made directly to the Company's stockholders generally or any person has publicly announced (and not withdrawn) (whether or not conditional) a takeover proposal after the date of the merger agreement and prior to the special meeting (provided that for purposes of this bullet, all references to "20%" in the definition of "takeover proposal" shall be deemed to be references to "50%");

  ◦
  thereafter,

  ■
  either the Company or Signet terminates the merger agreement because:

  –
  the merger has not been consummated by the end date (other than because (i) the applicable waiting period (and any extension thereof) under the HSR Act has not expired or was not terminated or (ii) a restraint in respect of an antitrust law is enjoining, restraining, preventing, prohibiting or making illegal the consummation of the merger); or

        –
        the Company's stockholders fail to adopt the merger agreement at a duly convened meeting; or

      ■
      Signet effects a Company breach termination (as described above under "—Termination of the Merger Agreement"); and

    ◦
    the Company enters into a definitive agreement with respect to, or consummates, a takeover proposal within 12 months of the date the merger agreement is terminated (provided that for purposes of this bullet, all references to "20%" in the definition of "takeover proposal" shall be deemed to be references to "50%");

  •
  Signet terminates the merger agreement because (i) the Company has materially breached (a) its obligations described under "—Stockholders' Meeting" above by failing to hold the special meeting or (b) its agreement not to solicit described under "—No Solicitation by the Company" above or (ii) prior to the adoption of the merger agreement by the Company's stockholders, a Company adverse recommendation change has occurred; or

  •
  the Company effects a superior proposal termination (as described above under "—Termination of the Merger Agreement").

        In addition, the merger agreement provides that the Company must reimburse Signet for up to $12,500,000 of its out-of-pocket fees and transaction-related expenses if a bona fide takeover proposal is made directly to the Company's stockholders generally or any person has publicly announced (and not withdrawn) (whether or not conditional) a takeover proposal prior to the date of the meeting of the Company's stockholders to vote on the adoption of the merger agreement and thereafter the merger agreement is terminated by the Company or Signet on account of the Company's stockholders failing to adopt the merger agreement at a duly convened meeting of the Company's stockholders. For purposes of the immediately preceding sentence, all references to "20%" in the definition of "takeover proposal" shall be deemed to be references to "50%". Any termination fee payable by the Company will be reduced by the amount of any expenses reimbursed pursuant to the first sentence of this paragraph.

Reverse Termination Fee

        Signet is required to pay the Company a reverse termination fee of $53,400,000 in cash if (i) the merger agreement is terminated by either the Company or Signet (a) due to the merger not having been consummated by the end date and, at the time of such termination, (1) the waiting period (and any extension thereof) applicable to the merger under the HSR Act has not expired or been terminated or (2) a restraint in respect of an antitrust law is in effect enjoining, restraining, preventing, prohibiting or making illegal the consummation of the merger or (b) because a restraint in respect of an antitrust law enjoining, restraining, preventing, prohibiting or making illegal the consummation of the merger is in effect and becomes final and nonappealable, (ii) the failure of one or more of the conditions described in subclauses (a)(1) or (a)(2) of the preceding clause (i) is not caused by the failure of the Company to perform in all material respects its obligations described under "—Efforts to Obtain Regulatory Approvals" or "—Other Filings and Consents" above and (iii) the Company's stockholders have adopted the merger agreement and the other conditions to Signet's and Merger Sub's respective obligations to effect the merger have been satisfied (other than with respect to obligations that by their nature are to be satisfied at the closing and were capable of being satisfied or would have been satisfied if the closing had occurred on the date of such termination).

 Remedies; Specific Enforcement

        The parties to the merger agreement have agreed that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the parties have agreed that they are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, without proof of damages, bond or other security, in addition to any other remedy to which the parties are entitled at law or in equity. If, prior to February 19, 2015 (or May 19, 2015, as applicable), any party brings any action for specific enforcement of the merger agreement against any other party, such end date will be automatically extended for the period during which such action is pending plus 10 business days, or by such other time period established by the court presiding over such action, as the case may be.

        In the event the termination fee is payable by the Company under the circumstances described above under "—Termination Fee and Reimbursement of Expenses", the right of payment of such termination fee will be the sole and exclusive remedy of Signet and Merger Sub against the Company, its subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates for all losses and damages suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated. In the event that the reverse termination fee is payable by Signet under the circumstances described above under "—Reverse Termination Fee", the right of payment of such reverse termination fee will be the sole and exclusive remedy of the Company and its subsidiaries against Signet and any of its former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates for all losses and damages suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated.

Amendment or Supplement of the Merger Agreement

        At any time prior to the effective time of the merger, the merger agreement may be amended or supplemented in any and all respects, by written agreement of the parties by action taken by their respective boards of directors. However, following adoption of the merger agreement by the Company's stockholders, there will be no amendments to the merger agreement that would by law require further approval of the Company's stockholders without such approval. Additionally, certain provisions of the merger agreement may not be modified, waived or terminated in a manner that is adverse in any material respect to Signet's financing sources without the prior written consent of such financing sources.

Governing Law

        The merger agreement is governed by the law of the State of Delaware. The merger agreement provides that any litigation arising out of or relating to the merger agreement or the transactions contemplated thereby will be heard and determined in the Court of Chancery of the State of Delaware, subject to certain exceptions, including if the litigation involves Signet's financing sources.

THE VOTING AGREEMENT

        The following is a summary of the material terms and conditions of the voting agreement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. The description of the voting agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached to this proxy statement as Annex B and is incorporated by reference into this proxy statement. We encourage you to read the voting agreement carefully and in its entirety.

        In connection with the execution of the merger agreement, Z LLC entered into the voting agreement with Signet and the Company on February 19, 2014.

        Pursuant to the voting agreement, Z LLC agreed, among other things, to exercise its warrants prior to the record date for the special meeting and to vote (or cause to be voted) its shares of Company common stock (including those shares issued upon the exercise of its warrants, the "subject shares") in favor of the adoption of the merger agreement and in favor of any proposal to adjourn any special meeting of the stockholders of the Company that Signet supports. On March 18, 2014, Z LLC exercised its warrants on a cashless basis and, upon such exercise, was issued 10,022,075 shares of Company common stock. Additionally, Z LLC agreed to vote the subject shares against (i) any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any takeover proposal or other merger agreement, merger, share exchange, consolidation, combination, dual listed structure, sale of substantial assets, issuance of securities, reorganization, recapitalization, dissolution, liquidation, winding up or other extraordinary transaction of or by the Company, (ii) any takeover proposal or superior proposal, (iii) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation, warranty or other obligation or agreement of the Company under the merger agreement and (iv) any amendment to the Company's organizational documents or other action, proposal or transaction involving the Company or any of its subsidiaries that would reasonably be expected to impede, interfere with, delay, frustrate, prevent or nullify any provision of the merger agreement or any other agreement contemplated by the merger agreement, inhibit the timely consummation of the transactions contemplated by the merger agreement or change in any manner the voting rights of any class of capital stock of the Company. Pursuant to the voting agreement, Z LLC also agreed not to dispose of its shares of Company common stock prior to the termination of the voting agreement (as described in the following paragraph).

        The voting agreement terminates upon the earliest to occur of (i) the mutual consent of the parties thereto, (ii) the effective time of the merger, (iii) 45 days following February 19, 2015 or, if the end date is automatically extended as described under "The Merger Agreement—Termination of the Merger Agreement", May 19, 2015 and (iv) the termination of the merger agreement in accordance with its terms.

        Pursuant to the voting agreement, if Z LLC receives less merger consideration upon the consummation of the merger in respect of the shares of Company common stock received upon the exercise of its warrants as a result of the cashless exercise of its warrants prior to the record date as required by the voting agreement, then Signet will pay Z LLC the amount of such difference to ensure that Z LLC receives the same merger consideration as any other holder of Company common stock, less the exercise price of the warrants, at the effective time of the merger. Because Z LLC exercised its warrants when the price of the Company common stock exceeded the merger consideration, no such payment will be required.

        As of the close of business on April 30, 2014, the record date for the special meeting, Z LLC owned approximately 23.2% of the outstanding shares of Company common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of Company common stock as of April 28, 2014 by (i) persons believed to beneficially own more than five percent of the outstanding shares of Company common stock based on information previously provided to us by such persons as of the dates indicated in the footnotes below, (ii) each of the Company's directors, (iii) each of the Company's named executive officers and (iv) the Company's directors and executive officers as a group.

Name of Beneficial Owner	Shares of Company Common Stock(1)		Shares That May Be Acquired Within 60 Days(2)	Percent of Class(3)
Five Percent Stockholders:
Z Investment Holdings, LLC c/o Golden Gate Private Equity, Inc. One Embarcadero Center, 39th Floor San Francisco, CA 94111	10,022,075	(4)	—	23.2%
SEB Asset Management (Stockholm) Skandinaviska Enskilda Banken AB SE-106 40 Stockholm Sweden	3,100,000	(5)	—	7.2%
BlackRock Inc. 40 E 52nd Street New York, NY 10022	2,927,440	(6)	—	6.8%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,783,150	(7)	—	6.5%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	2,655,753	(8)	—	6.2%
Directors and Named Executive Officers:
Neale Attenborough(9)	—		—	*
Yuval Braverman	43,112		16,583	*
Terry Burman	11,658		50,000	*
David F. Dyer	40,462		21,700	*
Kenneth B. Gilman	70,462	(10)	60,000	*
John B. Lowe, Jr.	70,262		26,400	*
Theo Killion	155,739	(11)	532,000	1.6%
Joshua Olshansky(9)	—		—	*
Beth M. Pritchard	36,724		—	*
Matthew W. Appel	60,462	(11)	280,000	*
Thomas A. Haubenstricker	19,252		35,000	*
Gilbert P. Hollander	102,991	(11)	344,750	1.0%

Name of Beneficial Owner	Shares of Company Common Stock(1)	Shares That May Be Acquired Within 60 Days(2)	Percent of Class(3)
Richard Lennox	35,042	186,250	*
Directors and Executive Officers as a Group (13 persons):	646,166	1,552,683	4.9%

*
Represents less than one percent (1%)

(1)
Does not reflect any unvested RSUs, unvested restricted shares or DSUs.

(2)
Includes shares that may be acquired within 60 days upon the vesting of RSUs, restricted shares and stock options.

(3)
Percent of class calculations assume 43,145,744 shares of Company common stock outstanding as of April 28, 2014, which number includes the shares issued to Z LLC upon the exercise of its warrants. As a result of such issuance, Ameriprise Financial, Inc., which the Company believes owns 1,879,213 shares of Company common stock, no longer beneficially owns more than 5% of the outstanding shares of Company common stock. Shares that may be acquired within 60 days by a stockholder or group are deemed to be outstanding for purposes of calculating the percent of class for such stockholder or group, but are not deemed outstanding for purposes of calculating the percent of class for any other stockholder or group shown in the table.

(4)
On March 18, 2014, as required by the voting agreement, Z LLC exercised its warrants on a cashless basis and, upon such exercise, was issued 10,022,075 shares of Company common stock. Pursuant to the voting agreement, Z LLC has agreed to refrain from disposing of any shares of Company common stock prior to the termination of the voting agreement. For more information regarding the voting agreement, please refer to the section of this proxy statement entitled "The Voting Agreement" and Annex B hereto. The shares beneficially owned directly by Z LLC are beneficially owned indirectly by (a) Golden Gate Capital Opportunity Fund, L.P., (b) Golden Gate Capital Opportunity Fund-A, L.P., (c) GGCOF Third Party Co-Invest, L.P. and (d) GGCOF Co-Invest, L.P. The shares indirectly held by the funds listed in clauses (a) through (c) are beneficially owned indirectly by GGC Opportunity Fund Management, L.P. ("management GP"), their general partner, and GGC Opportunity Fund Management GP, Ltd. ("ultimate GP"), the general partner of management GP. The shares indirectly held by the fund listed in clause (d) are beneficially owned indirectly by GGCOF Co-Invest Management, L.P. ("GGCOF management"), its general partner, management GP, the general partner of GGCOF management and the ultimate GP, the general partner of management GP. The ultimate GP has voting and dispositive authority over the shares held by Z LLC and is governed by its board of directors.

(5)
Based on information contained in the Schedule 13G filed by SEB Asset Management and Skandinaviska Enskilda Banken AB on February 16, 2012. Skandinaviska Enskilda Banken AB reported that it had sole voting and dispositive power with respect to all shares beneficially owned. Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by this stockholder.

(6)
Based on information contained in the Schedule 13G filed by Blackrock Inc. on January 31, 2014. Blackrock Inc. reported that it had sole voting power with respect to 2,852,951 shares and sole dispositive power with respect to 2,927,440 shares. Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by this stockholder.

(7)
Based on information contained in the Schedule 13G/A filed by Dimensional Fund Advisors on February 10, 2014. Dimensional Fund Advisors reported that it had sole voting power with respect to 2,724,137 shares and sole dispositive power with respect to 2,783,150 shares. Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by this stockholder.

(8)
Based on information contained in the Schedule 13D jointly filed by GAMCO Investors, Inc. ("GAMCO Investors"), GGCP, Inc. ("GGCP"), GAMCO Asset Management, Inc. ("GAMCO AM"), Gabelli Securities, Inc. ("Gabelli Securities"), Gabelli Funds, LLC ("Gabelli Funds") and Mario J. Gabelli ("Mr. Gabelli" and, together with GAMCO Investors, GGCP, GAMCO AM, Gabelli Securities and Gabelli Funds, "GAMCO") on February 27, 2014. GAMCO reported that: (a) Gabelli Funds had sole voting power and sole dispositive power with respect to 1,678,700 shares, (b) GAMCO AM had sole voting power with respect to 846,680 shares and sole dispositive power with respect to 851,680 shares and (c) Gabelli Securities had sole voting power and sole dispositive power with respect to 125,373 shares. Mr. Gabelli, GAMCO Investors and GGCP are each deemed to have beneficial ownership of 2,655,753 shares. Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by GAMCO. The address for the entities comprising GAMCO (other than GGCP) is the same as the address included in the table above. The address for GGCP is 140 Greenwich Avenue, Greenwich, CT 06830.

(9)
Messrs. Attenborough and Olshansky were designated for election to the Board by an affiliate of Z LLC.

(10)
Mr. Gilman has shared voting and dispositive power with respect to 70,462 shares.

(11)
Messrs. Killion, Appel and Hollander have shared voting and dispositive power with respect to 155,739 shares for Mr. Killion, 60,462 shares for Mr. Appel and 102,991 shares for Mr. Hollander.

APPRAISAL RIGHTS

        If you do not vote for the adoption of the merger agreement at the special meeting of stockholders, and you make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of shares of Company common stock must follow the procedures set forth in Section 262 of the DGCL, which are summarized below, properly and in a timely manner.

        Section 262 of the DGCL is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL and the law relating to appraisal rights, and is qualified in its entirety by reference to Annex D. All references in Section 262 of the DGCL and this summary to "stockholder" are to the record holder of shares of Company common stock. Any stockholder who wishes to exercise appraisal rights, or who wishes to preserve its right to do so, should review the following discussion and Annex D to this proxy statement carefully because failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

        Under the DGCL, holders of shares of Company common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled, in lieu of receiving the merger consideration, to have their shares appraised by the Delaware Court of Chancery (the "Court of Chancery") and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid on the amount determined to be the fair value.

        Under Section 262 of the DGCL, when a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of Company common stock and Section 262 of the DGCL is attached to this proxy statement as Annex D and incorporated herein by reference. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        If you wish to exercise appraisal rights in accordance with Section 262 of the DGCL, you must not vote for the adoption of the merger agreement and you must deliver to the Company, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of Company common stock. If you sign and return a proxy card or vote by submitting a proxy via the internet or by telephone, without abstaining or expressly directing that your shares of Company common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights with respect to shares represented by the proxy because such shares will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of Company common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person, or submitting a proxy via the internet or by telephone, in favor of the proposal to adopt the merger agreement or check either the "against" or the "abstain" box next to the proposal on such card or vote in person, or by submitting a proxy via the internet or by telephone, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

        A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of Company common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

        Only a stockholder of record is entitled to assert appraisal rights for the shares of Company common stock registered in that stockholder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates, or in the case of uncertificated shares, as the stockholder's name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a broker, bank, trust or other nominee, execution of the demand for appraisal must be made by the fiduciary in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

        A record holder such as a broker, bank, trust or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand must set forth the number of shares as to which appraisal is sought. If the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

        Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the vote on the adoption of the merger agreement at the special meeting of stockholders. A holder of shares held in "street name" who desires appraisal rights with respect to those shares must take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record owner of the shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depositary, such as Cede & Co., The Depository Trust Company's nominee. Any holder of shares desiring appraisal rights with respect to such shares who held such shares through a brokerage firm, bank, trust, custodian or other nominee is responsible for ensuring that the demand for appraisal is made by the record holder. The stockholder should instruct such firm, bank, trust, custodian or institution that the demand for appraisal must be made by the record holder of the shares, which might be the nominee of a central security depositary if the shares have been so deposited. If you hold your shares in an account with a broker, bank, trust, custodian or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, bank, trust, custodian or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

        All written demands for appraisal of shares of Company common stock must be mailed or delivered to the Secretary of the Company at our principal executive offices at 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Secretary, prior to the vote on the adoption of the merger agreement.

        Within 10 days after the effective time of the merger, Zale, as the surviving corporation in the merger, will notify each stockholder who has properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement of the effective date of the merger. Within 120 days after the effective time of the merger, but not thereafter, Zale, as the surviving corporation in the merger, or any stockholder who has complied with the statutory requirements summarized above, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all such stockholders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL (including filing such a petition with the Court of Chancery).

        Within 120 days after the effective date of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from Zale, as the surviving corporation in the merger, a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received, and the aggregate number of holders of such shares. Such statement will be mailed within 10 days after the written request therefor has been received by Zale, as the surviving corporation in the merger, or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of Company common stock held either in a voting trust or by a broker, bank, trust or other nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from Zale, as the surviving corporation, the statement described in this paragraph.

        If a petition for an appraisal is timely filed and a copy thereof served upon Zale, then as the surviving corporation in the merger, Zale will be obligated, within 20 days, to file with the Delaware Register in Chancery (the "Register in Chancery") a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal rights and who hold stock certificates representing shares of Company common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceeding as to such stockholder.

        After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the merger consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares, and that investment banking opinions as to the fairness from a financial point of view of the merger consideration to be paid in the merger are not necessarily opinions as to fair value under Section 262 of the DGCL. Although Zale believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery. Neither Signet nor Zale anticipate offering more than the merger consideration to be paid in the merger to any stockholder exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the "fair value" of a share of Company common stock is less than the merger consideration to be paid in the merger.

        In determining "fair value" of shares, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation". In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger". In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value", but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered". In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

        The Court of Chancery will direct the payment of the fair value of the shares of Company common stock for which appraisal rights have been properly exercised and perfected, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. The Court of Chancery will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of Company common stock have been appraised. The costs of the action (which do not include attorneys' fees or expert fees or expenses) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. The Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

        Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time of the merger.

        At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares offered under the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with the written consent of Zale, as the surviving corporation in the merger. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective date of the merger, a stockholder's right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if such stockholder had not demanded appraisal of the shares. Inasmuch as the parties to the merger agreement have no obligation to file such a petition, and have no present intention to do so, any stockholder who desires that such petition be filed is advised to file it on a timely basis. No appraisal proceeding timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned on such terms as the Court of Chancery deems just; however, this will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party to withdraw his or her demand for appraisal and accept the merger consideration offered under the merger agreement within 60 days after the effective date of the merger, as described in the first sentence of this paragraph.

        If you properly demand appraisal of your shares of Company common stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw or lose, your right to appraisal as provided in the DGCL, your shares of Company common stock will be converted into the right to receive the merger consideration under the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, a stockholder may withdraw his or her demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration offered under the merger agreement as described above.

        If you desire to exercise your appraisal rights in accordance with Section 262 of the DGCL, you must not vote for adoption of the merger agreement and you must strictly comply with the procedures set forth in Section 262 of the DGCL.

        In view of the complexity of Section 262 of the DGCL, stockholders who wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

        The foregoing is a brief summary of Section 262 of the DGCL that sets forth the procedures for demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262 of the DGCL, a copy of the text of which is attached hereto as Annex D.

MARKET PRICE AND DIVIDEND INFORMATION

        The Company common stock trades on the NYSE under the symbol "ZLC". The table below provides the high and low closing prices of the Company common stock for the periods indicated, as reported by the NYSE.

	High	Low
Year ended July 31, 2014
Third quarter	$21.81	$14.60
Second quarter	$16.56	$12.67
First quarter	$17.08	$8.70
Year ended July 31, 2013
Fourth quarter	$9.68	$4.36
Third quarter	$5.12	$3.81
Second quarter	$7.50	$3.93
First quarter	$7.31	$3.02
Year ended July 31, 2012
Fourth quarter	$3.16	$2.20
Third quarter	$3.47	$2.57
Second quarter	$4.01	$2.83
First quarter	$6.16	$2.26

        The Company has not paid dividends on the Company common stock since its initial issuance on July 30, 1993. Under the terms of the merger agreement, the Company is prohibited from declaring, setting aside for payment or paying any dividends on, or making any other distribution in respect of, any shares of our capital stock without obtaining Signet's consent (which consent may not be unreasonably withheld, conditioned or delayed). Accordingly, we do not expect to declare or pay any dividends prior to consummation of the merger.

        On February 18, 2014, the last trading day prior to the Board's approval of the merger agreement, the reported closing price for the Company common stock was $14.91 per share. The $21.00 per share to be paid for each share of Company common stock in the merger represents a premium of approximately 40.8% over the closing price on February 18, 2014. On April 30, 2014, the latest practicable trading date before the filing of this proxy statement, the reported closing price for the Company common stock was $21.39. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

        As of the close of business on the record date, there were 43,145,744 shares of Company common stock outstanding and entitled to vote, held by 388 stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in "street name" or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

HOUSEHOLDING

        As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as "householding", is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

        The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by phone at (972) 580-4391, by mail to Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, or by e-mail to ir@zalecorp.com. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request that only a single copy of a proxy statement be mailed in the future.

STOCKHOLDER PROPOSALS

        If the merger is completed, the Company does not expect to hold an annual meeting of stockholders in 2014. If the merger is not completed, you will continue to be entitled to attend and participate in the Company's annual meetings of stockholders, and we will hold a 2014 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2014 annual meeting will be held. If the 2014 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company's 2014 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and the Company's Bylaws, as described below.

        If the 2014 annual meeting of stockholders is held, stockholders interested in submitting a proposal for inclusion in our proxy materials for such meeting must do so by sending such proposal to the Secretary of the Company at our principal executive offices at 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Secretary. The deadline for submission of proposals to be included in our proxy materials for the 2014 annual meeting of stockholders is June 19, 2014, unless the date of the annual meeting is changed by more than 30 days from the anniversary of the 2013 meeting, in which case a proposal must be received a reasonable time before we begin to print and mail our proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2014 annual meeting, any such stockholder proposal must be received by our Secretary on or before such date, and comply with the procedures and requirements in Rule 14a-8 under the Exchange Act. Any stockholder proposal received after such date will be considered untimely, and will not be included in our proxy materials. Stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with the Company's Bylaws, as described in the paragraph below.

        If a stockholder intends to nominate a director or raise a matter at the 2014 annual meeting of stockholders (if such meeting is held) and has not sought inclusion of the matter in our proxy statement as described above, the stockholder must comply with the advance notice provisions in the Company's Bylaws. Pursuant to the Company's Bylaws, to be timely, notice of business to be brought before an annual or special meeting of stockholders or notice by a stockholder of nominations for election of a director at a meeting of stockholders must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting. If less than 70 days' notice or prior public disclosure is provided for an annual meeting of stockholders, notice of business or notice of a director nomination for such meeting must be received by the Secretary of the Company not later than the close of business on (i) the 10th day following the day on which such notice was mailed or such public disclosure was made or (ii) if earlier than such 10th day, the 60th day before the first anniversary of the prior year's annual meeting of stockholders (e.g., for purposes of the 2014 annual meeting of stockholders, October 6, 2014). The obligation of stockholders to comply with the foregoing Bylaw provisions is in addition to the requirements of the proxy rules. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before a meeting of stockholders must also comply with other applicable procedures set forth in the Company's Bylaws. The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the address disclosed in the paragraph above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

        The Company will make available a copy of the documents we file with the SEC on the "Investor Relations" section of our website at www.zalecorp.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website, by contacting Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, or by calling (972) 580-4391.

        Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

  •
  our Annual Report on Form 10-K for the fiscal year ended July 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2013 and January 31, 2014;

  •
  the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 2, 2013, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended July 31, 2013; and

  •
  our Current Reports on Form 8-K filed on October 2, 2013, December 10, 2013, February 19, 2014, March 21, 2014, April 7, 2014, April 7, 2014 and April 17, 2014.

        Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

        The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

        We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of February 19, 2014

among

SIGNET JEWELERS LIMITED,

CARAT MERGER SUB, INC.

and

ZALE CORPORATION

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of February 19, 2014 (this "Agreement"), is among Signet Jewelers Limited, a Bermuda corporation ("Parent"), Carat Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and Zale Corporation, a Delaware corporation (the "Company"). Certain terms used in this Agreement are used as defined in Section 8.11.

        WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), on the terms and subject to the conditions provided for in this Agreement;

        WHEREAS, the Board of Directors of the Company unanimously resolved to recommend that its stockholders adopt this Agreement; and

        WHEREAS, Parent has required, as a condition to its willingness to enter into this Agreement, that Z Investment Holdings, LLC (the "Principal Stockholder") enter into a Voting and Support Agreement, dated as of the date hereof (the "Support Agreement"), simultaneously herewith, pursuant to which, among other things, the Principal Stockholder has agreed to vote to adopt this Agreement and take certain other actions in furtherance of the Merger, in each case on the terms and subject to the conditions provided for in the Support Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

The Merger

        SECTION 1.1.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Merger Sub shall merge with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

        SECTION 1.2.    Closing.     The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties, which date shall be no later than the second Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that, if the Marketing Period has not ended at such time, the Closing shall occur instead on (a) the date following the satisfaction or waiver of such conditions that is the earlier to occur of (i) any Business Day during the Marketing Period to be specified by Parent to the Company on no less than three (3) Business Days' written notice and (ii) the first Business Day after the last day of the Marketing Period; or (b) such other date and time as agreed to in writing by Parent and the Company. Parent and Merger Sub acknowledge and agree that the receipt of the Financing is not a condition to Closing and that the failure to obtain the Financing, in and of itself, shall not in any way relieve Parent or Merger Sub of its obligations to close the Merger on the Closing Date. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        SECTION 1.3.    Effective Time.     Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger").

The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

        SECTION 1.4.    Effects of the Merger.     The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 1.5.    Certificate of Incorporation and Bylaws of the Surviving Corporation.     The certificate of incorporation and bylaws of the Surviving Corporation shall be amended at the Effective Time to read as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time (except as to the name of the Surviving Corporation, which shall be "Zale Corporation"), and as so amended shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

        SECTION 1.6.    Directors and Officers of the Surviving Corporation.

          (a)   Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

          (b)   The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

Effect of the Merger on the Capital Stock of the
Constituent Corporations; Exchange of Certificates; Company Stock Options

        SECTION 2.1.    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any shares of Company Common Stock (as defined below) or any shares of capital stock of Parent or Merger Sub:

          (a)    Capital Stock of Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)    Conversion of Company Common Stock.

              (i)  Each share of common stock, par value $0.01, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than (A) shares of the Company Common Stock to be cancelled or retained by a Subsidiary of the Company in accordance with Section 2.1(c) and (B) Dissenting Shares), shall be converted into and shall thereafter represent the right to receive $21.00 in cash (the "Merger Consideration").

             (ii)  From and after the Effective Time, the Company Common Stock converted into the Merger Consideration pursuant to this Article II shall no longer remain outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate previously representing any such Company Common Stock or shares of Company Common Stock that are in non-certificated book-entry form (either case being referred to in this Agreement, to the extent applicable, as a "Certificate") shall thereafter cease to have any rights with respect to such securities, except the right to receive the consideration to which such holder may be entitled pursuant to this Section 2.1.

            (iii)  If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding common stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange, merger, consolidation or readjustment of shares, or any stock dividend thereon with a record date during such period, or any similar transaction or event, the Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          (c)   At the Effective Time, (i) (A) all shares of Company Common Stock that are owned by Parent or Merger Sub and (B) any shares of Company Common Stock that are owned by the Company as treasury stock shall be automatically cancelled and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor, and (ii) each share of Company Common Stock owned by a Subsidiary of the Company shall remain outstanding with the appropriate adjustments to the number thereof to preserve the relative percentage interest in the Company and no cash or other consideration shall be delivered in exchange therefor.

          (d)    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "Dissenting Stockholders"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "Dissenting Shares"), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1(b), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2 to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

        SECTION 2.2.    Exchange of Certificates.

          (a)    Paying Agent.    On or promptly following the Closing Date, Parent shall deposit with Wells Fargo Shareowner Services or such other bank or trust company as may be designated by Parent and that is reasonably acceptable to the Company (the "Paying Agent"), an amount in cash sufficient to pay the aggregate Merger Consideration in accordance with this Article II (other than any Merger Consideration payable to Optionholders pursuant to Section 2.3(a) and RSU Holders pursuant to Section 2.3(b)), such Merger Consideration being hereinafter referred to as the "Exchange Fund".

          (b)    Payment Procedures.    Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock (other than shares of Company Common Stock to be cancelled or retained by a Subsidiary of the Company in accordance with Section 2.1(c) and Dissenting Shares) were converted pursuant to Section 2.1(b) into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which shall be in such form and shall have such other provisions (including customary provisions with respect to delivery of an "agent's message" with respect to shares held in book-entry form) as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor cash equal to the Merger Consideration to which such holder is entitled pursuant to this Article II, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, in each case, without interest.

          (c)    Transfer Books; No Further Ownership Rights in Company Stock.    The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d)    Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration pursuant to this Agreement.

          (e)    Termination of Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for one hundred eighty (180) days after the Effective Time shall be delivered to Parent, and any holder of a Certificate who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration in accordance with this Article II. If any Certificate shall not have been surrendered immediately prior to such date on which any Merger Consideration would otherwise escheat to or become property of any Governmental Authority, any such Merger Consideration shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

          (f)    No Liability.    Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent. Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Parent. Nothing contained in this Section 2.2(g) and no investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Company Common Stock to receive the Merger Consideration as provided herein.

          (h)    Withholding Taxes.    Parent, Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. Parent shall provide the Company reasonable notice prior to the Effective Time of any amounts that will be so deducted or withheld (other than backup withholding) from any consideration payable to holders of Company Common Stock pursuant to Section 2.1. To the extent amounts are so deducted or withheld, such amounts (a) shall be remitted to the applicable Governmental Authority in accordance with applicable Law, and (b) shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        SECTION 2.3.    Company Stock Options; Restricted Stock Units; Long-Term Incentive Awards; Restricted Shares; Deferred Stock Units.

          (a)   Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

              (i)  at the Effective Time, each option to purchase shares of Company Common Stock granted under the Zale Corporation 2003 Stock Incentive Plan, the Zale Corporation 2011 Omnibus Incentive Plan (the "Company 2011 Stock Plan"), the Zale Corporation Non-Employee Director Equity Compensation Plan, the Zale Corporation Outside Directors' 2005 Stock Incentive Plan, and the Zale Corporation Outside Directors' 1995 Stock Option Plan, in each case as amended from time to time (collectively, the "Company Stock Plans") that is outstanding as of immediately prior to the Effective Time (each, a "Company Stock Option") shall be cancelled as of the Effective Time and each holder thereof (each, an "Optionholder") shall cease to have any rights with respect thereto, except the right to receive the consideration (if any) payable as set forth in this Section 2.3(a)(i). At the Effective Time, on the terms and subject to the conditions of this Agreement, each Company Stock Option, whether vested or unvested, shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Optionholder, be converted into a right of the applicable Optionholder to receive an amount in cash equal to the excess (if any) of (I) the Merger Consideration multiplied by the number of shares of Company Common Stock underlying such Company Stock Option immediately prior to the Effective Time over (II) the aggregate exercise price payable upon exercise of such Company Stock Option immediately prior to the Effective Time (it being understood that, for the avoidance of doubt, if the aggregate exercise price payable upon exercise of a Company Stock Option equals or exceeds the product of the Merger Consideration multiplied by the number of shares of Company Common Stock underlying such Company Stock Option, such Company Stock Option shall be cancelled for no consideration); and

             (ii)  as soon as reasonably practicable following the Effective Time, Parent shall pay or deliver to the Surviving Corporation (or the Surviving Corporation's applicable payroll providers)

    for payment to the Optionholders the portion of the aggregate Merger Consideration payable in respect of Company Stock Options pursuant to Section 2.3(a)(i), by means of wire transfer of immediately available funds to an account designated by the Surviving Corporation.

          (b)   Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

              (i)  at the Effective Time, each restricted stock unit granted under the Company Stock Plans subject to vesting conditions other than performance-based vesting conditions that is outstanding as of immediately prior to the Effective Time other than a Rollover Restricted Stock Unit (each, a "Time-Vested Restricted Stock Unit") shall become fully vested and be cancelled as of the Effective Time by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of such Time-Vested Restricted Stock Unit (a "TRSU Holder") and each TRSU Holder shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration with respect to each share of Company Common Stock subject to such Time-Vested Restricted Stock Units immediately prior to the Effective Time;

             (ii)  at the Effective Time, each restricted stock unit granted under the Company Stock Plans after the date hereof in accordance with the terms and conditions of Section 5.2(a)(viii) of this Agreement and the Company Disclosure Schedule related thereto and subject to vesting conditions that is outstanding as of immediately prior to the Effective Time (each, a "Rollover Restricted Stock Unit") shall be converted into a restricted stock unit award, on the same terms and conditions as were applicable under such Rollover Restricted Stock Unit immediately prior to the Effective Time, with respect to a number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Rollover Restricted Stock Unit immediately prior to the Effective Time by the Exchange Ratio, rounded up or down to the nearest whole share (a "Converted Restricted Stock Unit") (it being understood that for purposes of this clause (ii), "Exchange Ratio" shall mean a fraction, the numerator of which is the Merger Consideration and the denominator of which is the volume weighted average price per share of Parent Common Stock on The New York Stock Exchange for the fifteen (15) consecutive trading days ending on (and including) the trading day immediately prior to the Effective Time (as reported by The Wall Street Journal for each such trading day, or, if not reported by The Wall Street Journal, any other authoritative source mutually selected by Parent and the Company)).

            (iii)  at the Effective Time, each restricted stock unit granted under the Company Stock Plans subject to performance-based vesting conditions that is outstanding as of immediately prior to the Effective Time other than a Rollover Restricted Stock Unit (each, a "Performance-Vested Restricted Stock Unit", and together with the Time-Vested Restricted Stock Units and Rollover Restricted Stock Units, the "Restricted Stock Units") shall become vested at the Applicable PRSU Percentage and cancelled as of the Effective Time by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of such Performance-Vested Restricted Stock Unit (a "PRSU Holder", and together with the TRSU Holders, the "RSU Holders") and each PRSU Holder shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration with respect to the Applicable PRSU Percentage of the target number of shares of Company Common Stock subject to such Performance-Vested Restricted Stock Units immediately prior to the Effective Time (it being understood that for purposes of this clause (iii), "Applicable PRSU Percentage" shall mean (A) 100% if more than 50% of the relevant performance period under the Performance-Vested Restricted Stock Unit is completed as of the Closing Date and (B) 50% if 50% or less of the relevant performance period under the Performance-Vested Restricted Stock Unit is completed as of the Closing Date); and

            (iv)  as soon as reasonably practicable following the Effective Time, Parent shall pay or deliver to the Surviving Corporation (or the Surviving Corporation's applicable payroll providers) for payment to the RSU Holders the portion of the aggregate Merger Consideration payable to the RSU Holders pursuant to Section 2.3(b)(i) and (iii), by means of wire transfer of immediately available funds to an account designated by the Surviving Corporation.

          (c)   Prior to the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

              (i)  at the Effective Time, each long-term incentive program cash award granted under the Company 2011 Stock Plan (each such award, a "LTI Cash Award") shall become satisfied at the Applicable LTI Percentage and cancelled as of the Effective Time by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of such LTI Cash Award (a "LTI Holder") and each LTI Holder shall cease to have any rights with respect thereto, except the right to receive cash in an amount equal to the Applicable LTI Percentage of the "Maximum Total Incentive Compensation Opportunity" (as defined in the applicable LTI Cash Award) (it being understood that for purposes of this sentence, "Applicable LTI Percentage" shall mean (A) 100% if more than 50% of the relevant performance period under the LTI Cash Award is completed as of the Closing Date and (B) 50% if 50% or less of the relevant performance period under the LTI Cash Award is completed as of the Closing Date) (the "LTI Cash Award Cancellation Payment"); and

             (ii)  as soon as reasonably practicable following the Effective Time, Parent shall pay or deliver to the Surviving Corporation (or the Surviving Corporation's applicable payroll providers) for payment to the LTI Holders the aggregate LTI Cash Award Cancellation Payments payable to the LTI Holders pursuant to Section 2.3(c)(i), by means of wire transfer of immediately available funds to an account designated by the Surviving Corporation.

          (d)   Prior to the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following: at the Effective Time, each Restricted Share granted under the Company Stock Plans that is outstanding as of immediately prior to the Effective Time shall become fully vested and be converted into the right to receive the Merger Consideration pursuant to Section 2.1.

          (e)   Prior to the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following: at the Effective Time, each stock unit granted under the Company Stock Plans that is not subject to vesting conditions that is outstanding as of immediately prior to the Effective Time (each, a "Deferred Stock Unit") shall be converted into the right to receive, in accordance with the terms of such Deferred Stock Units, an amount equal to the Merger Consideration with respect to each share of Company Common Stock subject to such Deferred Stock Units immediately prior to the Effective Time.

          (f)    Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise or settlement of the Converted Restricted Stock Units in accordance with this Section 2.3. As soon as practicable after the Effective Time, Parent shall prepare and file with the SEC a Form S-8 (or file such other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations under this Section 2.3.

        SECTION 2.4.    Restructure.     If, prior to the Closing Date, Parent and the Company determine, acting reasonably and in good faith and in consultation with their respective tax advisors, that, as a result of a change in applicable Law occurring after the date of this Agreement, facts relating to the Merger or other similar circumstances, Parent or the Company (or any of their respective Subsidiaries) is more likely than not to recognize a material amount of taxable income or gain for U.S. federal income tax purposes or may be subject to a material amount of tax elsewhere (including Canada or Puerto Rico), in connection with the Merger, subject to the provisions of this Agreement, each of Parent and the Company shall give good faith consideration to proposals to seek to restructure the Merger and related transactions in a manner that reduces or eliminates such taxable income or gain or tax; provided, however, that any such proposals shall not result in or require a delay in the Closing and no party shall be required to take any action (other than give good faith consideration to such proposals) as a result of this provision.

ARTICLE III

Representations and Warranties of the Company

        The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth in (i) the body of (i.e., not including the exhibits) the Company SEC Documents filed with, or furnished to, the SEC and publicly available after July 31, 2012 and prior to the date of this Agreement (the "Filed Company SEC Documents") (excluding any disclosures in the Filed Company SEC Documents that are set forth under the headings "Risk Factors" or disclosure of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly cautionary, nonspecific or predictive in nature; it being understood that any factual information contained within such headings, disclosure or statements shall not be excluded) or (ii) the disclosure schedule delivered by the Company to Parent simultaneously with the execution and delivery by the Company of this Agreement (the "Company Disclosure Schedule") (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other section or subsection):

        SECTION 3.1.    Organization, Standing and Corporate Power.

          (a)   Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Company's Subsidiaries, where the failure to be duly organized, validly existing or in good standing or to have such power and authority would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

          (b)   Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" laws of the various States of the United States) (collectively, "Liens"), other than Permitted Liens. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

          (c)   The Company has delivered to Parent correct and complete copies of its certificate of incorporation and bylaws (the "Company Charter Documents") and correct and complete copies of the certificates of incorporation and bylaws (or comparable organizational documents, including the limited partnership agreement of Zale Canada Holding LP) of each of its Subsidiaries (the "Subsidiary Documents"), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions. The Company has made available to Parent and its representatives correct and complete copies of the minutes of all meetings of stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since July 31, 2012, in each case other than the meetings at which the Transactions and related matters were discussed.

        SECTION 3.2.    Capitalization.

          (a)   The authorized capital stock of the Company consists of one hundred fifty million (150,000,000) shares of Company Common Stock and five million (5,000,000) shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). Included in Section 3.2(a) of the Company Disclosure Schedule is a complete and correct list of, at the close of business on January 31, 2014, (i) the number of shares of Company Common Stock issued and outstanding, including the number of such shares of Company Common Stock subject to vesting restrictions or other risks of forfeiture (the "Restricted Shares"), (ii) the number of Restricted Shares granted under the Company Stock Plans or otherwise, (iii) the number of shares of Company Common Stock held by the Company in its treasury, (iv) the number of shares of Company Common Stock reserved for issuance under the Company Stock Plans (including identifying (A) the number of such shares of Company Common Stock subject to outstanding Company Stock Options granted under the Company Stock Plans or otherwise, (B) the number of such shares of Company Common Stock subject to outstanding Restricted Stock Units granted under the Company Stock Plans or otherwise which, with respect to any Performance Vested Restricted Stock Units, shall be based on the achievement of maximum-level performance) and (C) the number of Deferred Stock Units granted under the Company Stock Plans or otherwise, (v) the number of shares of Company Preferred Stock issued or outstanding, and (vi) the number of shares of Company Common Stock reserved for issuance upon exercise of the warrants referred to in Section 3.2(a) of the Company Disclosure Schedule ("Warrants"). All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

          (b)   Included in Section 3.2(b) of the Company Disclosure Schedule is a correct and complete list, as of January 31, 2014, of all outstanding options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plans or otherwise (including Restricted Shares, Restricted Stock Units and Deferred Stock Units), and, for each such option or other right, the number of shares of Company Common Stock subject thereto, the terms of vesting, the grant and expiration dates and exercise price thereof, if applicable, and the name of the holder thereof. Since January 31, 2014 through the date hereof, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding options, Restricted Stock Units and Deferred Stock Units and Warrants referred to above in Section 3.2(a). Except (A) as set forth above in Section 3.2(a) or (B) as otherwise expressly permitted by Section 5.2 hereof and the Company Disclosure Schedule related thereto, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock. All Company Stock Options have an exercise price equal to no less than the fair market value of the underlying shares of Company Common Stock on the date of grant, determined in accordance with Section 409A of the Code.

          (c)   None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any shares of Company Common Stock or Company Preferred Stock.

        SECTION 3.3.    Authority; Noncontravention; Voting Requirements.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors, and except for obtaining the Company Stockholder Approval for the adoption of this Agreement and filing the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

          (b)   The Company's Board of Directors, at a meeting duly called and held, has unanimously (i) approved and declared advisable this Agreement and the Transactions, including the Merger, and (ii) resolved to, subject to Section 5.3, recommend that stockholders of the Company adopt this Agreement.

          (c)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "Contract") or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (d)   The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the "Company Stockholder Approval") is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

        SECTION 3.4.    Governmental Approvals.     Except for (i) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the "Proxy Statement"), and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and the rules of the New York Stock Exchange, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the filing of any required documents with relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (iii) filings required under, and compliance with other applicable requirements of, the HSR Act, and (iv) the filings with insurance regulatory authorities set forth on Section 3.4 of the Company Disclosure Schedule, no consents or approvals of, or filings, notices to or declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

        SECTION 3.5.    Company SEC Documents; Undisclosed Liabilities.

          (a)   The Company has filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since July 31, 2012 (collectively and together with all documents filed or furnished on a voluntary basis on Form 8-K and all documents filed or furnished after the date hereof, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation. The Company is in compliance in all material respects with all listing and governance requirements of the New York Stock Exchange.

          (b)   The consolidated financial statements of the Company included in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC), applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (c)   The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure. Since August 1, 2012, neither the Company nor the Company's independent registered accounting firm has identified to the Company or to the audit committee of the Board of Directors of the Company (i) any "significant deficiencies" in the design or operation of internal controls which could reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial data, (ii) any "material weaknesses" in internal controls, or (iii) any fraud, whether or not material, that involves the Company's management or other employees who have a significant role in the Company's internal controls. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and correct. The management of the Company has completed its assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended July 31, 2013, and such assessment concluded that such controls were effective. As of the date hereof, to the Knowledge of the Company, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (d)   Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP (as in effect on the date hereof) or the notes thereto, except (i) liabilities as and to the extent reflected or reserved against on the audited balance sheet of the Company and its Subsidiaries as of July 31, 2013 (the "Balance Sheet Date") (including the notes thereto) included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2013, (ii) liabilities incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) liabilities incurred as contemplated by this Agreement or otherwise incurred in connection with the Transactions consistent with the terms of this Agreement, and (iv) liabilities as, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

          (e)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or any Company SEC Documents.

        SECTION 3.6.    Absence of Certain Changes or Events.     Since the Balance Sheet Date there has not been any event, change, occurrence or state of facts that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents and the execution of this Agreement and the discussions, negotiations and transactions related thereto, from the Balance Sheet Date to the date hereof, (a) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (b) neither the Company nor any of its Subsidiaries has taken any action described in Section 5.2(a) hereof that if taken after the date hereof and prior to the Effective Time without the prior written consent of Parent would violate such provision.

        SECTION 3.7.    Legal Proceedings.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority.

        SECTION 3.8.    Compliance With Laws; Permits.     The Company and its Subsidiaries are (and since August 1, 2012 have been) in compliance in all material respects with all laws (including common law), statutes, ordinances, codes, rules, regulations, awards, decrees, writs, injunctions, directives, judgments and orders of Governmental Authorities (collectively, "Laws") applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals, authorizations, exemptions, classifications, registrations and similar documents or instruments from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, "Permits"), (ii) the Company and its Subsidiaries are (and since August 1, 2012 have been) in compliance with the terms of all Permits, (iii) all Permits are valid and in full force and effect, and (iv) since August 1, 2012, and prior to the date hereof, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (a) claimed or alleged that the Company or any of its Subsidiaries was not in compliance with any Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations or (b) was considering the amendment, termination, revocation or cancellation of any Permit. This Section 3.8 does not relate to the Company SEC Documents, financial statements or disclosure controls and procedures or internal controls, which are the subject of Section 3.5, tax matters, which are the subject of Section 3.10, employee benefits and labor matters, which are the subject of Section 3.11, environmental matters, which are the subject of Section 3.12, Information Privacy Laws, which are the subject of Section 3.15(e) and Fraud and Bribery Laws, which are the subject of Section 3.21.

        SECTION 3.9.    Information Supplied.     None of the information included or incorporated by reference in the Proxy Statement will, on the date it is first mailed to stockholders of the Company, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

        SECTION 3.10.    Tax Matters.

          (a)   Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any applicable extensions of time within which to file), all material Tax Returns required to be filed by it, and all such Tax Returns are correct and complete in all material respects. All Taxes shown to be due on such Tax Returns, and all material Taxes otherwise required to be paid by the Company or any of its Subsidiaries, have been fully and timely paid, except for any such Taxes currently being contested in good faith by appropriate proceedings that are disclosed in Section 3.10(g) of the Company Disclosure Schedule and for which adequate reserves are reflected in the Company's financial statements, if such reserves are required by GAAP.

          (b)   Neither the Company nor any of its Subsidiaries has failed to withhold, collect, or timely remit any material amounts required to have been withheld, collected and remitted in respect of Taxes with respect to any payments to a vendor, employee, independent contractor, creditor, shareholder, or any other Person.

          (c)   Neither the Company nor any of its Subsidiaries has any material liability for Taxes of another Person (other than the Company or any of its Subsidiaries) pursuant to any Law (including Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law)).

          (d)   The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portion thereof through the date of such financial statements, if such reserve is required by GAAP.

          (e)   There is not in force any extension of time with respect to the due date for filing of any material Tax Return of or with respect to the Company or any of its Subsidiaries or any waiver or agreement for the extension of time for the assessment or payment of any material Tax of or with respect to the Company or any of its Subsidiaries, other than any such extensions, waivers or agreements entered into in the ordinary course of business consistent with past practice.

          (f)    Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

          (g)   No material audit or other administrative or court proceedings are being conducted or pending with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received. No material deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn.

          (h)   Neither the Company nor any of its Subsidiaries is a party to any material tax sharing, allocation, indemnity or similar agreement or arrangement (other than Tax gross-ups to employees and any other commercial agreements or contracts not primarily related to Tax) pursuant to which it could have any obligation to make any payments after the Closing.

          (i)    Neither the Company nor any of its Subsidiaries is or has been a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

          (j)    The Company Common Stock did not, at any time during the sixty (60) month period preceding the Effective Time, derive (directly or indirectly) more than fifty (50%) of its fair market value from one or any combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties, or (iv) options, interests or rights in any such property whether same exists (where each term has the meaning ascribed thereto under the Income Tax Act (Canada)).

          (k)   Except to the extent that Section 3.11 contains representations or warranties with respect to Taxes, this Section 3.10 contains the only representations and warranties with respect to Taxes in this Agreement.

        SECTION 3.11.    Employee Benefits and Labor Matters.

          (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a correct and complete list of all material Company Plans other than any plan, policy, agreement or arrangement mandated by applicable Law. For purposes of this Agreement, "Company Plans" shall mean: (i) "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all other employee benefit plans, policies, agreements or arrangements, and (iii) employment, consulting or other compensation agreements, or bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, pension, retirement, supplementary retirement, change in control, tax gross-up, severance, retention, sick leave, vacation, loans, salary continuation, health, medical, dental, disability, life insurance and educational assistance plan, policies, agreements or arrangements with respect to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise. None of the Company, any of its Subsidiaries, any of their Affiliates, or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has currently or in the last six years contributed or has been obligated to contribute to any "employee pension plans", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, including a "multiemployer plan", as defined in Section 3(37) of ERISA.

          (b)   Correct and complete copies of the following documents with respect to each of the Company Plans have been delivered or made available to Parent by the Company to the extent applicable: (i) any plan documents (or a written summary of material terms of any unwritten Company Plan) and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Form 5500 and all schedules thereto and similar filings required by applicable Law; (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination letter or evidence of registration of a Company Plan that is a Foreign Plan; and (v) the most recent summary plan description.

          (c)   The Company Plans have been operated and maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code (including documentary and operational compliance with Section 409A of the Code) and other Laws. Except as would not, individually or in the aggregate, result in a material liability to Parent: (i) neither the Company nor any "party in interest" or "disqualified person" with respect to the Company Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA; and (ii) no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan.

          (d)   The IRS has issued a favorable determination letter with respect to each Company Plan that is intended to qualify under Section 401 or other tax-favored treatment under of Subchapter B of Chapter 1 of Subtitle A of the Code and any trusts intended to be exempt from federal income taxation under the Code. Nothing has occurred with respect to the operation of the Company Plans that could reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any material liability, penalty or tax under ERISA or the Code.

          (e)   Except as would not, individually or in the aggregate, result in a material liability to Parent, all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans or by Law within the three-year period ending on the date hereof have been made by the due date thereof (including any valid extension), and all contributions for any period commencing on the date hereof and ending on or before the Closing Date which are not yet due will have been paid or accrued in accordance with GAAP on the Balance Sheet on or prior to the Closing Date to the extent required by GAAP.

          (f)    Except as would not, individually or in the aggregate, result in a material liability to Parent, there are no pending, or, to the Knowledge of the Company, threatened, actions, claims or lawsuits arising from or relating to the Company Plans (other than routine benefit claims), nor does the Company have any Knowledge of facts that could form the basis for any such claim or lawsuit.

          (g)   None of the Company Plans provide for post-employment life or health insurance, benefits, or coverage for any participant or any beneficiary of a participant, except as set forth in Section 3.11(a) of the Company Disclosure Schedule or as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and at the sole expense of the participant or the participant's beneficiary.

          (h)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, individually or in connection with any other event, (i) result in any payment becoming due to any current or former employee, officer, director or independent contractor or satisfies any prerequisite (whether exclusive or non-exclusive) to any payment or benefit to any such Person, (ii) increase any benefits under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan, (iv) require any contributions or payments to fund any obligations under any Company Plan or (v) constitute a default under the terms of any Company Plan.

          (i)    Neither the Company nor any of its Subsidiaries is a party to any Contract, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

          (j)    Except as would not, individually or in the aggregate, reasonably be expected to result in a material liability to Parent, any individual who performs services for the Company or any of its Subsidiaries (other than through a Contract with an organization other than such individual) and who is not treated as an employee of the Company or any of its Subsidiaries for federal income tax purposes by the Company is not an employee for such purposes

          (k)   Except as would not, individually or in the aggregate, result in a material liability to Parent, with respect to each Company Plan that is maintained outside of the United States substantially for employees who are situated outside the United States (the "Foreign Plans"): (i) all employer and employee contributions to each Foreign Plan required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices to the extent required by such accounting practices, (ii) if such Foreign Plan is intended to be funded and/or book reserved, such Foreign Plan is funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, (iv) except as permitted by the terms of a Foreign Plan, its applicable funding agreements and applicable Law, there has been no withdrawal of assets or any other amounts from such Foreign Plan other than proper payments of benefits to eligible beneficiaries, refunds of over-contributions to plan members and permitted payments of reasonable expenses incurred by or in respect thereof, and (v) no such Foreign Plan is the result of a merger of one or more Foreign Plans the assets of which were at the time of the merger or previously held in trust.

          (l)    None of the employees of the Company or its Subsidiaries is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or union contract with respect to any of the employees, nor recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. Except as would not, individually or in the aggregate, result in a material liability to Parent: (i) there is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor has there been union representation involving any of the employees of the Company or any of its Subsidiaries within the three-year period ending on the date hereof; (ii) there is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, work stoppages, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened; (iii) there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual; and (iv) the Company and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar federal, state, provincial or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, human rights, civil rights, occupation safety and health, workers' compensation, pay equity, employment equity or employment standards. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company or any of its Subsidiaries within six (6) months prior to the Closing Date, except to the extent that the Company and its Subsidiaries have complied with WARN with respect to such mass layoff of plant closing, as applicable.

          (m)  The representations and warranties set forth in this Section 3.11 are the Company's sole and exclusive representations and warranties regarding employee benefits and labor matters and no other section of this Agreement will be treated as containing any express or implied representation or warranties of the Company relating to employee benefits and labor matters.

        SECTION 3.12.    Environmental Matters.     Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (A) each of the Company and its Subsidiaries is (and since August 1, 2012 has been) in compliance with all applicable Environmental Laws, (B) there is no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or any of its Subsidiaries, (C) neither the Company nor any of its Subsidiaries (i) has received any written notice alleging it is responsible for any obligation or liability, (ii) has assumed by Contract or operation of Law any obligation or liability that would reasonably expected to result in a claim against the Company or any of its Subsidiaries, or (iii) has entered into any order, settlement, judgment, injunction or decree, in each case relating to or arising under Environmental Laws, and (D) to the Knowledge of the Company, no soil or groundwater or conditions exist at any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or any property to or at which the Company or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials, that would reasonably be expected to result in the Company or its Subsidiaries incurring Environmental Liabilities.

        SECTION 3.13.    Contracts.

          (a)   Except for this Agreement, each Company Plan and the contracts filed as exhibits to the Filed Company SEC Documents, Section 3.13(a) of the Company Disclosure Schedule identifies, including by reference to the Filed Company SEC Documents, as of the date hereof, (i) each Contract that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by the Company with the SEC on the date hereof, and (ii) each of the following to which the Company or any of its Subsidiaries is a party:

            (A)  Contract that (1) purports to limit, curtail or restrict the ability of the Company or any of its Subsidiaries or Affiliates to compete in any geographic area or line of business or restrict the Persons to whom the Company or any of its Subsidiaries or Affiliates may sell products or deliver services and (2) is material to the business of the Company and its Subsidiaries, taken as a whole;

            (B)  partnership or joint venture agreement that relates to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole;

            (C)  Contract for the acquisition, sale or lease of properties or assets (by merger, purchase or sale of stock or assets or otherwise) providing for annual payments by the Company and its Subsidiaries or to the Company and its Subsidiaries, respectively, of $2,000,000 or more and entered into since August 1, 2012, except for any such Contract entered into in the ordinary course of business consistent with past practice, any such Contract for the purchase or sale of inventory and raw materials or any such Contract that may be cancelled without material penalty or other liability to the Company or any of its Subsidiaries, upon notice of 90 days or less;

            (D)  Contract with any (x) Governmental Authority or (y) director or officer of the Company or any of its Subsidiaries or any Affiliate of the Company that, in the case of this clause (y) involves an amount in excess of $120,000, except for (1) any Contract among Subsidiaries of the Company or the Company and its Subsidiaries and (2) any Contract providing for employment with the Company or any of its Subsidiaries;

            (E)  loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, in each case, having an outstanding or committed amount in excess of $2,000,000, except for any such Contract among Subsidiaries of the Company or the Company and its Subsidiaries;

            (F)  derivatives, hedging and similar financing Contracts;

            (G)  mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien (other than a Permitted Lien) supporting an obligation in excess of $2,000,000 on any property or assets of the Company or any of its Subsidiaries;

            (H)  Contract (including customer, client and supply Contracts) that involves annual consideration (whether or not measured in cash) of greater than $2,000,000, except for any such

    Contract entered into in the ordinary course of business consistent with past practice, any purchase order or any Contract that may be canceled, without material penalty or other liability to the Company or any of its Subsidiaries, upon notice of 90 days or less;

            (I)   "standstill", voting, registration rights or similar agreement in respect of Company Common Stock;

            (J)   Contract that prohibits the payment of dividends or other distributions on equity securities of the Company or any of its Subsidiaries;

            (K)  agreement that is material to the business of the Company and its Subsidiaries, taken as a whole, (1) pursuant to which the Company or any of its Subsidiaries grant rights to any Person with respect to any material Company Intellectual Property, and (2) pursuant to which a Person grants the Company or any of its Subsidiaries rights with respect to any material Intellectual Property Rights, excluding agreements for Software available on reasonable terms through commercial distributors or in consumer retail stores;

            (M) standalone indemnification agreements in favor of directors or officers of the Company or its Subsidiaries or other third Persons;

            (N)  to the extent material to the business of the Company and its Subsidiaries, taken as a whole, Contract pursuant to which the Company grants a right of first refusal or first negotiation; and

            (O)  commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed on Section 3.13(a) of the Company Disclosure Schedule, together with any and all other Contracts of such type entered into following the date hereof in accordance with Section 5.2(a), each, a "Material Contract").

  The Company has heretofore made available to Parent correct and complete copies of each Material Contract in existence as of the date hereof, together with any and all amendments thereto.

          (b)   Each of the Material Contracts is valid and binding on the Company and/or its Subsidiaries, as applicable, and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries is in default under any Material Contract, nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except for such defaults as, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Company Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Material Contract or received any notice of breach or default in any material respect under any Material Contract, which breach has not been cured.

        SECTION 3.14.    Title to Properties.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has good and valid title to all properties and other assets which are reflected on the most recent consolidated balance sheet of the Company included in the Filed Company SEC Documents as being owned by the Company or its Subsidiaries or acquired after the date thereof, except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement, free and clear of all Liens except (i) both (A) mechanics, carriers', workmen's', warehousemen's' and other statutory liens and (B) liens for taxes, assessments and other governmental charges and levies which, in either case, (1) are not yet due and payable or may thereafter be paid without interest or penalty or (2) are being contested by the Company or one of its Subsidiaries in good faith by appropriate proceedings for which the Company has established adequate reserves, (ii) security interests, mortgages and pledges that secure indebtedness that is reflected in the most recent consolidated financial statements of the Company included in the Filed Company SEC Documents, (iii) Liens (other than Liens securing indebtedness for borrowed money), defects, easements, rights of way, covenants, restrictions and other imperfections or irregularities of title and any conditions that would be disclosed by a current, accurate survey or physical inspection that, individually or in the aggregate, do not and would not reasonably be expected to materially impair the business operations of the Company as presently conducted and (iv) zoning, building and other similar law, codes and regulations (the Liens described in clauses (i) and (ii) collectively, "Permitted Liens").

          (b)   Section 3.14(b) of the Company Disclosure Schedule sets forth a list of all leases ("Real Property Leases") of real property or interests in real property (the "Leased Real Property") under which the Company or any of its Subsidiaries is the tenant or subtenant and the use thereof. True and complete copies of those Real Property Leases identified with an asterisk on Section 3.14(b) of the Company Disclosure Schedule together with all amendments, if any, thereto, entered into prior to the date hereof have been made available to Parent for review. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, with respect to each Real Property Lease listed on Section 3.14(b) of the Company Disclosure Schedule:

              (i)  subject to the terms of each pertinent Lease, the Company or its Subsidiaries, as applicable, has good, valid, binding leasehold estates in the Leased Real Property;

             (ii)  each of said Real Property Leases has been duly authorized and executed by the Company or a Subsidiary, as applicable, and is in full force and effect;

            (iii)  all of the Leased Real Properties and buildings, fixtures and improvements thereon are suitable and sufficient in all material respects for their current uses;

            (iv)  to the Knowledge of the Company, the current use of the Leased Real Properties and the improvements located thereon do not violate, in any material respect, any covenants, conditions, restrictions, reservations, easements, rights of way, or agreements affecting any Leased Real Property; and

             (v)  since August 1, 2012, neither the Company nor any of its Subsidiaries has given or received written notice of any material default (including a payment default) under any of said Real Property Leases, which default continues on the date of this Agreement, and as of the date of this Agreement, and neither the Company nor any of its Subsidiaries has received written notice that an event has occurred or a circumstance exists which, with notice or the passage of time or both, as applicable, if not remedied, would give rise to such a material default by the Company or such Subsidiary, as applicable.

          (c)   Neither the Company nor any of its Subsidiaries is in default or violation of, or not in compliance with, any Law or order applicable to its occupancy of the Leased Real Property, except for any defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.15.    Intellectual Property.

          (a)   Section 3.15(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all Intellectual Property Rights that the Company has registered with a Governmental Authority, or with respect to which the Company has filed an application for such a registration (collectively, "Registered IP"). Section 3.15(a) of the Company Disclosure Schedule lists the jurisdictions in which each such item of Registered IP has been issued or registered or in which any application for such issuance and registration has been filed. All necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof in connection with all Registered IP comprised of Marks and all other material Registered IP have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Governmental Authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Registered IP in full force and effect, other than where the failure to have timely paid or timely filed such fees in respect of such Registered IP would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

          (b)   The Company and/or one (1) of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has valid and continuing rights to use, sell and license, all Company Intellectual Property comprised of Marks, and all other material Company Intellectual Property. All Company Intellectual Property comprised of Marks and all other material Company Intellectual Property owned or purportedly owned by the Company or its Subsidiaries, including all applicable Registered IP, is (i) subsisting and, to the Knowledge of the Company, valid and enforceable, and (ii) is free and clear of all Liens other than Permitted Liens. The use, practice or other commercial exploitation of the Company Intellectual Property comprised of Marks and all other material Company Intellectual Property, in each case owned or purportedly owned by the Company or its Subsidiaries, and the operation of the Company's and its Subsidiaries' businesses do not infringe, constitute an unauthorized use of or misappropriate any Intellectual Property Rights of any third Person. Neither the Company nor any of its Subsidiaries is a party to or the subject of any pending or, to the Knowledge of the Company, threatened suit, action, investigation or proceeding which involves a claim against the Company or any of its Subsidiaries of infringement, unauthorized use, or violation of any Intellectual Property Rights of any Person, or challenging the ownership, use, validity, enforceability, disposal or exploitation of any Company Intellectual Property, or any products, processes or materials covered thereby in any manner. The Company has not, since August 1, 2012 and prior to the date hereof, received written notice of any such threatened claim nor are there any facts or circumstances that would form the basis for any such claim.

          (c)   Since August 1, 2012, to the Knowledge of the Company, no Person (including employees and former employees of the Company or any of its Subsidiaries) is infringing, violating, misappropriating or otherwise misusing any Company Intellectual Property, and neither the Company nor any of its Subsidiaries has made any such claims against any Person (including employees and former employees of the Company or any of its Subsidiaries) nor, to the Knowledge of the Company, is there any basis for such a claim.

          (d)   To the Knowledge of the Company, no material Trade Secret has been authorized to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any employee or any third Person other than pursuant to a confidentiality or non-disclosure agreement restricting the disclosure and use of the Company Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps necessary to protect and preserve the confidentiality of all material Trade Secrets of the Company or its Subsidiaries.

          (e)   The Company and its Subsidiaries are in compliance in all material respects with all Company promulgated privacy policies and all laws, rules and regulations relating to privacy, data protection, anti-spam, personally identifiable information, and similar consumer protection laws

  ("Information Privacy Laws"), including with respect to the Collection and Use of Personally Identifiable Information. The Company and its Subsidiaries have taken commercially reasonable measures to protect and maintain the privacy of such Personally Identifiable Information in accordance with the Information Privacy Laws and the Company's and its Subsidiaries' policies and procedures, in all material respects. Neither the Company nor any Subsidiary of the Company has, since August 1, 2012, through the date hereof, received notice of any claims that it has violated any Information Privacy Laws or been charged with the violation of any Information Privacy Laws, and neither the Company nor any of its Subsidiaries is under investigation with respect to any violation of any Information Privacy Laws and there are no facts or circumstances that could form the basis for any such violation.

          (f)    The Company and its Subsidiaries have valid and enforceable ownership, lease, or license rights in, or otherwise have valid and enforceable rights to use, all Software, hardware, databases, computer equipment and other information technology necessary for the operations of the Company's and its Subsidiaries' businesses (collectively, "Computer Systems"). To the Knowledge of the Company, the Computer Systems used by the Company and its Subsidiaries have functioned consistently and accurately in all material respects since being installed. Since August 1, 2012 through the date hereof, the Computer Systems have not failed to any material extent and the data that they process has not been corrupted.

          (g)   The Company and its Subsidiaries have taken all reasonable steps in accordance with industry standards to preserve the availability, security and integrity of the Computer Systems and the data and information stored on the Computer Systems owned or exclusively controlled by the Company and its Subsidiaries, including establishment of and compliance with a written information security program that: (i) includes administrative, technical and physical safeguards designed to safeguard the security, confidentiality and integrity of Personally Identifiable Information stored on the Computer Systems owned or exclusively controlled by the Company and its Subsidiaries; and (ii) is designed to protect against unauthorized access to Personally Identifiable Information stored on the Computer Systems owned or exclusively controlled by the Company and its Subsidiaries. To the Company's Knowledge, neither the Company nor any of its Subsidiaries has suffered a material security breach with respect to any Personally Identifiable Information stored on the Computer Systems owned or exclusively controlled by the Company and its Subsidiaries during the three-year period ending on the date hereof. To the Knowledge of the Company, no material breach or violation of any security program described above has occurred or, to is threatened, and there has been no unauthorized or illegal use of or access to any Personally Identifiable Information. As of the date hereof, neither the Company nor any of its Subsidiaries has notified, or since August 1, 2012, has been required to notify, any Person of any material information security breach involving Personally Identifiable Information.

        SECTION 3.16.    Insurance and Warranties Issued.

          (a)   To the Knowledge of the Company, (i) each insurance producer, managing general agent, broker, solicitor, and customer representative, including salaried employees of the Company or any of its Subsidiaries performing the duties of insurance producer, managing general agent, broker, solicitor or customer representative (collectively, "Producers"), at the time such Producer wrote, sold, produced business, solicited, served or received compensation for such services or performed such other act that may require a producer's, solicitor's, broker's or other insurance license for the Company or any of its Subsidiaries, was duly licensed and appointed, where required by or under the applicable Laws of the applicable jurisdictions, as an insurance producer (for the type of business written, sold, or produced by such insurance producer, managing general agent, broker, solicitor, or customer representative) in the particular jurisdiction in which such Producer wrote, sold, produced, solicited, serviced or received compensation for such business, as may be required by or under the applicable Laws of the applicable jurisdictions, in each case, with such exceptions as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries taken as a whole and (ii) no Producer has been since August 1, 2012, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any applicable Laws applicable to the writing, sale or production of insurance for the Company or any of its Subsidiaries, in each case, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   None of the Insurance Companies is a "commercially domiciled insurer" under the laws of any jurisdiction.

          (c)   As of the date hereof, all warranties of each of the Company and its Subsidiaries are in conformity with the labeling and other requirements of applicable Laws, except where any failure to be in conformity, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

        SECTION 3.17.    Supplier Relationships.     Section 3.17 of the Company Disclosure Schedule lists the ten (10) largest suppliers or vendors of the Company based upon expenditures (each, a "Supplier"), in each case during the 12-month period ended December 31, 2013. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, none of the Company or its Subsidiaries is engaged in any dispute with any Supplier, and, since December 31, 2013, no Supplier has terminated, cancelled or materially adversely modified, or elected in writing not to renew, its relationship with the Company or its Subsidiaries, or threatened in writing to do, or indicated that it may do, any of the foregoing.

        SECTION 3.18.    Opinion of Financial Advisor.     The Board of Directors of the Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), to the effect that, as of the date of this Agreement, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock (the "Fairness Opinion"). A correct and complete copy of the Fairness Opinion will be delivered to Parent promptly after the date hereof solely for informational purposes.

        SECTION 3.19.    Brokers and Other Advisors.     Except for Merrill Lynch, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        SECTION 3.20.    State Takeover Statutes.     No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company is applicable to the Merger or the other Transactions.

        SECTION 3.21.    Foreign Corrupt Practices Act.     Since August 1, 2012, (a) the Company and its Subsidiaries, directors, officers and employees have complied in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)) and any other material applicable foreign or domestic anticorruption or antibribery Laws (collectively, the "Fraud and Bribery Laws"), and (b) neither the Company, any Subsidiary of the Company nor, to the Knowledge of the Company, any of the Company's Affiliates, directors, officers, employees, agents or other representatives acting on the Company's behalf have, directly or indirectly, in each case, in violation in any material respects of the Fraud and Bribery Laws (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (iii) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (v) taken any action or made any omission in violation of any applicable law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.

        SECTION 3.22.    No Dividend or Distribution Restrictions.     Except for limitations imposed by applicable Laws that are applicable to insurance companies generally, as of the date hereof none of the Insurance Companies is subject to an order of or written agreement with any Governmental Authority that would be binding on any of the Insurance Companies following the Effective Time that (i) prohibits or restricts the payment of dividends or other distributions, or (ii) would result in any material restriction on its business or operations.

        SECTION 3.23.    Operations Insurance.     Except as would not reasonably be expected to have a Company Material Adverse Effect, all material insurance policies maintained by the Company or any of its Subsidiaries (the "Policies") (a) provide reasonably adequate coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (b) are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or material modification, of any of the Policies. As of the date hereof, since August 1, 2012, no notice of cancellation or termination has been received by the Company or any Subsidiary with respect to any of the Policies.

        SECTION 3.24.    Canadian Operations.     (a) The Company, together with its Affiliates (as such term is defined in the Competition Act of Canada), did not have assets in Canada as of the Balance Sheet Date that exceeded Cdn$350 million and did not have annual gross revenues from sales in, from or into Canada for the fiscal year ended July 31, 2013, that exceeded Cdn$350 million, in either case, as determined pursuant to Section 109 of the Competition Act of Canada and the applicable regulations thereunder.

          (b)   Any business in Canada of the Company and its Subsidiaries is not a cultural business (as such term is defined in the Investment Canada Act).

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

        Parent and Merger Sub jointly and severally represent and warrant to the Company that the statements contained in this Article IV are true and correct except as set forth in (i) the body of (i.e., not including the exhibits) the required reports, schedules, forms, certifications, prospectuses and registration, proxy and other statements (together with all documents filed or furnished on a voluntary basis on Form 8-K) that Parent filed with, or furnished to, the SEC and that are publicly available after January 1, 2013 and prior to the date of this Agreement (the "Filed Parent SEC Documents") (excluding any disclosures in the Filed Parent SEC Documents that are set forth under the headings "Risk Factors" or disclosure of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly cautionary, nonspecific or predictive in nature; it being understood that any factual information contained within such headings, disclosure or statements shall not be excluded) or (ii) the disclosure schedule delivered by Parent to the Company simultaneously with the execution and delivery by Parent of this Agreement (the "Parent Disclosure Schedule") (it being understood that any information set forth in one section or subsection of the Parent Disclosure Schedule shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other section or subsection):

        SECTION 4.1.    Organization, Standing and Corporate Power.     Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. True and complete copies of Parent's certificate of incorporation and by-laws, each as amended to the date of this Agreement are included in the Filed Parent SEC Documents, and Parent has made available to the Company, prior to the date of this Agreement, true and complete copies of Merger Sub's certificate of incorporation and by-laws, each as amended to the date of this Agreement.

        SECTION 4.2.    Authority; Noncontravention.

          (a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors (and prior to the Effective Time will be adopted by Parent as the sole stockholder of Merger Sub) and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

        SECTION 4.3.    Governmental Approvals.     Except for (i) the filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of The New York Stock Exchange, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL; (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and (iv) the filings with insurance regulatory authorities set forth on Section 4.3 of the Parent Disclosure Schedule, no consents or approvals of, or filings, notices to or declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and

Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

        SECTION 4.4.    Information Supplied.     None of the information supplied (or to be supplied) in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time it is mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents.

        SECTION 4.5.    Ownership and Operations of Merger Sub.     Parent owns beneficially all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        SECTION 4.6.    Brokers and Other Advisors.     Except for J.P. Morgan Securities LLC, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

        SECTION 4.7.    Legal Proceedings.     Except as would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions, there is no pending or, to the Knowledge of Parent, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, Parent or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of Parent, threatened to be imposed) upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries, by or before any Governmental Authority.

        SECTION 4.8.    Certain Arrangements.     As of the date hereof, there are no Contracts or other arrangements or understandings (whether oral or written) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written) (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company's management or Board of Directors, on the other hand, that relate in any way to the Company or any of its Subsidiaries, the Company Common Stock or the transactions contemplated by this Agreement or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or approve the Merger or agrees to vote against any Superior Proposal (other than the Support Agreement) or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration.

        SECTION 4.9.    Financing.     As of the Effective Time, Parent and Merger Sub will have available to them all funds necessary to consummate the Merger and to pay the aggregate Merger Consideration, all other cash amounts required to be paid in connection with the Merger and all fees and expenses required to be paid in connection with the Financing.

        SECTION 4.10.    No Ownership of Company Common Stock.     As of the date of this Agreement, none of Parent, Merger Sub or any of their controlled Affiliates beneficially owns, directly or indirectly, or is the record holder of any shares of Company Common Stock or any option, warrant or other right to acquire any shares of Company Common Stock.

        SECTION 4.11.    Canadian Operations.     Parent, together with its Affiliates (as such term is defined in the Competition Act of Canada), did not have assets in Canada as of February 1, 2014, that exceeded Cdn$50 million and did not have annual gross revenues from sales in, from or into Canada for the fiscal year ended February 1, 2014, that exceed Cdn$50 million, in either case, as determined pursuant to Section 109 of the Competition Act of Canada and the applicable regulations thereunder.

ARTICLE V

Additional Covenants and Agreements

        SECTION 5.1.    Preparation of the Proxy Statement; Stockholder Meeting.

          (a)   As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and Parent shall provide to the Company all information concerning Parent and Merger Sub and their respective Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after resolving any comments received from the SEC. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company, without providing Parent a reasonable opportunity to review and comment thereon; provided, however, that the foregoing shall not apply with respect to filings, amendments or supplements by the Company in compliance with Section 5.3 relating to a Takeover Proposal, a Superior Proposal, a Company Adverse Recommendation Change or any matters relating thereto. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Merger.

          (b)   The Company shall, as soon as reasonably practicable following the initial filing with the SEC of the Proxy Statement or, if the SEC has provided comments on the Proxy Statement, as soon as reasonably practicable following the date the SEC confirms that it has no further comments on the Proxy Statement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders Meeting") solely for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.3(c) hereof, the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement (the "Company Board Recommendation"). The Proxy Statement shall include a copy of the Fairness Opinion and (subject to Section 5.3(c) hereof) the Company Board Recommendation. Notwithstanding anything in this Agreement to the contrary, the Company may postpone or adjourn the Company Stockholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval, if the Company determines in good faith such postponement or adjournment is necessary or advisable to obtain such Company Stockholder Approval, (ii) for the absence of quorum, and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure which the Company has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of the Company prior to the Company Stockholder Meeting.

        SECTION 5.2.    Conduct of Business.

          (a)   Except as set forth in Section 5.2 of the Company Disclosure Schedule, as expressly permitted by this Agreement or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in all material respects in the ordinary course consistent with past practice, and (y) to the extent consistent with the foregoing, use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, in each case, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as set forth in Section 5.2 of the Company Disclosure Schedule, as expressly permitted by this Agreement or as required by applicable Law, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed):

              (i)  (A) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that (x) the Company may issue shares of Company Common Stock upon the exercise of options granted under the Company Stock Plans and the settlement of Warrants, Restricted Stock Units and Deferred Stock Units, in each case, that are outstanding on the date of this Agreement and in accordance with the terms thereof or granted pursuant to Section 5.2(a)(viii) of the Company Disclosure Schedule, (y) the Company may issue equity interests, options and other rights in accordance with Section 5.2(a)(viii) of the Company Disclosure Schedule and (z) capital stock, voting securities or equity interests of the Company's Subsidiaries may be (1) issued to the Company or a direct or indirect wholly owned Subsidiary of the Company and (2) pledged to the extent required under the Company's existing credit agreements listed on Section 3.13(a) of the Company Disclosure Schedule; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests, except in connection with the forfeiture of any awards granted under any Company Stock Plan or the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plans; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned U.S. Subsidiary of the Company to its parent); (D) split, combine, subdivide or reclassify any shares of its capital stock; or (E) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract, in each case, except as provided in this Agreement;

             (ii)  except as contemplated in Section 5.2(a)(ii) of the Company Disclosure Schedule, incur or assume any indebtedness for borrowed money or guarantee any indebtedness (or enter into a "keep well" or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, other than (A) revolving credit borrowings by the Company and the other borrowers under the existing credit agreement listed as Item 1 on Section 3.13(a)(i) of the Company Disclosure Schedule (the "Existing Revolver Facility") and issuances of letters of credit thereunder in the ordinary course of business in amounts not in excess of $500,000,000 in the aggregate outstanding at any time under the Existing Revolver Facility and guarantees of such borrowings to the extent required under the terms of such Existing Revolver Facility, and (B) borrowings from or guarantees among the Company and the direct and indirect wholly owned Subsidiaries of the Company in the ordinary course of business consistent with past practice;

            (iii)  sell, transfer, lease, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) other than a Permitted Lien, any of its properties or assets (including securities of Subsidiaries) with a fair market value in excess of $2,000,000 individually or $15,000,000 in the aggregate to any Person, except (A) sales or other dispositions of inventory in the ordinary course of business consistent with past practice (including in connection with, but not limited to, store relocations, closings and remodels), (B) pursuant to Contracts in force at the date of this Agreement and listed on Section 5.2(a)(iii) of the Company Disclosure Schedule, (C) dispositions of obsolete, surplus or worn out assets or assets that are no longer useful to the conduct of the business of the Company, (D) voluntary termination or surrender of Real Property Leases in the ordinary course of business, (E) settlement of claims permitted under clause (xiii) below, (F) transfers among the Company and its Subsidiaries, or (G) sales or dispositions of investment assets by Insurance Companies in the ordinary course of business;

            (iv)  make any capital expenditure or expenditures which (A) involves the purchase of real property or (B) is in excess of $2,000,000 individually or $15,000,000 in the aggregate, except for any such capital expenditures provided for in the Company's 2014 Capital Expenditure Plan or 2015 Capital Expenditure Plan set forth in Section 5.2(a)(iv) of the Company Disclosure Schedule;

             (v)  directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division or business of any Person or, (B) except in the ordinary course of business consistent with past practice, any assets (excluding inventory acquired in the ordinary course of business), in each case, for aggregate consideration in excess of $15,000,000;

            (vi)  except for Real Property Leases entered into, amended, extended, renewed, assigned, subleased, surrendered or terminated in the ordinary course of business consistent with past practice (A) enter into, terminate or amend any Material Contract, other than in the ordinary course of business, consistent with past practice, (B) enter into any Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions or (C) release any Person from, or modify or waive any provision of, any standstill or similar agreement, or any material standalone confidentiality agreement in favor of the Company;

           (vii)  make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business (other than, in the case of the Insurance Companies, investments in the ordinary course of business consistent with past practice);

          (viii)  Except as required pursuant to (1) applicable Law or (2) the terms of any Company Plan in existence as of the date of this Agreement, (A) increase in any manner the salary or other compensation of any current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries, other than increases to current officers and employees in the ordinary course of business consistent with past practice in both amount and timing so long as such increases do not, in the aggregate, exceed three percent (3%) of all such officers' and employees' annual base salaries and wages as of the date of this Agreement, (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any current or former director, officer, employee, or consultant, (C) make any loan to any current or former director, officer, employee, or consultant, or (D) enter into, establish, amend or terminate any Company Plan (or plan, program, agreement, policy, practice, or arrangement that would be a Company Plan if in existence as of the date hereof); provided, however, that the foregoing clauses (A) and (D) shall not restrict the Company or any of its Subsidiaries from entering into or making available to newly hired employees below the level of vice president ("Non-Officer Employees") or in connection with the promotion based on job performance or workplace requirements of a Non-Officer Employee to a position below the level of vice president, in each case, in the ordinary course of business consistent with past practice, compensation and benefits (excluding equity grants and any incentive compensation other than annual cash-based incentive compensation plans) that are comparable with the compensation and benefits provided to newly hired or promoted Non-Officer Employees in similar positions;

            (ix)  enter into, establish, amend or terminate any collective bargaining or other labor agreement or arrangement, except as required by applicable Law;

             (x)  (A) make, change or revoke any material election concerning Taxes or Tax Returns, file any material amended Tax Return, enter into any material closing agreement pursuant to Section 7121 of the Code (or any similar provision of Law), file any Tax Return unless such Tax Return shall have been prepared consistent with past practice, settle any Tax claims or assessments that require payment in excess of $1,000,000 in any single instance or $5,000,000 in the aggregate, surrender any right to claim a refund of Taxes or obtain any Tax ruling or (B) become a party to any Tax sharing, allocation, indemnity or similar agreement or arrangement (whether written or oral) involving the Company or any of its Subsidiaries;

            (xi)  make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP, SAP or applicable Law;

           (xii)  amend the Company Charter Documents or the Subsidiary Documents;

          (xiii)  adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly owned Subsidiaries of the Company);

          (xiv)  pay, discharge, settle or satisfy any claims, litigation, proceedings, investigations, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations (A) that require payment by the Company or any of its Subsidiaries of cash amounts that are reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company and its Subsidiaries included in the Company SEC Documents or (B) to the extent in excess of and/or not covered by clause (A), that do not exceed $2,000,000 in any single instance or $15,000,000 in the aggregate (except for any claim, litigation, proceeding, investigation, liability or obligation relating to Taxes, which shall be exclusively governed by Section 5.2(x)), (C) that do not involve any material injunctive or equitable relief or impose material restrictions on the business activities of the

    Company and its Subsidiaries, taken as a whole, (D) that do not relate to the Transactions contemplated hereby, (E) that do not involve the issuance by the Company of equity or voting interests or (F) by Insurance Companies in the ordinary course of business;

           (xv)  sell, assign, transfer, convey, license, sublicense, covenant not to assert, abandon, allow to lapse, lease or otherwise dispose of (A) any Company Intellectual Property comprised of Marks, or (B) any other material Company Intellectual Property, in each case except in the ordinary course of business consistent with past practice;

          (xvi)  make any material change in the underwriting, claims, administration, pricing, reserving or reinsurance practices of any Insurance Company, except as required by applicable Law, GAAP or SAP or changes in the interpretation or enforcement thereof; or

         (xvii)  agree, in writing or otherwise, to take any of the foregoing actions.

          (b)   None of Parent, Merger Sub or (subject to Section 5.3) the Company shall knowingly take or permit any of their respective Subsidiaries to take any action that would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Merger and the other transactions contemplated hereby.

        SECTION 5.3.    No Solicitation.

          (a)   The Company shall, and shall cause its Subsidiaries and the Company's and its Subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and use reasonable best efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company, its Subsidiaries or Representatives. The Company shall not, and shall cause its Subsidiaries and Representatives not to, directly or indirectly (i) solicit, initiate or knowingly cause, facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute any Takeover Proposal or (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal; provided, however, that if at any time prior to obtaining the Company Stockholder Approval, the Company receives a written Takeover Proposal in circumstances not involving a breach of this Section 5.3, (i) the Company and its Representatives may contact the Person making such Takeover Proposal solely to clarify the terms and conditions thereof, and (ii) if the Board of Directors of the Company determines in good faith, after receiving advice from its outside counsel and its financial advisors, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may, at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) and after providing Parent not less than 24 hours written notice of its intention to take such actions (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal, but only after such Person enters into an Acceptable Confidentiality Agreement; provided the Company advises Parent of its delivery of non-public information to such Person concurrently with its delivery to such Person and promptly following its delivery to such Person the Company delivers to Parent all such information not previously provided to Parent, and (B) participate in discussions and negotiations with such Person regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company's Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.3 by the Company. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within 24 hours of the execution thereof.

          (b)   In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly advise Parent, orally and in writing, and in no event later than 24 hours after receipt, if any Takeover Proposal is received by the Company or any of its Subsidiaries, and shall, in any such written notice to Parent, indicate the identity of the Person making such Takeover Proposal and the terms and conditions of such Takeover Proposal (and include a copy of any written Takeover Proposal where applicable), and thereafter shall promptly keep Parent reasonably informed of all material developments affecting the status and terms of any such Takeover Proposal (and the Company shall provide Parent with copies of any additional material written materials received that relate to such Takeover Proposal).

          (c)   Except as expressly permitted by Section 5.3(d), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation or the approval or declaration of advisability by such Board of Directors of this Agreement and the Transactions (including the Merger), (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (C) fail to reject any Takeover Proposal that is a tender offer or exchange offer within ten (10) Business Days of the commencement thereof (including by taking no position with respect to the acceptance by the Company's stockholders of a tender offer or exchange offer) (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change", it being understood that a customary "stop, look and listen" communication by the Board of Directors of the Company or any committee thereof pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not, in and of itself, constitute a Company Adverse Recommendation Change) or (ii) approve, cause or authorize the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(a)).

          (d)   Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) the Board of Directors of the Company and any committee thereof may (i) make a Company Adverse Recommendation Change only in response to (A) the Company receiving a written Takeover Proposal that constitutes a Superior Proposal in circumstances not involving a breach of this Section 5.3 or (B) an Intervening Event or (ii) cause the Company to terminate this Agreement and, concurrently with or immediately after such termination, cause the Company to enter into a definitive written agreement providing for such Superior Proposal, which proposal did not result from any breach of this Section 5.3, if and only if, in all cases (x) such Board of Directors determines in good faith, after consulting with and receiving advice from outside counsel and financial advisors, that the failure to make such Company Adverse Recommendation Change or effect such termination would constitute a breach by the Board of Directors of the Company of its fiduciary duties to the Company's stockholders under Delaware Law and (y) the provisions of Section 5.3(e) are complied with.

          (e)   (1) No Company Adverse Recommendation Change may be made in response to a Superior Proposal or Intervening Event and (2) no termination of this Agreement in accordance with Section 5.3(d) may be made (x) until the fourth Business Day specified below following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company intends to, in the case of clause (1), make such Company Adverse Recommendation Change (a "Company Adverse Recommendation Notice"), or in the case of clause (2), terminate this Agreement in accordance with Section 5.3(d) (a "Notice of Superior Proposal"), which notice shall specify (I) in the case of such an action taken in connection with a Superior Proposal, the terms and conditions of such Superior Proposal (including the identity of the Person making such Superior Proposal and a copy of the then-current forms of all of the relevant proposed transaction documents related thereto, including definitive agreements with respect to such Superior Proposal and the documents with respect to any financing of such Superior Proposal provided to the Company in respect thereof), or (II) if the basis of the proposed action by the Board of Directors of the Company is an Intervening Event, a description of the Intervening Event, and (y) unless the Company shall have (A) during the four (4) Business Day period specified above (and any additional period related to a revision to the Superior Proposal, as provided below), negotiated, and caused its financial and legal advisors to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) with respect to proposed adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal (or, in the case of a Company Adverse Recommendation Notice that is not related to a Superior Proposal, so that the failure to make such Company Adverse Recommendation Change is no longer a breach by the Board of Directors of the Company of its fiduciary duties to the stockholders under Delaware Law); and (B) prior to or concurrently with a termination of this Agreement pursuant to Section 5.3(d), paid the Company Termination Fee required under Section 7.3(a)(iii).

  The parties agree that, in the case of such actions taken in connection with a Superior Proposal, any material amendment to the financial terms or other material terms of such Superior Proposal shall require a new Company Adverse Recommendation Notice or Notice of Superior Proposal and an additional two (2) Business Day period (the period inclusive of all such days, the "Notice Period"). The Company agrees that (i) during the Notice Period the Company shall, and shall cause its financial advisors and outside legal counsel to, negotiate with Parent in good faith if Parent indicates to the Company that it desires to negotiate the terms of this Agreement, and (ii) the Company shall take into account all changes to the terms of this Agreement proposed by Parent in determining whether such Takeover Proposal continues to constitute a Superior Proposal. The Company shall promptly keep Parent informed of all material developments affecting the terms of any such Superior Proposal (and the Company shall provide Parent with copies of any additional material written materials received that relate to such Superior Proposal).

          (f)    Nothing in this Section 5.3 shall prohibit the Board of Directors of the Company or any committee thereof from (i) taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Board of Directors of the Company determines in good faith (after consultation with its outside counsel) that failure to do so would be a breach of its fiduciary duties to the stockholders under applicable Law; provided that this Section 5.3(f) shall not in any way eliminate or modify the effect that any such action would otherwise have under this Agreement, including that the taking of such action may constitute a breach of another provision of this Section 5.3 (unless at the time of the taking of any such action under this Section 5.3(f), the Board of Directors of the Company publicly reaffirms its Company Board Recommendation to its stockholders in favor of the Merger).

        SECTION 5.4.    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement (including Section 5.4(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions. For purposes hereof, "Antitrust Laws" means the Sherman Act, as amended, the Clayton

  Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (b)   In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable and in any event, unless otherwise agreed by the parties, within ten (10) Business Days of the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) the Company and Parent shall each use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

          (c)   Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) keep the other parties informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions. Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other parties on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Transactions. Each of Merger Sub, Parent and the Company agree not to participate in substantive meetings or discussions, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless, to the extent reasonably practicable, it consults with the other parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other parties the opportunity to attend and participate.

          (d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions; in this context "reasonable best efforts" shall include, (i) defending any lawsuits or other legal proceedings, whether judicial or administrative, that challenge this Agreement, the Merger or any other transaction contemplated hereby; (ii) avoiding the entry of and seeking to have lifted, vacated or reversed any stay, injunction, temporary restraining order or other restraint entered by any court or other Governmental Authority; (iii) divesting, disposing of, leasing, licensing or transferring any assets or entities; (iv) entering into hold-separate agreements (each of the actions described in clauses (iii) and (iv), a "Remedial Action"); and (v) proposing or agreeing to do or permitting to be done any of the foregoing, in each case as may be required in order to cause the conditions to Closing to be satisfied as promptly as reasonably practicable; provided, however, that notwithstanding anything to the contrary in this Agreement, Parent and its Subsidiaries shall not be required to sell, divest, dispose, license, lease, operate, conduct in a specified manner, hold separate or discontinue or restrict or limit, before or after the Closing Date, any assets, liabilities, businesses, product lines, licenses, operations, or interest in any assets or businesses, that would, individually or in the aggregate, result in a Burdensome Condition on the business of the Company and its Subsidiaries, taken as a whole, or the business of Parent and its Subsidiaries, taken as a whole. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction or agree to any restriction on the Company's business at the request of a Governmental Authority in connection with its review of the Transaction under an applicable Antitrust Law (such consent to be granted in accordance with the immediately preceding sentence).

  One or more Remedial Actions shall constitute a "Burdensome Condition" if and to the extent such Remedial Actions, individually or in the aggregate with all other Remedial Actions taken together, would result in (i) the loss of revenues of the Company in excess of $135.0 million, as measured by the Company's fiscal year 2013 revenue and as reported in the Company's audited financial statements for such year, or (ii) the loss of sales of Parent in excess of $135.0 million, as measured by Parent's fiscal year 2013 sales and as reported in Parent's audited financial statements for such year, or (iii) the combination of losses of revenues contemplated in clause (i) and sales contemplated in clause (ii) in excess of $135.0 million in the aggregate.

        SECTION 5.5.    Financing.

          (a)   Prior to the Closing, the Company shall provide, shall cause the Subsidiaries of the Company and its and their respective officers and employees to provide, and shall use reasonable best efforts to cause its and their respective Representatives to provide, on a timely basis, all cooperation that is reasonably requested by Parent and customary in connection with the arrangement of the Financing, including using its reasonable best efforts to (i) facilitate the execution and delivery of definitive financing, pledge, security and guarantee documents (which documents shall only be required to become effective with regard to the Company and its Subsidiaries as of the Closing Date) and the provision of guarantees and security and the performance of the other obligations thereunder; (ii) promptly provide all financial and other information regarding the Company and the Subsidiaries of the Company as may be reasonably requested by Parent in order to consummate the Financing, including such information that would be required in a registration statement on Form S-3 for an offering registered under the Securities Act (which shall include all financial statements of the Company and its Subsidiaries that would be required under Rule 3-05 of Regulation S-X, and all financial data of the Company and its Subsidiaries that would be required in order to prepare pro forma financial statements under Article 11 of Regulation S-X, assuming the Merger had been completed and without giving effect to any grace periods permitted for providing such information); (iii) provide customary certificates, opinions and other documents and instruments, and take all necessary corporate action, relating to the Financing; (iv) obtain customary authorization letters, accountants' comfort letters (including negative assurance), and accountants' consent letters, as may be reasonably requested by Parent; (v) cooperate with Parent to obtain surveys and title insurance as may be reasonably requested by Parent; (vi) cause its senior officers to be available, upon reasonable advance notice, to participate in a reasonable number of informational meetings, due diligence sessions, sessions and presentations with lenders and rating agencies and road show meetings in connection with the Financing; (vii) cooperate with Parent and Parent's efforts to obtain customary corporate, facilities and securities ratings; (viii) provide customary authorization letters to the lenders and agents in respect of the Financing authorizing the distribution of information to prospective lenders and containing a representation to such financing sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Affiliates or its or their securities; (ix) reasonably assist Parent and its financing sources in the preparation of all offering documents, an offering memorandum or prospectus and other marketing and rating agency materials for the Financing and reasonably cooperate with any due diligence investigation of the Company and its Subsidiaries in connection with the Financing; and (x) furnish, for no fee, to the

  Financing Sources (upon the request of the Financing Sources) an electronic version of the Company's trademarks, service marks and corporate logo for use in marketing materials for the purpose of facilitating the Financing (the "License"); provided, however, that the License shall be used solely for the purpose described above and may not be assigned or transferred by such Financing Sources. Notwithstanding anything in this Agreement to the contrary, none of the Company or any of its Subsidiaries shall be required to (A) pay any commitment or other similar fee or incur any other liability or obligation of any kind, including under any guarantee or pledge or any other document relating to the Financing, in connection with the Financing prior to the Closing Date or (B) enter into any binding agreement or commitment, or adopt any resolution or otherwise take any corporate or similar action, in connection with the Financing that is not conditioned on the occurrence of the Closing Date. The cooperation requested of the Company and its Subsidiaries shall not unreasonably interfere with ongoing operations of the Company and its Subsidiaries or otherwise materially impair the ability of any officer or executive of the Company to carry out its duties to the Company. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.5 and shall indemnify and hold harmless the Company, the Subsidiaries of the Company and their respective directors and other Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Financing and any information used in connection therewith (except with respect to information provided by the Company or any of its Subsidiaries), and any action taken by any of them at the request of Parent or Merger Sub pursuant to this Section 5.5(a), except, in each case, to the extent such losses, damages, claims, costs or expenses arose from the gross negligence, willful misconduct or bad faith of the Company or any of its Subsidiaries.

          (b)   All non-public or otherwise confidential information regarding any party obtained by the other parties hereto pursuant to this Section 5.5 shall be kept confidential in accordance with the Confidentiality Agreement; provided, however, that upon prior notice to the Company, Parent and Merger Sub shall be permitted to disclose such information to potential sources of capital, rating agencies, prospective lenders and investors and their respective Representatives in connection with the Financing so long as such Persons agree to be bound by the Confidentiality Agreement or other customary confidentiality undertakings reasonably satisfactory to the Company and of which the Company shall be a beneficiary.

          (c)   With respect to any outstanding indebtedness of the Company or any of the Subsidiaries of the Company set forth on Section 5.5(c) of the Company Disclosure Schedules, (i) the Company shall, or shall have caused its Subsidiaries to, use reasonable best efforts to deliver all notices and take other actions required to facilitate the termination of commitments in respect of such indebtedness, repayment in full of all obligations in respect of such indebtedness and release of any Liens and guarantees in connection therewith on the Closing Date and (ii) no later than one (1) Business Day prior to the Closing Date, the Company shall, or shall have caused its Subsidiaries to, use reasonable best efforts to furnish to Parent customary payoff letters with respect to such indebtedness (each, a "Payoff Letter") in substantially final form and in form and substance reasonably satisfactory to Parent from all financial institutions and other Persons to which such indebtedness is owed, or the applicable agent, trustee or other representative on behalf of such Persons, which Payoff Letters shall (x) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or other outstanding and unpaid obligations related to such indebtedness as of the Closing Date (the "Payoff Amount") and (y) state that all obligations (including guarantees) in respect thereof and Liens in connection therewith on the assets of the Company or any of its Subsidiaries or otherwise on the business of the Company shall be, substantially concurrently with the receipt of the Payoff Amount on the Closing Date by the Persons holding such indebtedness, released or arrangements reasonably satisfactory to Parent for such release shall have been made by such time, subject, as applicable, to the replacement (or cash collateralization or backstopping) of any then outstanding letters of credit or similar indebtedness.

        SECTION 5.6.    Public Announcements.     The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent or Merger Sub shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange or The New York Stock Exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other parties); provided, however, that the Company need not consult Parent in connection with the matters referred to in Section 5.3, including any press release or public statement to be issued or made in order to effect a Company Adverse Recommendation Change made in accordance with Section 5.3, and Parent need not consult the Company in, or in connection with, responding to any Company Adverse Recommendation Change.

        SECTION 5.7.    Access to Information; Confidentiality.     The Company and its officers, employees, accountants, counsel, consultants, financial advisors and other Representatives, shall afford to Parent and its Representatives and Financing Sources, upon reasonable notice, reasonable access during normal business hours during the period prior to the earlier of the Effective Time and the termination of this Agreement to all of the Company's and its Subsidiaries' properties, books and records and to those employees of the Company or its Subsidiaries, as applicable, to whom such persons reasonably request access, and, during such period, the Company shall furnish, as promptly as reasonably practicable to such persons all information concerning the Company's and its Subsidiaries' business, properties and personnel as such persons may reasonably request. Parent, its Representatives and Financing Sources shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company and its Subsidiaries. The Company and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Returns and in determining the optimal structure for the Surviving Corporation and its Subsidiaries after the Merger. Notwithstanding the foregoing, neither the Company or any of its Subsidiaries shall be required to provide access to or disclose information if the Company reasonably determines that such access or disclosure would (i) jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or the protections of the work-product doctrine, (ii) contravene any Law or violate a Contract to which the Company or any of its Subsidiaries is a party, or (iii) expose the Company to risk of liability for disclosure of sensitive or personal information; provided that, in any such case, the Company or its Subsidiary, as applicable, shall provide such information in redacted form as necessary to preserve such privilege or comply with such Law or otherwise make appropriate substitute disclosure arrangements, to the extent possible. Except for disclosures expressly permitted by the terms of the confidentiality letter agreement dated as of December 20, 2013, between Parent and the Company (as such agreement may be amended from time to time, the "Confidentiality Agreement"), each of the Company and Parent shall hold, and shall cause their respective officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the other party or its Representatives, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained by any Person in any investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by any party hereto.

        SECTION 5.8.    Notification of Certain Matters.     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, and (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions.

        SECTION 5.9.    Indemnification and Insurance.

          (a)   From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify the individuals who at or prior to the Effective Time were directors or officers of the Company or of a Subsidiary of the Company (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent (A) required by the Company Charter Documents, the Subsidiary Documents, and each other Contract with the Company or any of its Subsidiaries providing for indemnification of such Indemnitee, in each case as in effect on the date of this Agreement, (B) permitted under applicable Law.

          (b)   The Company may (or at the request of Parent, shall use commercially reasonable efforts to) obtain, at or prior to the Effective Time, prepaid (or "tail") directors' and officers' liability insurance policies with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such for six (6) years from the Effective Time, covering each such person on terms with respect to coverage and amounts and containing terms and conditions that are not less advantageous than the policies currently in effect on the date of this Agreement; provided, however, that, without the prior written consent of Parent, the Company may not expend per year of coverage more than 250% of the amount currently expended by the Company per year of coverage as of the date of this Agreement (the "Maximum D&O Amount") to maintain or procure such "tail" insurance policies. In the event the Company does not obtain such "tail" insurance policies, then, Parent shall cause the individuals serving as officers and directors of the Company immediately prior to the Effective Time who are then covered by the directors' and officers' liability insurance policy currently maintained by the Company (a correct and complete copy of which has heretofore been delivered to Parent) to be covered for a period of six (6) years from the Effective Time by such policy (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided, that in no event shall Parent be required to expend per year of coverage more than the Maximum D&O Amount. If notwithstanding the use of reasonable best efforts to do so, Parent or the Company, as applicable, is unable to maintain or obtain the insurance called for by this paragraph, Parent or the Company, as applicable, shall obtain as much comparable insurance as available for the Maximum D&O Amount. The Indemnitees may be required to make reasonable application and provide reasonable and customary representations and warranties to applicable insurance carriers for the purpose of obtaining such insurance.

          (c)   The Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9. The provisions of this Section 5.9 are intended to be for the benefit of each Indemnitee and his or her heirs and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter Documents or under those Contracts disclosed on Section 5.9 of the Company Disclosure Schedules. The obligations of Parent and the Surviving Corporation under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless (i) such termination or modification is required by applicable Law or (ii) the affected Indemnitee has consented in writing to such termination or modification.

          (d)   The Company shall use reasonable best efforts to obtain, no later than April 30, 2014, supplemental insurance policies to its existing employment practices liability insurance policies, in form and substance (including as to coverage amounts and coverage periods) reasonably acceptable to Parent (the "Tail Policies"), in order to insure against events occurring on or prior to the Closing;

  provided, that in no event shall the Company be required to expend per year of coverage more than $1,000,000 (the "Maximum EPL Amount") to maintain or procure insurance coverage pursuant hereto. If, notwithstanding the use of reasonable best efforts to do so, the Company is unable to maintain or obtain the insurance called for by this paragraph, the Company shall obtain as much comparable insurance as available for the Maximum EPL Amount.

          (e)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.9.

        SECTION 5.10.    Securityholder Litigation.     The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent's prior consent (such consent not to be unreasonable withheld, conditioned or delayed).

        SECTION 5.11.    Fees and Expenses.     Except as provided in Section 7.3, all fees and expenses incurred in connection with this Agreement, the Support Agreement, the Merger and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        SECTION 5.12.    Section 16 Matters.     Prior to the Effective Time, the Company and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        SECTION 5.13.    Employee Matters.

          (a)   For a period of six months after the Effective Time (the "Continuation Period"), Parent shall provide, or cause to be provided to each employee of the Surviving Corporation or any of its Subsidiaries who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (collectively, the "Continuing Employees"), while employed, (i) a rate of base salary or wages, and target cash bonus opportunity (but excluding, for the avoidance of doubt, equity and equity based compensation) that is no less favorable than the rate of base salary or wages, and target cash bonus opportunity provided to such Continuing Employee by the Company immediately prior to the Effective Time, and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits provided under the Company Plans to the Continuing Employees immediately prior to the Effective Time; provided, however, that the foregoing shall not limit or restrict the Parent or any of its Subsidiaries or Affiliates (including the Surviving Corporation) from modifying or amending a Continuing Employee's compensation or benefit entitlements in connection with adjustments in the position, duties, and/or responsibilities of such Continuing Employee in the ordinary course of business.

          (b)   With respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by Parent or any of its Subsidiaries following the Closing Date and in which any of the Continuing Employees participate (the "Parent Plans"), for purposes of determining eligibility to participate, level of benefits, and vesting (but not for accrual of benefits other than determining the level of vacation, paid-time-off and severance), each Continuing Employee's service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary) shall be treated as service with Parent or any of its Subsidiaries if and to the extent such service was recognized under the comparable Company Plan immediately prior to the

  Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

          (c)   Parent shall waive, or cause to be waived, in the year in which the Closing Date occurs, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any employee welfare benefit plan maintained by Parent or any of its Affiliates in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time if and to the extent such conditions and exclusions were satisfied or did not apply to such Continuing Employee under the comparable Company Plan immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant employee welfare benefit plans in which they will be eligible to participate from and after the Effective Time, to the extent credited under the employee welfare benefit plans that are Company Plans maintained by the Company prior to the Effective Time.

          (d)   Notwithstanding anything to the contrary in this Section 5.13, with respect to any Continuing Employees based outside of the United States, Parent's obligations under this Section 5.13 shall be modified to the extent necessary to comply with applicable Laws of the foreign countries and political subdivisions thereof in which such Continuing Employees are situated.

          (e)   This Section 5.13 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.13, express or implied, is intended to confer upon any other Person (including for the avoidance of doubt any current or former directors, officers, employees, contractors or consultants of any of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries) any rights or remedies of any nature whatsoever under or by reason of this Section 5.13, including any right in respect of continued employment with the Parent or any of its Subsidiaries or Affiliates (including the Surviving Corporation) for any period of time. Nothing herein shall be construed as an amendment to any Company Plan or plan, program, policy, agreement, arrangement or understanding of Parent.

        SECTION 5.14.    Termination of Certain Agreements.     If requested by Parent no later than five (5) Business Days prior to Closing, the Company shall, conditioned on and effective as of the occurrence of the Closing Date, terminate the interest rate swap and hedging arrangements set forth on Section 5.14 of the Company Disclosure Schedule.

        SECTION 5.15.    Required Actions     The Company shall, promptly upon receipt thereof, deliver to Parent the document set forth on Section 5.15 of the Company Disclosure Schedule.

ARTICLE VI

Conditions Precedent

        SECTION 6.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)   Company Stockholder Approval.    The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company;

          (b)   Antitrust and Governmental Authorizations.    The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; and

          (c)   No Injunctions or Restraints.    No Law, temporary restraining order, preliminary or permanent injunction, order, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

        SECTION 6.2.    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)   Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.2(a) (Capitalization) shall be true and correct, except for any de minimis inaccuracies, at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) the representations and warranties of the Company contained in Section 3.1(a) (Organization, Standing and Corporate Power) and the first sentence of Section 3.6 (Absence of Certain Changes or Events) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time, (iii) the representations and warranties of the Company contained in the first three sentences of Section 3.2(b) (Capitalization), Section 3.2(c) (Capitalization), Section 3.3(a) (Authority; Noncontravention; Voting Requirements), Section 3.19 (Brokers and Other Advisors) and Section 3.20 (State Takeover Statutes) shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) has not had a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect; and

          (b)   Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

        SECTION 6.3.    Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)   Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or material adverse effect shall be true and correct, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect; and

          (b)   Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

        SECTION 6.4.    Frustration of Closing Conditions.     None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's (or (a) in the case of Parent, Merger Sub's, and (b) in the case of Merger Sub, Parent's) failure to use its reasonable best efforts to consummate the Merger and the other Transactions, including as required by and subject to Section 5.4.

ARTICLE VII

Termination

        SECTION 7.1.    Termination.     This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

          (a)   by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors; or

          (b)   by either of the Company or Parent:

              (i)  if the Merger shall not have been consummated on or before February 19, 2015 (as such date may be extended pursuant to Section 8.8, the "End Date"), provided, that, in the event that the Marketing Period has commenced, but Closing has not yet occurred, then the End Date shall automatically be extended to the date that is five (5) Business Days following the then scheduled end date for the Marketing Period; provided further, however, that (x) if, on the End Date, any of the conditions to Closing set forth in Section 6.1(b) or 6.1(c) relating to a Restraint in respect of an Antitrust Law shall not have been satisfied or (to the extent permitted by applicable Law) waived by both the Company and Parent, but all other conditions to the Closing (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied, then the End Date shall, without any action on the part of the parties hereto, be extended to the fifteen-month anniversary of the date hereof, or such earlier date as may be agreed in writing by Parent and the Company and (y) the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party whose failure to perform any of its obligations under this Agreement has been a principal cause of the failure of the Merger to be consummated on or before the End Date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

             (ii)  if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party whose failure to perform any of its obligations under this Agreement has been a principal cause of the entry of, or the failure to remove, such Restraint;

            (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

          (c)   by Parent:

              (i)  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or (b) and (B) is incapable of being cured, or is not cured, by the Company within sixty (60) calendar days following receipt of written notice from Parent of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

             (ii)  if (A) the Company shall have (1) materially breached its obligations under Section 5.1 by failing to hold the Company Stockholders Meeting or (2) materially breached the Company's agreement not to solicit in Section 5.3(a) or (B) prior to receipt of the Company Stockholder Approval, a Company Adverse Recommendation Change shall have occurred; or

          (d)   by the Company,

              (i)  if either Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent or Merger Sub set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or (b) and (B) is incapable of being cured, or is not cured, by Parent or Merger Sub within sixty (60) calendar days following receipt of written notice from the Company of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

             (ii)  in accordance with Section 5.3(d).

        SECTION 7.2.    Effect of Termination.     In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the first sentence of Section 3.19, the penultimate sentence of Section 5.7, Sections 5.11, 7.2 and 7.3, and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except (i) as liability may exist pursuant to the Sections specified in the immediately preceding parenthetical that survive such termination, and (ii) nothing shall relieve any party from liability for fraud or any willful breach of this Agreement.

        SECTION 7.3.    Termination Fees.

          (a)   In the event that:

              (i)  (A) a bona fide Takeover Proposal shall have been made directly to the Company's stockholders generally or any Person shall have publicly announced (and not withdrawn) (whether or not conditional) a Takeover Proposal after the date hereof and prior to the Company Stockholders Meeting, and thereafter, (B) (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) (other than as a result of the failure of the conditions to Closing set forth in Section 6.1(b) or 6.1(c) as it relates to a Restraint in respect of an Antitrust Law) or 7.1(b)(iii) or (ii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(i), and (C) the Company enters into a definitive agreement with respect to, or consummates, a Takeover Proposal within twelve (12) months of the date this Agreement is terminated; or

             (ii)  this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii); or

            (iii)  this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii);

  then in any such event under clause (i), (ii), or (iii) of this Section 7.3(a), the Company shall pay to Parent a termination fee of $26.7 million in cash (the "Company Termination Fee") less the amount of Expenses previously paid by the Company to Parent pursuant to the next paragraph.

          In the event that a bona fide Takeover Proposal shall have been made directly to the Company's stockholders generally or any Person shall have publicly announced (and not withdrawn) (whether or not conditional) a Takeover Proposal after the date hereof and prior to the Company Stockholders Meeting, and thereafter this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iii), then the Company shall pay to Parent all of the Expenses of Parent and Merger Sub in an amount not exceeding $12,500,000 and thereafter the Company shall be obligated to pay to Parent the Company Termination Fee (less the amount of Expenses previously actually paid to Parent pursuant to this sentence) in the event such fee is payable pursuant to Section 7.3. As used herein, "Expenses" means all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers to a party hereto and its Affiliates), incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the filing of any required notices under applicable Antitrust Laws or other regulations in connection with the Transactions and all other matters related to the Merger and the other Transactions. For purposes of this Section 7.3(a), the term "Takeover Proposal" shall have the meaning assigned to such term, except that the references to "20% or more" shall be deemed to be references to "50% or more".

          (b)   Any payment required to be made pursuant to clause (i) of Section 7.3(a) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by a Takeover Proposal (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment following such event); any payment required to be made pursuant to clause (ii) of Section 7.3(a) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(c)(ii) (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment following such termination); and, in circumstances in which Expenses are payable, such payment shall be made to Parent not later than two (2) Business Days after delivery to the Company of an itemization setting forth in reasonable detail all Expenses of Parent and Merger Sub (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

          (c)   The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events. In the event the Company Termination Fee is payable under the circumstances set forth in Section 7.3(a), the right of payment of the Company Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated.

          (d)   In the event that (i) this Agreement is terminated by either Parent or the Company (A) pursuant to Section 7.1(b)(i) and, at the time of such termination, any of the conditions to the Closing set forth in Section 6.1(b) or 6.1(c) (if such Restraint is in respect of an Antitrust Law) shall not have been satisfied or (B) pursuant to Section 7.1(b)(ii) (as a result of a Restraint under Antitrust Laws), (ii) the failure of one or more of the conditions in Section 6.1(b) or 6.1(c) (as a result of a Restraint under Antitrust Laws) is not caused by the failure of the Company to perform in all material respects its obligations under Section 5.4 and (iii) the conditions set forth in (A) Section 6.1(a) shall have been satisfied, (B) Section 6.2(a) shall have been satisfied as if the Closing would have occurred on the date of such termination, and (C) Section 6.2(b) shall have been satisfied (other than with respect to the obligations that by their nature are to be satisfied at the Closing, and were capable of being satisfied or would have been satisfied if the Closing would have occurred on the date of such termination), then Parent shall pay to the Company a termination fee of $53.4 million in cash (the "Parent Termination Fee").

          (e)   Any payment required to be made pursuant to Section 7.3(d) shall be made to the Company promptly following termination of this Agreement (and in any event not later than two (2) Business Days after delivery to Parent of notice of demand for payment following such termination). Such payment shall be made by wire transfer of immediately available funds to an account to be designated by the Company. In the event the Parent Termination Fee is payable under the circumstances set forth in Section 7.3(d), the right of such payment shall be the sole and exclusive remedy of the Company and its Subsidiaries against Parent and any of its former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated.

          (f)    In the event that the Company or Parent shall fail to pay the Company Termination Fee and/or Expenses or Parent Termination Fee required pursuant to this Section 7.3 when due, as applicable, such fee and/or Expenses, as the case may be, shall accrue interest for the period commencing on the date such fee and/or Expenses, as the case may be, becomes past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank's Prime Lending Rate plus four percent (4%). In addition, (i) if the Company shall fail to pay the Company Termination Fee and/or Expenses, as the case may be, when due, the Company shall also pay to Parent all of Parent's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee and/or Expenses, as the case may be, and (ii) if Parent shall fail to pay the Parent Termination Fee when due, Parent shall also pay to the Company all of the Company's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee. Parent and the Company each acknowledges that the fees, Expenses and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, neither Parent nor the Company would enter into this Agreement.

ARTICLE VIII

Miscellaneous

        SECTION 8.1.    No Survival, Etc.     Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Sections 5.9 and 5.11 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

        SECTION 8.2.    Amendment or Supplement.     At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following approval of the Transactions by the stockholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval. Notwithstanding anything herein to the contrary, Sections 8.3, 8.6, 8.7 and this Section 8.2 may not be modified, waived or terminated in a manner that is adverse in any material respect to the Financing Sources without the prior written consent of each Financing Source.

        SECTION 8.3.    Extension of Time, Waiver, Etc.     At any time prior to the Effective Time, any party may, subject to applicable Law and the last sentence of Section 8.2, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by any other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        SECTION 8.4.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that either Parent and Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder; provided, that if such assignment would result in amounts being deducted or withheld for Taxes pursuant to Section 2.2(h) in excess of the amounts that would have been so deducted or withheld in the absence of such assignment, then the Merger Consideration shall be increased as necessary so that after such deduction or withholding has been made (including any deduction or withholding applicable to additional sums payable under this Section 8.4), the applicable Person receives an amount equal to the sum it would have received had no such assignment been made. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.4 shall be null and void.

        SECTION 8.5.    Counterparts.     This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Agreement electronically (including portable document format (.pdf)) or by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 8.6.    Entire Agreement; No Third-Party Beneficiaries.     This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Support Agreement, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and except for (i) if the Effective Time occurs, the right of the holders of Company Common Stock, holders of Options and holders of Restricted Stock Units to receive the Merger Consideration and (ii) the provisions set forth in Section 5.9 of this Agreement are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, each Financing Source shall be an express third party beneficiary of and shall be entitled to rely upon and enforce Sections 8.2, 8.3 and 8.7 hereof, and this Section 8.6, and each Financing Party may enforce such provisions. In addition, the Company agrees, on behalf of itself and its Affiliates, stockholders and Representatives (collectively, the "Company Affiliated Parties"), that the Financing Sources and their Affiliates, stockholders and Representatives and each of their successors and assigns (collectively, the "Financing Parties") shall be subject to no liability or claims (whether legal or equitable, arising under contract, tort or otherwise) by the Company Affiliated Parties arising out of or relating to this Agreement, the Financing, the transactions contemplated hereby or in connection with the Financing, or the performance of services by such Financing Parties with respect to the foregoing.

        SECTION 8.7.    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement, the Support Agreement, and any other document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of Delaware, without regard to its conflicts of law principles.

          (b)   All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware). In addition, each of the parties hereto (i) consents to submit itself, and hereby submits itself, to the exclusive jurisdiction and venue of such courts in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) and (iv) consents to service of process being made through the notice procedures set forth in Section 8.9. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

          (c)   Notwithstanding the foregoing, with respect to any Action, whether in law or in equity, whether in contract or in tort or otherwise, involving any Financing Sources under the Financing or any Affiliate thereof arising, directly or indirectly, out of or relating to the transactions contemplated by this Agreement, the Financing, any replacement or alternative Financing or the performance of services thereunder, the parties hereto agree that (i) such actions shall be subject to the exclusive jurisdiction of the state or federal courts located in the United States District Court for the Southern District of New York or any New York state court sitting in the city and county of New York and (ii) they shall not bring or permit any of their Affiliates to bring or support anyone else in bringing any such Action in any other court.

          (d)   Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement or the Transactions, including in connection with the Financing or any replacement or alternative Financing.

        SECTION 8.8.    Specific Enforcement.     The parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 8.7(b), without proof of damages, or bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. If, prior to the End Date, any party hereto brings any Action, in accordance with Section 8.7, to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall automatically be extended (x) for the period during which such Action is pending, plus 10 Business Days or (y) by such other time period established by the court presiding over such Action, as the case may be.

        SECTION 8.9.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

    If to Parent to:

    Signet Jewelers Limited
    c/o Signet Group Services Ltd.
    110 Cannon Street
    London EC4N 6EU
    England
    Attn: Group Company Secretary
    Facsimile: 44 (207) 621-0835

    If to Merger Sub, to:

    Carat Merger Sub, Inc.
    375 Ghent Road
    Akron, Ohio 44333
    Attention: Michael Barnes, Ronald Ristau and Lynn Dennison
    Facsimile: (330) 668-5191

    in each case, with a copy (which shall not constitute notice) to:

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, NY 10153
    Attention: Andrea A. Bernstein and Michael E. Lubowitz
    Facsimile: (212) 310-8007

    If to the Company, to:
    Zale Corporation
    901 W. Walnut Hill Lane
    Irving, TX 75038

    Attention: General Counsel
    Facsimile: (972) 580-4934

  with a copy (which shall not constitute notice) to:

    Cravath, Swaine & Moore LLP
    Worldwide Plaza
    825 8th Ave
    New York, NY 10019
    Attention: Eric L. Schiele
                      Ting S. Chen
    Facsimile: (212) 474-3700

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        SECTION 8.10.    Severability.     If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 8.11.    Definitions.

          (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

          "Acceptable Confidentiality Agreement" means a customary confidentiality agreement with the Company which is no less favorable to the Company (i.e., no less restrictive with respect to the conduct of the Company) than the Confidentiality Agreement, except that such Acceptable Confidentiality Agreement need not contain any standstill provision which has a term that would extend past the term of the standstill provision in the Confidentiality Agreement; provided that an Acceptable Confidentiality Agreement may not include any provision calling for an exclusive right to negotiate with the Company and may not restrict the Company from complying with Section 5.3 of this Agreement.

          "Action" means any pending or threatened material legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation or inquiry of, a party, or any injunction, order, judgment, ruling or decree imposed upon a party.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Business Day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection and Use" means the collection, storage, and use of Personally Identifiable Information.

          "Company Intellectual Property" means all Intellectual Property Rights used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned by the Company or any of its Subsidiaries.

          "Company Material Adverse Effect" means any change, effect, event or occurrence that, individually or in the aggregate, has had a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any change, effect, event or occurrence will be deemed not to constitute, and will not be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect to the extent resulting from (a) changes, effects, events or occurrences generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions or changes in the industries in which the Company operates; (b) the negotiation, announcement or pendency of this Agreement or the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributers, partners, employees or Governmental Authorities; (c) any change in the market price or trading volume of the shares of Company Common Stock (it being understood that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a), (b) or (d) through (g) of this definition); (d) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (e) changes in any Laws or regulations applicable to the Company or applicable accounting regulations or principles or the interpretation thereof; (f) any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a) through (e) and (g) of this definition); or (g) any action taken by the Company or its Subsidiaries that is required by this Agreement or taken at Parent's written request, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement; provided, however, that changes, effects, events or occurrences referred to in clauses (a), (d) and (e) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect if and to the extent such changes, effects, events or occurrences have had or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its Subsidiaries, as compared to (i) with respect to clause (a), other companies with similar capital structures operating in the industries in which the Company and its Subsidiaries operate and (ii) with respect to clauses (d) and (e), other companies operating in the industries in which the Company and its Subsidiaries operate, in which case, with respect to each of clauses (a), (d) and (e), only the incremental disproportionate impact may be taken into consideration in determining whether or not there has been, or may be, a Company Material Adverse Effect).

          "Environmental Laws" means all Laws relating in any way to the protection of the environment, preservation or reclamation of natural resources, the presence, management or Release of Hazardous Materials or, as it relates to the exposure to Hazardous Materials, to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) (as it relates to the exposure to Hazardous Materials) each of their state and local counterparts or equivalents, each of their foreign and international equivalents, and any real property transfer of ownership notification or approval statute relating to environmental protection (including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.)), as each has been amended and the regulations promulgated pursuant thereto.

          "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, in each case to the extent based upon, related to, or arising under or pursuant to any Environmental Law, any environmental permit, or any order or legally binding agreement with any Governmental Authority, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

          "Financing" means third-party debt financing for purposes of financing the aggregate Merger Consideration, any repayment or refinancing of debt contemplated by this Agreement or required in connection with the transactions contemplated hereby (including, for the avoidance of doubt, any offers to repurchase outstanding debt upon a change of control or fundamental change) and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby and all related fees and expenses of Parent and Merger Sub.

          "Financing Sources" means the entities that at any time have committed to provide or arrange or otherwise have entered into agreements in connection with all or any part of the Financing or in connection with the transactions contemplated hereby, including the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto, together with their respective Affiliates, and their and their respective Affiliates' former or current partners, members, stockholders, officers, directors, employees, agents and representatives and their respective successors and assigns.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any government, court, tribunal, arbitrator, regulatory or administrative agency, commission or authority or other governmental or quasi-governmental instrumentality, federal, state, provincial or local, municipal, county, domestic, foreign or multinational body.

          "Hazardous Materials" means any material, substance of waste that is regulated, classified, or otherwise defined under or pursuant to any Environmental Law as "hazardous", "toxic", a "pollutant", a "contaminant", "radioactive" or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Insurance Company" means any of Zale Indemnity Company, Zale Life Insurance Company or Jewel Re-Insurance Ltd.

          "Intellectual Property Rights" shall mean all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (A) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, "Patents"); (B) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing (collectively, "Marks");

  (C) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights and registrations and applications therefor (collectively, "Copyrights"); (D) confidential and proprietary information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions, concepts, trade secrets, discoveries, ideas and technical data and information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, "Trade Secrets"); and (E) all applications, registrations and permits related to any of the foregoing clauses (A) through (D).

          "Intervening Event" means an event or circumstance that was not known or reasonably foreseeable to the Board of Directors of the Company on the date of this Agreement, which event or circumstance becomes known to the Board of Directors of the Company prior to the time at which the Company receives the Company Stockholder Approval.

          "IRS" means the United States Internal Revenue Service.

          "Knowledge" of any Person that is not an individual means, with respect to any matter in question, the knowledge after reasonable inquiry of such Person's directors and executive officers.

          "Marketing Period" means the first period of 15 consecutive Business Days after the date hereof throughout and at the end of which Parent shall have the Required Information from the Company.

          "Parent Common Stock" means shares of common stock, par value $0.18 per share, of Parent.

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

          "Personally Identifiable Information" means the personally identifiable information, data or other information that may be subject to any Information Privacy Laws or the Company's and its Subsidiaries' policies and procedures, whether or not published, of the Company's and its Subsidiaries' current and former employees, customers, contractors, consultants and any other individuals that have come into contact with the business(es) of the Company or its Subsidiaries.

          "Regulation S-X" means Regulation S-X promulgated by the SEC under the Securities Act and the Exchange Act.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

          "Required Information" means (a) the financial information regarding the Company identified in paragraph 4 of Exhibit D to that certain commitment letter, dated as of the date of this Agreement, between JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Signet Group Limited and Sterling Jewelers, Inc., as in effect on the date hereof (the "Debt Commitment Letter") and (b) the financial and other information regarding the Company reasonably necessary for Parent to produce the pro forma financial information identified in paragraph 5 of Exhibit D to the Debt Commitment Letter.

          "SAP" means statutory accounting principles prescribed or permitted by the applicable insurance regulatory authority.

          "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended.

          "SEC" means the United States Securities and Exchange Commission.

          "Software" means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials related to any of the foregoing.

          "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests) are, as of such date, owned by such party or one (1) or more Subsidiaries of such party or by such party and one (1) or more Subsidiaries of such party.

          "Superior Proposal" means any bona fide written Takeover Proposal or offer made by any Person or group which the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) (i) to be more favorable from a financial point of view to the holders of Company Common Stock than the Transactions, after giving effect to all adjustments to the terms hereof resulting from any binding proposal made by Parent pursuant to this Agreement, and (ii) taking into account at the time of determination all circumstances deemed to be relevant in good faith by the Board of Directors, is reasonably likely to be consummated in accordance with its terms, taking into account all material financial, regulatory, legal and other aspects of such proposal and the Person making the proposal, if accepted; provided that for purposes of the definition of "Superior Proposal", the references to "20%" in the definition of Takeover Proposal shall be deemed to be references to "50%".

          "Takeover Proposal" means any proposal or offer (whether or not in writing) other than from Parent with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving the Company, pursuant to which any Person (or the stockholders of any Person) or "group" (as defined in Section 13(d) of the Exchange Act) would acquire beneficial ownership of 20% or more of the voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity; (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Subsidiary of the Company or otherwise) of any business or assets of the Company or its Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or "group" (as defined in Section 13(d) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; (iv) transaction in which any Person (or the stockholders of any Person) or "group" (as defined in Section 13(d) of the Exchange Act) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the Company Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; or (v) any combination of the foregoing (in each case, other than the Transactions).

          "Tax Returns" means any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Taxes" means (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, escheat, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever and (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A).

          "Transactions" refers collectively to this Agreement and the transactions contemplated hereby, including the Merger.

        The following terms are defined in the provisions of this Agreement set forth opposite such term below:

Agreement	Preamble
Antitrust Laws	5.4(a)
Applicable LTI Percentage	2.3(c)(i)
Applicable PRSU Percentage	2.3(b)(iii)
Balance Sheet Date	3.5(d)
Bankruptcy and Equity Exception	3.3(a)
Burdensome Condition	5.4(d)
Certificate	2.1(b)(ii)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Company	Preamble
Company 2011 Stock Plan	2.3(a)(i)
Company Adverse Recommendation Change	5.3(c)
Company Adverse Recommendation Notice	5.3(e)
Company Affiliated Parties	8.6
Company Board Recommendation	5.1(b)
Company Charter Documents	3.1(c)
Company Common Stock	2.1(b)(i)
Company Disclosure Schedule	Article III
Company Plans	3.11(a)
Company Preferred Stock	3.2(a)
Company SEC Documents	3.5(a)
Company Stock Option	2.3(a)(i)
Company Stock Plans	2.3(a)(i)
Company Stockholder Approval	3.3(d)
Company Stockholders Meeting	5.1(b)
Company Termination Fee	7.3(a)
Computer Systems	3.15(f)
Confidentiality Agreement	5.7
Contract	3.3(c)
Continuation Period	5.13(a)
Continuing Employees	5.13(a)
Converted Restricted Stock Unit	2.3(b)(ii)
Copyrights	Contained within the definition of Intellectual Property Rights in Section 8.11(a)
Deferred Stock Units	2.3(e)
DGCL	1.1
Dissenting Shares	2.1(d)
Dissenting Stockholders	2.1(d)
Effective Time	1.3
End Date	7.1(b)(i)
ERISA	3.11(a)

ERISA Affiliate	3.11(a)
Exchange Act	3.4
Exchange Fund	2.2(a)
Exchange Ratio	2.3(b)(ii)
Existing Revolver Facility	5.2(a)(ii)
Expenses	7.3(a)
Fairness Opinion	3.18
Filed Company SEC Documents	Article III
Filed Parent SEC Documents	Article IV
Financing Parties	8.6
Foreign Plans	3.11(k)
Fraud and Bribery Laws	3.21
Indemnitees	5.9(a)
Information Privacy Laws	3.15(e)
Laws	3.8
Leased Real Property	3.14(b)
License	5.5(a)
Liens	3.1(b)
LTI Cash Award	2.3(c)(i)
LTI Cash Award Cancellation Payment	2.3(c)(i)
LTI Holder	2.3(c)(i)
Material Contract	3.13(a)(ii)(O)
Maximum D&O Amount	5.9(b)
Maximum EPL Amount	5.9(d)
Merger	Recitals
Merger Consideration	2.1(b)(i)
Merger Sub	Preamble
Merrill Lynch	3.18
Non-Officer Employees	5.2(a)(viii)
Notice of Superior Proposal	5.3(e)
Notice Period	5.3(e)
Optionholder	2.3(a)(i)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Plans	5.13(b)
Parent Termination Fee	7.3(d)
Patents	Contained within the definition of Intellectual Property Rights in Section 8.11(a)
Paying Agent	2.2(a)
Payoff Amount	5.5(c)
Payoff Letter	5.5(c)
Performance-Vested Restricted Stock Units	Section 2.3(b)(iii)
Permits	3.8
Permitted Liens	3.14(a)
Policies	3.23
Principal Stockholder	Recitals
Producers	3.16(a)
PRSU Holder	2.3(b)(iii)
Support Agreement	Recitals
Proxy Statement	3.4
Real Property Leases	3.14(b)

Registered IP	3.15(a)
Remedial Action	5.4(d)
Representatives	5.3(a)
Restraints	6.1(c)
Restricted Shares	2.3(d)
Restricted Stock Units	2.3(b)(iii)
Rollover Restricted Stock Unit	2.3(b)(ii)
RSU Holder	2.3(b)(iii)
Securities Act	3.1(b)
Subsidiary Documents	3.1(c)
Supplier	3.17
Support Agreement	Recitals
Surviving Corporation	1.1
Tail Policies	5.9(d)
Time-Vested Restricted Stock Unit	2.3(b)(i)
Trade Secrets	Contained within the definition of Intellectual Property Rights in Section 8.11(a)
TRSU Holder	2.3(b)(i)
WARN	3.11(l)
Warrants	3.2(a)

        SECTION 8.12.    Interpretation.

          (a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Further, prior drafts of this Agreement or any ancillary agreements hereto or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any ancillary agreements hereto shall not be used as an aide of construction or otherwise constitute evidence of the intent of the parties hereto; and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SIGNET JEWELERS LIMITED
By:	/s/ MICHAEL W. BARNES
	Name:	Michael W. Barnes
	Title:	Chief Executive Officer
CARAT MERGER SUB, INC.
By:	/s/ MICHAEL W. BARNES
	Name:	Michael W. Barnes
	Title:	Chairman
ZALE CORPORATION
By:	/s/ THEO KILLION
	Name:	Theo Killion
	Title:	Chief Executive Officer

Annex B

Execution Version

VOTING AND SUPPORT AGREEMENT

        This VOTING AND SUPPORT AGREEMENT (this "Agreement") dated as of February 19, 2014, is entered into among Signet Jewelers Limited, a Bermuda corporation ("Parent"), Zale Corporation, a Delaware corporation (the "Company"), and Z Investment Holdings, LLC, a Delaware limited liability company and the warrantholder of the Company (the "Securityholder").

        WHEREAS, the Securityholder and the Company are parties to that certain Warrant and Registration Rights Agreement, dated as of May 10, 2010 (the "Warrant Agreement"), pursuant to which the Securityholder was granted certain Warrants (as defined in the Warrant Agreement);

        WHEREAS, the Securityholder owns Warrants convertible into 11,064,684 shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock," and such Warrants, together with any other securities of the Company acquired by the Securityholder after the date hereof and during the term of this Agreement, and together with the Subject Shares (as defined below) the "Company Securities"); and

        WHEREAS, concurrently with or following the execution of this Agreement, Parent, Carat Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and the Company will enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company;

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement (a copy of which has been provided to the Securityholder), Parent has required that the Securityholder execute and deliver this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

        SECTION 1.    Defined Terms.     Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

        SECTION 2.    Representations and Warranties of the Securityholder.     The Securityholder hereby represents and warrants to Parent as of the date hereof and as of the Closing Date as follows:

          (a)    Authority; Execution and Delivery; Enforceability.

              (i)  The Securityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Securityholder has all requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform the obligations and consummate the transactions contemplated hereby. The execution and delivery by the Securityholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Securityholder. The Securityholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar Laws affecting the rights and remedies of creditors generally and general principles of equity.

             (ii)  The execution and delivery by the Securityholder of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach of, require the consent, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Securityholder under, any provision of any Contract to which the Securityholder is a party or by which any properties or assets of the Securityholder are bound or, subject to the consents and filings referred to in clause (iii) below, any provision of any Law applicable to the Securityholder or the properties or assets of the Securityholder.

            (iii)  Except for (a) filings required under Sections 13(d) and 16 of the Exchange Act and (b) filings required under, and compliance with applicable requirements of, the HSR Act and, if applicable, Canadian antitrust authorities, no consent or approval of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained or made by or with respect to the Securityholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b)    Company Securities.

              (i)  The Securityholder is the record and beneficial owner of the Warrants, and upon its exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be the record and beneficial owner of the Subject Shares, in each case, free and clear of all Liens and any other material limitation or restriction (including any restriction on the right to vote or otherwise transfer the Subject Shares) other than pursuant to this Agreement, the Merger Agreement and limitations on transfer under federal securities Law. The Securityholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Warrants and the Subject Shares. The Securityholder has the sole right to dispose of the Warrants and the Subject Shares, and none of the Securityholder's Company Securities is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement.

             (ii)  Upon its receipt of the Subject Shares after the exercise of the Warrants, the Securityholder will have the sole right to vote the Subject Shares, and none of the Securityholder's Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares.

          (c)    Takeover Proposals.    The Securityholder is not currently engaged in any discussions or negotiations with any Person (other than Parent and Merger Sub) regarding any Takeover Proposal.

          (d)    Reliance by Parent.    The Securityholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Securityholder's execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Securityholder contained herein.

        SECTION 3.    Representations and Warranties of Parent.     Parent hereby represents and warrants to the Securityholder as of the date hereof and as of the Closing Date as follows:

          (a)    Authority; Execution and Delivery; Enforceability.    Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. Parent has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of any Contract to which Parent is a party or by which any properties or assets of Parent are bound or any provision of any Law applicable to Parent or the properties or assets of Parent. Except for any filings required under the Exchange Act, no consent or approval of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        SECTION 4.    Covenants of the Securityholder.     The Securityholder covenants and agrees as follows:

          (a)   The Securityholder shall, in accordance with the terms of the Warrant Agreement, no later than the Business Day immediately preceding the record date to be established by the Company for the Company Stockholders Meeting, exercise its Cashless Exercise (as defined in the Warrant Agreement) right pursuant to Section 3.04 of the Warrant Agreement with respect to all shares of Company Common Stock underlying the Warrants, such that after receipt of the shares received upon such exercise, all such shares will be held of record by the Securityholder and will be eligible to vote at the Company Stockholder Meeting, and the Warrants shall be extinguished. The shares of Company Common Stock issued upon the exercise of such Warrants, together with any other shares of Company Common Stock acquired by the Securityholder after the date hereof and during the term of this Agreement, shall be referred to as the "Subject Shares".

          (b)   Prior to the Expiration Date, at any Company Stockholders Meeting, and at any adjournment or postponement thereof, called to seek the Company Stockholder Approval or in any other circumstances upon which a vote with respect to the Merger Agreement, the Merger or any other transaction contemplated thereby is sought, the Securityholder shall vote (or cause to be voted), in person or by proxy, the Subject Shares in favor of (i) granting the Company Stockholder Approval and (ii) any proposal to adjourn any Company Stockholders Meeting which Parent supports.

          (c)   Prior to the Expiration Date, at every meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Securityholder's vote, consent or other approval is sought, the Securityholder shall vote (or cause to be voted) the Subject Shares against (i) any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal or other merger agreement or merger (other than the Merger Agreement and the Merger), share exchange, consolidation, combination, dual listed structure, sale of substantial assets, issuance of securities, reorganization, recapitalization, dissolution, liquidation, winding up or other extraordinary transaction of or by the Company, (ii) any Takeover Proposal or Superior Proposal, (iii) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, and (iv) any amendment of the Company's Articles of Incorporation or the Bylaws or other action, proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other action, proposal or transaction would reasonably be expected to impede, interfere with, delay, frustrate, prevent or nullify any provision of the Merger Agreement or any other agreement contemplated by the Merger Agreement, the Merger or any other transaction contemplated thereby, inhibit the timely consummation of the transactions contemplated thereby or change in any manner the voting rights of any class of capital stock of the Company. The Securityholder shall not commit or agree to take any action inconsistent with the foregoing.

          (d)   Subject to Section 6(d), the Securityholder shall not engage, nor shall it authorize or permit any investment banker, attorney, accountant or other representative or agent of the Securityholder to engage, directly or indirectly, in any activity that would be prohibited pursuant to Section 5.3 of the Merger Agreement.

          (e)   Prior to the Expiration Date, the Securityholder shall not (i) directly or indirectly offer, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option, agreement, understanding or other arrangement

  (including any profit sharing arrangement) with respect to a Transfer of, any of the Securityholder's Company Securities, or any interest therein, to any Person (except for the Cashless Exercise referred to in Section 4(a)), (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Securityholder's Subject Shares or (iii) commit or agree to take any of the foregoing actions.

          (f)    The Securityholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the documents contemplated therein, the Merger or any other transaction contemplated thereby without the prior consent of Parent.

          (g)   The Securityholder hereby irrevocably and unconditionally waives and agrees not to exercise, assert or perfect any dissenters rights available to the Securityholder pursuant to Section 262 of the Delaware General Corporation Law.

        SECTION 5.    Termination.     This Agreement shall terminate upon the earliest to occur of (i) the mutual consent of the parties hereto, (ii) the Effective Time, (iii) 45 days after the expiration of the End Date and (iii) the termination of the Merger Agreement in accordance with its terms (such earliest time, the "Expiration Date").

        SECTION 6.    Additional Matters.

          (a)   The Securityholder shall promptly prepare and file all necessary filings, notices, statements, registrations, submissions of information, applications and other documents contemplated in Section 2(a)(iii) above, and use reasonable best efforts to obtain all approvals, consents and authorizations contemplated thereby; provided, however, that neither the Securityholder nor any of its controlling affiliates shall be required to divest, dispose of, lease, license or transfer any of its investments or assets.

          (b)   The Securityholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          (c)   All rights, ownership and economic benefits of and relating to the Company Securities shall remain vested in and belong to the Securityholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Securityholder in the voting of any of the Company Securities, except as otherwise provided herein.

          (d)   Parent acknowledges that the Securityholder is entering into this Agreement only in its capacity as a stockholder of the Company and nothing herein shall limit or affect any actions taken by any individual in such individual's capacity as a director of the Company, nor shall any action taken in any such individual's capacity as a director be deemed a breach of this Agreement.

          (e)   If the Merger is consummated, and the amount of the Merger Consideration that would have been payable to the Securityholder under the Warrant upon consummation thereof (assuming no prior exercise of the Warrant) exceeds the amount of the Merger Consideration that becomes payable to the Securityholder upon consummation of the Merger in respect of the shares of Company Common Stock received by the Securityholder as a result of the Cashless Exercise of the Warrant pursuant to this Agreement (assuming Securityholder is the record holder of all of such shares at the Effective Time), Parent agrees to deliver to the Securityholder no later than five (5) Business Days after the consummation of the Merger a cash payment equal to the amount of such excess (if any).

        SECTION 7.    General Provisions.

          (a)    Entire Agreement; Amendments.    This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter herein and can be amended only by a written instrument signed by each of the parties. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies, equitable or legal.

          (b)    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt); (ii) when sent by facsimile (with written confirmation of transmission); or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case, to the parties at their respective addresses set forth below (or at such other address for a party as shall be specified by like notice):

      If to Parent, to:

      Signet Jewelers Limited
      c/o Signet Group Services Ltd.
      110 Cannon Street
      London EC4N 6EU
      England
      Attn: Group Company Secretary
      Facsimile: 44 (207) 621-0835

      with a copy (which shall not constitute notice) to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, NY 10153
      Attention: Andrea A. Bernstein and Michael E. Lubowitz
      Facsimile: (212) 310-8007

      If to Securityholder, to:
      Z Investment Holdings, LLC
      c/o Golden Gate Private Equity, Inc.
      One Embarcadero Center, 39th Floor
      San Francisco, CA 94104
      Attention: General Counsel

      If to the Company, to:

      Zale Corporation
      901 W. Walnut Hill Lane
      Irving, TX 75038
      Attention: General Counsel
      Facsimile: (972) 580-4934

      with a copy (which shall not constitute notice) to:

      Cravath, Swaine & Moore LLP
      Worldwide Plaza
      825 8th Ave
      New York, NY 10019
      Attention:  Eric L. Schiele
                          Ting S. Chen
      Facsimile:  (212) 474 3700

          (c)    Interpretation.    Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

              (i)  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

             (ii)  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified;

            (iii)  The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise expressly requires;

            (iv)  The word "including" or any variation thereof means "including, without limitation," and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and

             (v)  The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          (d)    Severability.    If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (e)    Counterparts.    This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties.

          (f)    Entire Agreement; No Third-Party Beneficiaries.    This Agreement and the Merger Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (g)    Governing Law; Jurisdiction; Waiver of Jury Trial.

              (i)  This Agreement, the Merger Agreement, and any other document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of Delaware, without regard to its conflicts of law principles.

             (ii)  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

            (iii)  Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement or the Transactions.

          (h)    Binding Effect; Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of their obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 7(h) shall be null and void.

          (i)    Remedies.    The parties agree that monetary damages would not be an adequate remedy and irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more injunctions, temporary restraining orders of other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees not to oppose the granting of such relief in the event the court determines that such a breach has occurred.

[Signature Page Follows]

        IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

SIGNET JEWELERS LIMITED
By:	/s/ MICHAEL W. BARNES
	Name:	Michael W. Barnes
	Title:	Chief Executive Officer
Z INVESTMENT HOLDINGS, LLC
By:	/s/ JOSHUA OLSHANSKY
	Name:	Joshua Olshansky
	Title:	Manager
ZALE CORPORATION
By:	/s/ THEO KILLION
	Name:	Theo Killion
	Title:	Chief Executive Officer

Annex C

GLOBAL CORPORATE &
INVESTMENT BANKING

Merrill Lynch, Pierce, Fenner & Smith Incorporated

February 19, 2014

The Board of Directors
Zale Corporation
901 W. Walnut Hill Lane
Irving, Texas 75038-1003

Members of the Board of Directors:

We understand that Zale Corporation ("Zale") proposes to enter into an Agreement and Plan of Merger, dated as of February 19, 2014 (the "Agreement"), among Zale, Signet Jewelers Limited ("Signet") and Carat Merger Sub, Inc., a wholly owned subsidiary of Signet ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Zale (the "Merger") and each outstanding share of the common stock, par value $0.01 per share, of Zale ("Zale Common Stock") will be converted into the right to receive $21.00 in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Zale Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

    (1)
    reviewed certain publicly available business and financial information relating to Zale;

    (2)
    reviewed certain internal financial and operating information with respect to the business, operations and prospects of Zale furnished to or discussed with us by the management of Zale, including certain financial forecasts relating to Zale prepared by the management of Zale (such forecasts, "Zale Forecasts");

    (3)
    discussed the past and current business, operations, financial condition and prospects of Zale with members of senior management of Zale;

    (4)
    reviewed the trading history for Zale Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

    (5)
    compared certain financial and stock market information of Zale with similar information of other companies we deemed relevant;

    (6)
    compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

    (7)
    reviewed the Agreement; and

    (8)
    performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Zale that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Zale Forecasts, we have been advised by Zale, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Zale as to the future financial performance of Zale. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Zale, nor have we made any physical inspection of the properties or assets of Zale. We have not evaluated the solvency or fair value of Zale or Signet under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Zale, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Zale or the contemplated benefits of the Merger.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Zale or any alternative transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Zale Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Zale or in which Zale might engage or as to the underlying business decision of Zale to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to Zale in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Zale has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Signet and certain of its affiliates and Zale and certain of its affiliates, including Golden

C-2

Gate Private Equity, Inc. ("Golden Gate") and certain of Golden Gate's affiliates and/or portfolio companies (collectively, "Golden Gate Affiliates").

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Zale and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, collateral agent, co-lead arranger, bookrunner for, and a lender (including letter of credit and swing-line lender) under, Zale's amended and restated revolving credit agreement, (ii) having provided or providing certain derivatives (including interest rate swaps) and foreign exchange trading services to Zale, and (iii) having provided or providing certain treasury and management services and products to Zale.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to certain Golden Gate Affiliates and have received or in the future may receive compensation for the rendering of these services. In addition, we and certain of our affiliates maintain significant commercial (including vendor and/or customer) relationships with certain Golden Gate Affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Signet and have received or in the future may receive compensation for the rendering of these services, including having acted as a lender to Ultra Stores Inc., an affiliate of Signet, and having provided or providing certain treasury and management services and products to Signet.

It is understood that this letter is for the benefit and use of the Board of Directors of Zale (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Zale Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED

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ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

§ 262.    Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by Broadridge no later than the day before the meeting date. ZALE CORPORATION 901 WEST WALNUT HILL LANE IRVING, TX 75038 ATTN: INVESTOR RELATIONS M71826-TBD ZALE CORPORATION The Board of Directors recommends you vote FOR proposals 1, 2 and 3. Abstain Against For ! ! ! 1. To adopt the Agreement and Plan of Merger, dated as of February 19, 2014 (the "merger agreement"), by and among Zale Corporation (the "Company"), Signet Jewelers Limited and Carat Merger Sub, Inc. ! ! ! 2. To approve (on a non-binding, advisory basis) the compensation that may be paid or become payable to the Company's named executive officers in connection with, or following, the consummation of the merger. ! ! ! 3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. NOTE: This proxy will be voted as specified above. If no specification is made, this proxy will be voted "FOR" proposals 1, 2 and 3. In their discretion, the persons named as proxies are authorized to vote upon such other matters as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof. This proxy may be revoked prior to its exercise. ! For Address Changes/Comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com. M71827-TBD ZALE CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2014, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The stockholder(s) hereby appoint(s) Theo Killion and Bridgett Zeterberg, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 a.m. local time on May 29, 2014, at the Company's principal executive offices at 901 West Walnut Hill Lane, Irving, Texas 75038, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE AND, IN THE DISCRETION OF THE NAMED AS PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side